                                CREDIT AGREEMENT
                          Dated as of August 31, 1995,

                  As Amended and Restated as of April 12, 1996

                                      among

                                 CONSECO, INC.,


                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,

                       THE CHASE MANHATTAN BANK, N.A. and
                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                            as Documentation Agents,

             THE BANK OF NEW YORK, THE BANK OF TOKYO TRUST COMPANY,
                      CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
                       DEUTSCHE BANK AG, NEW YORK BRANCH,
         DRESDNER BANK AG, NEW YORK BRANCH AND/OR CAYMAN ISLAND BRANCH,
          ING CAPITAL CORPORATION, THE LONG-TERM CREDIT BANK OF JAPAN,
                LTD., CHICAGO BRANCH, NATIONSBANK, N.A. (SOUTH),
                   FLEET NATIONAL BANK, and SOCIETE GENERALE,
                               as Managing Agents

                                       and

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                             as Administrative Agent

                                   Arranged By


                               BA SECURITIES, INC.

The following Table of Contents has been inserted for convenience only and does not constitute a part of this Agreement.


                                TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----
SECTION 1. DEFINITIONS AND ACCOUNTING TERMS.....................................................................  4
         1.1  Certain Defined Terms.............................................................................  4
         1.2  Other Definitional Provisions..................................................................... 33
         1.3  Accounting and Financial Determinations........................................................... 34

SECTION  2.   THE COMMITMENTS AND THE LOANS..................................................................... 34
         2.1  Commitment........................................................................................ 34
         2.2  Procedure for Committed Borrowings................................................................ 35
         2.3  Bid Borrowings.................................................................................... 36
         2.4  Procedure for Bid Borrowings...................................................................... 36
         2.5  Types of Loans.................................................................................... 41
         2.6  Funding Reliance for Committed Borrowings......................................................... 41
         2.7  Conversion and Continuation Elections for Committed Borrowings.................................... 42
         2.8  Repayment of Loans................................................................................ 44
         2.9  Loan Accounts; Record Keeping..................................................................... 44

SECTION  3.   INTEREST AND FEES, ETC............................................................................ 44
         3.1  Interest Rates.................................................................................... 44
         3.2  Default Interest Rate............................................................................. 46
         3.3  Interest Payment Dates............................................................................ 46
         3.4  Setting and Notice of Rates....................................................................... 46
         3.5  Computation of Fees and Interest.................................................................. 46
         3.6  Fees.............................................................................................. 47

SECTION  4.   PAYMENTS AND PREPAYMENTS.......................................................................... 48
         4.1  Voluntary Termination or Reduction of Commitments................................................. 48
         4.2  Optional Prepayments.............................................................................. 48
         4.3  Mandatory Prepayments............................................................................. 48
         4.4  Payments by the Borrower.......................................................................... 50
         4.5  Application of Prepayments........................................................................ 51
         4.6  Sharing of Payments............................................................................... 51
         4.7  Setoff............................................................................................ 52
         4.8  Net Payments...................................................................................... 53
         4.9  Mandatory Reduction in the Commitments............................................................ 54

SECTION  5.   CHANGES IN CIRCUMSTANCES.......................................................................... 54
         5.1  Increased Costs................................................................................... 54
         5.2  Change in Rate of Return.......................................................................... 55
         5.3  Basis for Determining Interest Rate Inadequate or Unfair.......................................... 56

                                       -i-




         5.4  Changes in Law Rendering Certain Loans Unlawful................................................... 57
         5.5  Funding Losses.................................................................................... 57
         5.6  Right of Banks to Fund Through Other Offices...................................................... 58
         5.7  Discretion of Banks as to Manner of Funding....................................................... 58
         5.8  Replacement of Banks.............................................................................. 58
         5.9  Conclusiveness of Statements; Survival of Provisions.............................................. 59

SECTION  6.   COLLATERAL AND OTHER SECURITY..................................................................... 59
         6.1  Collateral Documents.............................................................................. 59
         6.2  Application of Proceeds from Collateral........................................................... 61
         6.3  Further Assurances................................................................................ 64
         6.4  Release of Shared Collateral...................................................................... 64

SECTION  7.   REPRESENTATIONS AND WARRANTIES.................................................................... 65
         7.1  Organization, etc................................................................................. 65
         7.2  Authorization..................................................................................... 65
         7.3  No Conflict....................................................................................... 65
         7.4  Governmental Consents............................................................................. 66
         7.5  Validity.......................................................................................... 66
         7.6  Financial Statements.............................................................................. 66
         7.7  Material Adverse Change........................................................................... 66
         7.8  Litigation and Contingent Obligations............................................................. 66
         7.9  Liens............................................................................................. 66
         7.10  Pension and Welfare Plans........................................................................ 67
         7.11  Investment Company Act........................................................................... 68
         7.12  Public Utility Holding Company Act............................................................... 68
         7.13  Taxes............................................................................................ 68
         7.14  Accuracy of Information.......................................................................... 69
         7.15  Environmental Warranties......................................................................... 69
         7.16  Proceeds......................................................................................... 71
         7.17  Insurance........................................................................................ 71
         7.18  Securities Laws.................................................................................. 71
         7.19  Governmental Authorizations...................................................................... 71
         7.20  Business Locations; Trade Names.................................................................. 72
         7.21  Solvency......................................................................................... 72
         7.22  Insurance Licenses............................................................................... 72
         7.23  Compliance with Laws............................................................................. 72
         7.24  No Default....................................................................................... 73
         7.25  Pledged Shares................................................................................... 73
         7.26  [Intentionally Omitted.]......................................................................... 73
         7.27  Margin Regulations............................................................................... 73
         7.28  Tranche B Indebtedness........................................................................... 73
         7.29  Conseco Corporate Structure...................................................................... 73
         7.30  Significant Subsidiaries......................................................................... 74
         7.31  BLHC a Subsidiary................................................................................ 74

SECTION  8.   AFFIRMATIVE COVENANTS............................................................................. 74
         8.1  Reports, Certificates and Other Information....................................................... 74
         8.2  Corporate Existence; Foreign Qualification........................................................ 82

                                      -ii-




         8.3  Books, Records and Inspections.................................................................... 82
         8.4  Insurance......................................................................................... 82
         8.5  Taxes and Liabilities............................................................................. 83
         8.6  Pension Plans and Welfare Plans................................................................... 83
         8.7  Compliance with Laws.............................................................................. 83
         8.8  Maintenance of Permits............................................................................ 83
         8.9  Environmental Compliance.......................................................................... 83
         8.10  BLHC a Subsidiary................................................................................ 83

SECTION  9.   NEGATIVE COVENANTS................................................................................ 84
         9.1  Limitation on Indebtedness........................................................................ 84
         9.2  Liens............................................................................................. 86
         9.3  Consolidation, Merger, etc........................................................................ 87
         9.4  Asset Disposition, etc............................................................................ 88
         9.5  Other Agreements.................................................................................. 89
         9.6  Business Activities............................................................................... 89
         9.7  Change of Location or Name........................................................................ 89
         9.8  Transactions with Affiliates...................................................................... 90
         9.9  Dividends, etc.................................................................................... 90
         9.10 Investments....................................................................................... 91
         9.11 Certain Indebtedness.............................................................................. 93
         9.12 BLHC a Subsidiary................................................................................. 93

SECTION  10.   FINANCIAL COVENANTS.............................................................................. 93
         10.1  Minimum Surplus.................................................................................. 94
         10.2  Shareholders' Equity............................................................................. 94
         10.3  Debt to Total Capitalization..................................................................... 94
         10.4  Risk-Based Capital............................................................................... 94
         10.5  Interest Coverage Ratio.......................................................................... 94
         10.6  Best Rating...................................................................................... 94

SECTION  11.   CONDITIONS AND EFFECTIVENESS OF THE EXISTING CREDIT AGREEMENT AND THIS AGREEMENT................. 94
         11.1  Initial Loans under the Existing Credit Agreement................................................ 94
         11.2  Effectiveness of this Agreement.................................................................. 97
         11.3  All Loans........................................................................................100
         11.4  Tranche B Loans..................................................................................100

SECTION  12.   EVENTS OF DEFAULT AND THEIR EFFECT...............................................................101
         12.1  Events of Default................................................................................101
         12.2  Effect of Event of Default.......................................................................104

SECTION  13.   THE AGENT........................................................................................105
         13.1  Authorization and Action.........................................................................105
         13.2  Liability of the Administrative Agent............................................................105
         13.3  Administrative Agent and Affiliates..............................................................106
         13.4  Bank Credit Decision.............................................................................106
         13.5  Indemnification..................................................................................106
         13.6  Successor Agent..................................................................................107

                                      -iii-




         13.7  Duties of Documentation Agents and Managing Agents...............................................108

SECTION  14.   ASSIGNMENTS AND PARTICIPATIONS...................................................................108
         14.1  Assignments......................................................................................108
         14.2  Participations...................................................................................109
         14.3  Disclosure of Information........................................................................110
         14.4  Foreign Transferees..............................................................................111

SECTION  15.   MISCELLANEOUS....................................................................................112
         15.1  Waivers and Amendments...........................................................................112
         15.2  Failure to Consent...............................................................................113
         15.3  Notices..........................................................................................113
         15.4  Payment of Costs and Expenses....................................................................114
         15.5  Indemnity........................................................................................115
         15.6  Subsidiary References............................................................................115
         15.7  Captions.........................................................................................115
         15.8  GOVERNING LAW....................................................................................115
         15.9  Counterparts.....................................................................................115
         15.10  SUBMISSION TO JURISDICTION; WAIVER OF VENUE.....................................................116
         15.11  Service of Process..............................................................................116
         15.12  Successors and Assigns..........................................................................117
         15.13  WAIVER OF JURY TRIAL............................................................................117
         15.14  Replacement of Existing Credit Agreement........................................................117






                             SCHEDULES AND EXHIBITS

SCHEDULES
- ---------
SCHEDULE A        Merchant Banking Investments
SCHEDULE 1.1      List of Servicing Agreements
SCHEDULE 2.1      Banks and Percentages
SCHEDULE 7.4      Governmental Consents
SCHEDULE 7.8      Litigation
SCHEDULE 7.10     ERISA
SCHEDULE 7.13     Tax Matters
SCHEDULE 7.17     Insurance
SCHEDULE 7.20     Business Locations; Trade Names
SCHEDULE 7.22     Licenses
SCHEDULE 7.26     [Intentionally Omitted]
SCHEDULE 7.30     Significant Subsidiaries
SCHEDULE 9.1      Indebtedness
SCHEDULE 9.2      Liens
SCHEDULE 9.6      Lines of Business
SCHEDULE 9.8      Transactions with Affiliates
SCHEDULE 9.10     Investments


EXHIBITS
- --------
EXHIBIT A-1       Form of Tranche A Committed Note
EXHIBIT A-2       Form of Tranche A Bid Note
EXHIBIT B-1       Form of Tranche B Committed Note
EXHIBIT B-2       Form of Tranche B Bid Note
EXHIBIT C         Form of Notice of Borrowing
EXHIBIT D         Form of Continuation/Conversion Notice
EXHIBIT E-1       Form of Restated New CIHC Non-Shared Pledge Agreement
EXHIBIT E-2       Form of Restated New CIHC Shared Pledge Agreement
EXHIBIT E-3       Form of MDSCG Pledge Agreement
EXHIBIT E-4       Form of Restated Borrower Shared Pledge Agreement
EXHIBIT F         Form of Service Assignment
EXHIBIT G         Form of Compliance Certificate
EXHIBIT H         Form of Opinion of Lawrence Inlow, general
                    counsel to the Borrower and its Subsidiaries
                    (including BLHC)
EXHIBIT I-1       Form of Officer's Certificate (Borrower)
EXHIBIT I-2       Form of Officer's Certificate (New CIHC)
EXHIBIT I-3       Form of Officer's Certificate (MDSCG)
EXHIBIT I-4       Form of Officer's Certificate (BNL)
EXHIBIT I-5       Form of Officer's Certificate (CCM)
EXHIBIT I-6       Form of Officer's Certificate (CMCI)
EXHIBIT J         Form of Servicing Agreements
EXHIBIT K         Form of Assignment Agreement
EXHIBIT L         Form of Confidentiality Letter
EXHIBIT M         [Intentionally Omitted]
EXHIBIT N         Form of Excess Cash Flow Certificate
EXHIBIT O         Form of Funding Loss Formula

                                       -v-




EXHIBIT P         [Intentionally Omitted]
EXHIBIT Q         Conseco Corporate Structure
EXHIBIT R         Form of Invitation for Competitive Bids
EXHIBIT S         Form of Competitive Bid Request
EXHIBIT T         Form of Competitive Bid
EXHIBIT U         Form of Affirmation Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of April 12, 1996 (the "Restatement Date"), among CONSECO, INC., an Indiana corporation (the "Borrower"), the several financial institutions from time to time party to this Agreement (herein, together with any Eligible Assignees thereof, collectively called the "Banks" and each individually, a "Bank"), THE CHASE MANHATTAN BANK, N.A. and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as documentation agents for the Banks (herein in such capacity, together with any successors thereto in such capacity, collectively called the "Documentation Agents" and each individually called a "Documentation Agent"), THE BANK OF NEW YORK, THE BANK OF TOKYO TRUST COMPANY, CREDIT LYONNAIS CAYMAN ISLAND BRANCH, DEUTSCHE BANK AG, NEW YORK BRANCH, DRESDNER BANK AG, NEW YORK BRANCH AND/OR CAYMAN ISLAND BRANCH, ING CAPITAL CORPORATION, THE LONG-TERM CREDIT BANK OF JAPAN, LTD., CHICAGO BRANCH, NATIONSBANK, N.A. (SOUTH), FLEET NATIONAL BANK and SOCIETE GENERALE, as managing agents (herein in such capacity together with successors thereto in such capacity, collectively called the "Managing Agents" and each individually called a "Managing Agent"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as administrative agent for the Banks (herein in such capacity, together with any successors thereto in such capacity, called the "Administrative Agent").

                                   Background

         WHEREAS, the Borrower, the Banks, the Documentation Agents, the Managing Agents and the Administrative Agent are parties to a Credit Agreement, dated as of August 31, 1995 (as amended or modified through the date hereof, the "Existing Credit Agreement"), whereby the Banks agreed to make loans on a revolving basis to the Borrower, on the terms and subject to the conditions set forth in the Existing Credit Agreement, in an aggregate principal amount not to exceed $600,000,000 at any one time for all such loans;

         WHEREAS, the Borrower represents that the proceeds of the loans under the Existing Credit Agreement were used (a) to purchase all of the outstanding common stock of CCP Insurance, Inc., an Indiana corporation ("CCPI"), not owned by the Borrower or its Subsidiaries on the Closing Date (as hereinafter defined), (b) to pay the Indebtedness to be Refinanced (as hereinafter defined),
(c) to refinance certain other Indebtedness (as hereinafter defined) of the Borrower used to finance the acquisition of common stock of BLHC (as hereinafter defined), and (d) for general working capital purposes;

         WHEREAS, the Borrower and CCPI entered into that certain Agreement and Plan of Merger, dated as of May 19, 1995, in the form of Exhibit M to the Existing Credit Agreement (as the same may have been amended or modified on or before the Closing Date (the "CCPI Merger Agreement"), whereby CCPI merged with and into the Borrower concurrently with the initial borrowing under the Existing Credit Agreement and the separate corporate existence of CCPI ceased and the Borrower continued as the surviving corporation under the laws of the State of Indiana (the "CCPI Merger");

         WHEREAS,  prior to the  initial  borrowing  under the  Existing  Credit
Agreement, (a) GARCO Holding Corporation, a Delaware corporation and a Wholly-Owned Subsidiary of CCPI ("GARCO Holding"), merged with and into CCPI and the separate corporate existence of GARCO Holding ceased and CCPI continued as the surviving corporation under the laws of the State of Indiana (the "GARCO Merger"), (b) the Borrower contributed all of the capital stock of CIHC, Incorporated, a Delaware corporation (f/k/a KC Acquisition Corporation) and a
Wholly-Owned Subsidiary of the Borrower ("New CIHC"), to Old CIHC (as hereinafter defined), (c) Old CIHC contributed all of its assets and liabilities (other than the capital stock of CCPI owned by Old CIHC and its $900,000,000 stated value preferred stock, par value $.001 per share) to New CIHC (the "CIHC Contribution"), and (d) Old CIHC merged with and into the Borrower and the separate corporate existence of Old CIHC ceased and the Borrower continued as the surviving corporation under the laws of the State of Indiana (the "CIHC Merger");

         WHEREAS, concurrently with the initial borrowing under the Existing Credit Agreement, the Borrower contributed to New CIHC (a) all of the capital stock of Jefferson National Life Insurance Company of Texas, a Texas corporation ("JNL-TX"), (b) all of the capital stock of Bankers Life Holding Corporation, a Delaware corporation ("BLHC"), owned by the Borrower on the Closing Date and (c) the Surplus Debenture (as hereinafter defined) (collectively, the "Conseco Contribution"), in each case subject to the Lien of the Banks granted pursuant to the Existing Borrower Non-Shared Pledge Agreement and the Existing Borrower Shared Pledge Agreement (each as hereinafter defined) under the Existing Credit Agreement, and the holders of the Senior Notes (as hereinafter defined), if any;

         WHEREAS, as security for the loans made and to be made under the Existing Credit Agreement and in consideration for the Banks' consent to the CCPI Merger, the CIHC Merger, the CIHC Contribution and the Conseco Contribution, (a) the Borrower, inter alia, pledged or caused to be pledged to the Administrative Agent, for the benefit of the Banks and, to the extent set forth herein, the holders of the Senior Notes, (i) all of the capital stock of each of the Wholly-Owned Subsidiaries of the Borrower (as hereinafter defined) to the extent not prohibited by the Applicable Insurance Code relating to any Insurance Subsidiary (each as hereinafter defined), (ii) all of the capital stock of BLHC owned by the Borrower and its Subsidiaries (including BLHC) on the Closing Date and (iii) concurrently with the CCPI Merger, all of the capital stock of JNL-TX and GARCO Equity Sales, Inc., a Texas corporation ("GES") and the Surplus Debenture, (b) Marketing Distribution Systems Consulting Group, Inc., a Delaware corporation ("MDSCG"), inter alia, pledged to the Administrative Agent, for the benefit of the Banks, all of the capital stock of each of its Wholly-Owned Subsidiaries, (c) New CIHC assumed the obligations of the Borrower under the Existing Borrower Shared Pledge Agreement and the Existing Borrower Non-Shared Pledge Agreement with respect to the assets of the Borrower constituting Collateral (as hereinafter defined) contributed to New CIHC pursuant to the Conseco Contribution, and, inter alia, pledged to the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes, all of the capital stock of BLHC owned by New CIHC, all of the capital stock of BNL, all of the capital stock of JNL-TX, and all of the membership interest of Conseco L.L.C., a Delaware limited liability company ("CLLC"), owned by New CIHC on the Closing Date and the Surplus Debenture and (d) each of the Borrower, Bankers National Life Insurance Company, a Texas stock insurance corporation ("BNL"), Conseco Capital Management, Inc., a Delaware corporation ("CCM"), and Conseco Mortgage Capital, Inc., a Delaware corporation ("CMCI"), granted a security interest to the Administrative Agent, for the benefit of the Banks, in all of its right, title and interest in, to and under the Servicing Agreements (as hereinafter defined) to which they were a party on the Closing Date;

         WHEREAS, the Borrower has requested that the Banks, the Documentation Agents, the Managing Agents and the Administrative Agent agree to amend and restate the Existing Credit Agreement in its entirety on the terms and conditions hereinafter set forth; and

         WHEREAS, the Banks, the Documentation Agents, the Managing Agents and the Administrative Agent are willing, on the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement and as so amended to restate the Existing Credit Agreement in its entirety;

         NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that as of the Amendment Effective Date, the

Existing Credit Agreement is amended and restated to read in its entirety as follows:


                   SECTION 1. DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Absolute Rate" - see Section 2.4(c)(ii)(D).

         "Absolute Rate Auction" shall mean a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.4.

         "Absolute Rate Loan" shall mean a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

         "Acquired Person" shall mean any Person acquired upon the consummation of an Acquisition permitted by the terms of this Agreement.

         "Acquisition" shall mean any transaction or series of transactions (other than Merchant Banking Investments permitted by this Agreement) for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity securities (or warrants, options, or other rights to acquire any of the foregoing) of any Person, or otherwise causing any Person to become a Subsidiary of the Borrower, or (c) a merger or consolidation or any other combination of the Borrower or one of its Subsidiaries with another Person (other than a Person that is a Subsidiary of the Borrower immediately prior to such merger or consolidation); provided that, in the case of any merger, consolidation or any other combination of the Borrower, the Borrower shall be the surviving entity, in each case subject to and to the extent permitted by this Agreement.

         "Additional Secured Borrower Indebtedness" shall mean Indebtedness of the Borrower permitted by Sections 9.1(k) and 9.1(r) in an aggregate principal amount not to exceed $100,000,000 evidenced by one or more Contingent Obligations of the Borrower which Contingent Obligations are secured by Liens equal and ratable with the Liens granted to the Banks under the Loan Documents in the Collateral to secure the Liabilities; provided that such Indebtedness is owed to BofA or a syndicate of banks for which BofA is acting as agent.

         "Additional Secured Borrower Obligations" shall mean all obligations of the Borrower to BofA and the other banks, if any, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with the agreements and other documents evidencing the Additional Secured Borrower Indebtedness.

         "Adjusted Capital" shall mean, as to any Insurance Subsidiary, as of any date, the total amount shown on line 27, page 23, column 1 of the Annual Statement of such Insurance Subsidiary, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

         "Administrative Agent" - see Preamble.

         "Administrative Agent's Office" shall mean 1455 Market Street, 12th Floor, San Francisco, California 94103, or such other address designated by the Administrative Agent (or any successor agent) to the Borrower and the Banks from time to time.

         "Affected Bank" - see Section 5.4.

         "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, owns, holds, controls, is controlled by or is under common control with such Person (including all beneficial control as a trustee, guardian or other fiduciary). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, membership interests, by contract or otherwise.

         "Affirmation of Loan Documents" shall mean the Affirmation Agreement, dated as of the date hereof, in substantially the form of Exhibit U, among the Borrower, New CIHC, MDSCG, BNL, CCM, CMCI and the Administrative Agent, as amended or modified.

         "Agents" shall mean, collectively, the Administrative Agent, the Documentation Agents, and the Managing Agents.

         "Agreement" shall mean this Amended and Restated Credit Agreement, as amended or modified.

         "Amendment Effective Date" shall mean the date on which all conditions precedent set forth in Section 11.2 are satisfied or waived by all Banks or, with respect to the payment of any fee payable hereunder, waived by the Person entitled to receive such payment.

         "Amounts Available for Dividends" shall mean, without duplication, (a) the maximum amount of dividends the Insurance Subsidiaries are permitted to pay under the Applicable Insurance Code of their respective state of domicile without necessitating approval of the applicable Department minus (b) any amounts required to be retained by any applicable Insurance Subsidiary to comply with Sections 10.1 and 10.4.

         "Annual Statement" shall mean, as to any Insurance Subsidiary, the annual financial statement of such Insurance Subsidiary as required to be filed with the applicable Department, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of the Annual Statement are based on the format promulgated by the NAIC for 1995 Life, Accident and Health Insurance Company Annual Statements. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that reported in the referenced item in the 1995 Annual Statement of such Insurance Subsidiary.

         "Applicable Insurance Code" shall mean, as to any Insurance Subsidiary, the insurance code of any state where such Insurance Subsidiary is domiciled or doing insurance business and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Applicable Insurance Code shall be construed to also refer to successor sections.

         "Arranger" shall mean BA Securities, Inc., a Delaware corporation.

         "Assignment Agreement" - see Section 14.1.

         "Assumption Agreement" shall mean the New CIHC Assumption Agreement.

         "Average Life" shall mean, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such scheduled principal payment by (b) the sum of all such scheduled principal payments.
                                       -6-

         "Banks" or "Bank" - see Preamble.

         "Bank of America $140 Million Credit Agreement" shall mean the Credit Agreement, dated as of April 19, 1994, among the Borrower, the lenders party thereto, Bank of America Illinois (as successor to Continental Bank N.A.), as agent, First Union National Bank of North Carolina and Citicorp USA, Inc., as co- agents and Bank of America Illinois, as administrative agent.

         "Bank of America $110 Million Credit Agreement" shall mean the Credit Agreement, dated as of December 9, 1994, as amended, among the Borrower, the lenders party thereto and Bank of America Illinois, as administrative agent.

         "Bank of America Credit Agreements" shall mean, collectively, (a) the Bank of America $140 Million Credit Agreement and (b) the Bank of America $110 Million Credit Agreement.

         "Bank Default" shall mean (a) the refusal (which has not been retracted) of a Bank to make available its Percentage of any Committed Loans when required hereunder or (b) a Bank having notified the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under
Section 2.1 to the extent required thereunder.

         "Base Rate" shall mean, for any day, the higher of (a)0.50% per annum above the latest Federal Funds Effective Rate and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by BofA shall take effect at the opening of business on the date specified in the public announcement of such change.

         "Base Rate Loan" shall mean a Committed Loan that bears interest based on the Base Rate.

         "Benefit Program" shall mean any non-qualified deferred compensation program including, without limitation, any employee stock option program, employee restricted stock program or other similar forms of employee benefit programs.

         "Bid Borrowing" shall mean a Borrowing hereunder consisting of one or more Bid Loans made to the Borrower on the same day by one or more Banks.

         "Bid Loan(s)"  shall mean a Loan(s) by a Bank(s) to the Borrower  under
Section 2.3, which may be an Absolute Rate Loan or an Offshore Rate Bid Loan.

         "Bid Loan Bank(s)" shall mean, in respect of any Bid Loan, the Bank(s) making such Bid Loan to the Borrower.

         "Bid Notes" shall mean, collectively, the Tranche A Bid Notes and the Tranche B Bid Notes.

         "BLC" shall mean Bankers Life & Casualty Company, an Illinois insurance corporation.

         "BLHC" - see fifth  recital.

         "BNL" - see sixth recital.

         "BofA" - see Preamble.

         "Borrower" - see Preamble.

         "Borrowing" shall mean a borrowing hereunder consisting of Loans of the same Type made to the Borrower on the same day by the Banks under Section 2, and may be a Committed Borrowing or a Bid Borrowing and, other than in the case of Base Rate Loans, having the same Interest Period.

         "Borrowing  Date" shall mean any date on which a Borrowing occurs under
Section 2.

         "BSL" shall mean Beneficial Standard Life Insurance Company, a California corporation.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, shall mean such a day on which dealings are carried on in the applicable offshore dollar interbank market.

         "Calculation   Period"  shall  mean,  with  respect  to  any  ratio  or
calculation, the period for which such ratio or calculation is being calculated.

         "Capital and Surplus" shall mean, as to any Insurance Subsidiary, as of any date, the total amount shown on line 38, page 3, column 1 of the Annual Statement of such Insurance Subsidiary, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

         "Capitalized Lease Liabilities" shall mean, with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Cash Collateral Account" shall mean the deposit account, account number 72-71484 or any replacement thereof, maintained in the name of, and subject to the sole dominion and control of, the Administrative Agent for the benefit of the Banks and, to the extent set forth herein, the holders of the Senior Notes, for the purpose of holding Net Proceeds from a Disposition or Sale that the Borrower elects, in accordance with Section 4.4(a), not to immediately apply to the Liabilities or, to the extent required under the Indentures, the Conseco Senior Note Obligations and the CCPI Senior Note Obligations.

         "Cash Equivalents" shall mean (a) securities with maturities of one (1) year or less from the date of determination issued or fully guaranteed or insured by the United States Government, or any instrumentality or agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements of any Bank or any other commercial bank whose unsecured long-term debt obligations are rated at least "BBB-" by Standard & Poor's, "Baa-3" by Moody's, "BBB-" by Duff & Phelps, "BBB-" by Fitch Investors Services, Inc. or "NAIC 2" by the NAIC having maturities of six (6) months or less from the date of determination and (c) commercial paper having maturities of six (6) months or less from the date of determination rated at least "A-2" by Standard & Poor's, "P-2" by Moody's, "D-2" by Duff & Phelps, "F-2" by Fitch Investors Services, Inc. or "NAIC 2" by the NAIC, or carrying an equivalent rating by a nationally recognized rating agency, if all of the named rating agencies cease publishing ratings of investments.

         "CCM" - see sixth recital.

         "CCPI"  - see second recital.

         "CCPI Indenture" shall mean the Indenture, dated as of December 15, 1994, between CCPI and LTCB Trust Company, as trustee, as the same may be amended or modified in accordance with the terms of this Agreement.

         "CCPI Merger" - see third recital.

         "CCPI Merger Agreement" - see third recital.

         "CCPI Merger Documents" shall mean the CCPI Merger Agreement and the other agreements and instruments pursuant to which the CCPI Merger was consummated, as the same may be amended or modified or supplemented in accordance with this Agreement.

         "CCPI Senior Note Obligations" shall mean the Obligations (as defined in the CCPI Indenture) of CCPI with respect to the Securities (as defined in the CCPI Indenture).

         "CCPI Senior Notes" shall mean the 10-1/2% Senior Notes due 2004 of CCPI assumed by the Borrower pursuant to the Merger, as the same may be amended or modified in accordance with the terms of this Agreement.

         "CCP II" shall mean Conseco Capital Partners II, L.P., a Delaware limited partnership.

         "CCP II Partnership Agreement" shall mean the Agreement of Limited Partnership, dated as of January 26, 1994, among CCP II, as general partner, and the limited partners set forth on Schedule A thereto, as in effect on the Closing Date.

         "CERCLA"   shall  mean  the   Comprehensive   Environmental   Response,
Compensation and Liability Act of 1980, as amended.

         "CERCLIS" shall mean the Comprehensive Environmental
Response, Compensation and Liability Information System List.

         "Change in Control"  shall be deemed to have occurred at such times as:
(a) any Person, or two or more Persons, acting in concert, directly or indirectly acquire after the Closing Date beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange commission under the Securities Exchange Act of 1934, as amended) of 30% or more of the outstanding shares of voting stock of the Borrower or (b) individuals who as of the Closing Date constituted the Borrower's Board of Directors (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), for any reason, cease to constitute a majority of the directors at any time then in office.
                                      -10-

         "Charges" - see Section 4.8.

         "CIHC Contribution" - see fourth recital.

         "CIHC Merger" - see fourth recital.

         "CLLC" - see sixth recital.

         "Closing Date" shall mean August 31, 1995.

         "CMCI" - see sixth recital.

         "CMO Derivative Investments" shall mean Z bonds, floaters/inverse floaters, PAC II, PAC III, Ioettes, support bonds, Interest Only Investments, Principal Only Investments, residuals, inverse IO's and super floaters.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, or, as the context requires, applicable provisions of prior laws.

         "Collateral" shall mean all of the collateral security described or provided for in Section 6 together with all property and/or rights on or in which a Lien is now or hereafter granted by any Person to the Administrative Agent (or to any agent, trustee or other party acting on behalf of the Administrative Agent) for the benefit of the Banks and, to the extent set forth in Section 6, the holders of the Senior Notes, pursuant to the Pledge
Agreements, the Service Assignment or any other instruments or documents provided for herein or delivered hereunder or in connection herewith.

         "Collateral Percentage" shall mean the percentage corresponding to the fraction, (a) in the case of the Banks with respect to the Liabilities, the numerator of which is equal to the Liabilities and the denominator of which is equal to the sum of the Liabilities, the Conseco Senior Note Obligations, the CCPI Senior Note Obligations, and the Additional Secured Borrower Obligations, if any, (b) in the case of the Conseco Senior Notes, the numerator of which is equal to the Conseco Senior Note Obligations and the denominator of which is equal to the sum of the Liabilities, the Conseco Senior Note Obligations, the CCPI Senior Note Obligations, and the Additional Secured Borrower Obligations, if any, (c) in the case of the CCPI Senior Notes, the numerator of which is equal to the CCPI Senior Note Obligations and the denominator of which is equal to the sum of the Liabilities, the Conseco Senior Note Obligations, the CCPI Senior Note Obligations, and the Additional Secured Borrower Obligations, if any, and (d) in the case of the Additional Secured Borrower Indebtedness, the numerator of which is equal to the Additional Secured Borrower Obligations and the denominator of which is equal to the sum of the Liabilities, the Conseco Senior Note Obligations, the CCPI Senior Note Obligations, and the Additional Secured Borrower Obligations.

         "Commitments" shall mean, collectively, the Tranche A Commitments and the Tranche B Commitments.

         "Committed Borrowing" shall mean a Borrowing hereunder consisting of Committed Loans made on the same day by the Banks ratably according to their respective Percentages and, in the case of Offshore Rate Committed Loans, having the same Interest Periods.

         "Committed  Loan"  shall  mean a Loan by a Bank to the  Borrower  under
Section 2.1, which may be a Base Rate Loan or an Offshore Rate Committed Loan.

         "Committed Notes" shall mean, collectively, the Tranche A Committed Notes and the Tranche B Committed Notes.

         "Competitive Bid" shall mean an offer by a Bank to make a Bid Loan in substantially the form of Exhibit T.

         "Competitive Bid Request" shall mean a competitive bid request in substantially the form of Exhibit S.

         "Compliance Certificate" - see Section 8.1.5.

         "Conseco Contribution" - see fifth recital.

         "Conseco Indenture" shall mean the Indenture, dated as of February 18, 1993, between Conseco, Inc. and Shawmut Bank Connecticut, National Association, as trustee, as the same may be amended or modified in accordance with the terms of this
Agreement.

         "Conseco Series D Preferred Stock" shall mean the $283,500,000 stated value of the Borrower's Series D Preferred Stock, no par value.

         "Conseco Series E Preferred Stock" shall mean $900,000,000 stated value of the Borrower's Series E Preferred Stock, par value $.001 per share.

         "Conseco Senior Note Obligations" shall mean the Obligations (as defined in the Conseco Indenture) of the Borrower with respect to the Securities (as defined in the Conseco Indenture).

         "Conseco Senior Notes" shall mean the 8-1/8% Senior Notes due 2003 of the Borrower, as the same may be amended or modified in accordance with the terms of this Agreement.

         "Contingent Obligation" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person; provided, that the obligations of any Person under Reinsurance Agreements and Surplus Relief
Reinsurance Agreements shall not be deemed Contingent Obligations of such Person. The amount of any Person's liability with respect to any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability outstanding thereunder.

         "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "Controlled Group" shall mean all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under section 414(b) or section 414(c) of the Code or section 4001 of ERISA. For purposes of this definition, the term the Borrower shall be deemed to include any and all Subsidiaries of the Borrower and the term Subsidiary shall be deemed to include BLHC.

         "Conversion/Continuation  Date"  shall  mean any date on  which,  under
Section 2.7, the Borrower (a) converts Committed Loans of one Type to Committed Loans of another Type, or (b) continues as Offshore Rate Committed Loans of the same Type, but with a new Interest Period, Offshore Rate Committed Loans having Interest Periods expiring on such date.

         "Credit Tenant Loans" shall mean mortgage loans which are made primarily in reliance on the credit standing of a major tenant (which is an Investment Grade Tenant), structured with an assignment of the rental payments to the lender with real estate property pledged as collateral in the form of a first lien.

         "Debt to Total Capitalization Ratio" shall mean, for any Calculation Period, the ratio of (a) the principal of and accrued but unpaid interest on all Indebtedness for borrowed money of the Borrower for which the Borrower is directly liable and which is not a Contingent Obligation (calculated excluding Permitted Transactions) to (b) Total Capitalization (calculated excluding Permitted Transactions).

         "Default" shall mean any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Defaulting Bank(s)" shall mean any Bank(s) with respect to which a Bank Default is in effect.

         "Department" shall mean, with respect to any Insurance Subsidiary, the Governmental Authority of such Insurance Subsidiary's state of domicile with whom such Insurance Subsidiary is required to file its Annual Statement.

         "Disposition" - see Section 4.3(a).

         "Documentation Agent(s)" - see Preamble.

         "Dollars" and the sign "$" shall mean lawful money of the United States of America.

         "Duff & Phelps" shall mean Duff & Phelps Credit Rating Co., Inc.

         "Eligible Assignee" shall mean any bank, pension fund, mutual fund, investment fund or other financial institution (other than an insurance company or any Affiliate of an insurance company except those to which the Borrower consents).

         "Environmental Claims" shall mean all claims, complaints, notices or inquiries, however asserted or made, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional or unintentional, negligent or non-negligent, sudden or non- sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by the Borrower.

         "Environmental Laws" shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances, codes and guidelines (including common law, consent decrees and administrative orders), together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including CERCLA, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act and any other applicable laws of any jurisdiction.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Eurocurrency Reserve Percentage" shall mean for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve required (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). Without limiting the effect of the foregoing, the Eurocurrency Reserve Percentage shall reflect any other reserves required to be maintained by the Administrative Agent against
(a) any category of liabilities that includes deposits by reference to which the Offshore Rate (Reserve Adjusted) is to be determined, or (b) any category of extensions of credit or other assets that includes Offshore Rate Loans. For purposes of this Agreement, any Offshore Rate Loans hereunder shall be deemed to be "Eurocurrency liabilities," as defined in Regulation D, and, as such, shall be deemed to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or offsets which may be available to the Administrative Agent from time to time under Regulation D. The Offshore Rate (Reserve Adjusted) shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurocurrency Reserve Percentage.

         "Event of Default" - see Section 12.1.

         "Excess Cash Flow" shall mean, for any Calculation Period, (a) (i) Amounts Available for Dividends directly to the Borrower from the Insurance Subsidiaries, plus (ii) interest paid by JNL- TX with respect to the Surplus Debenture, plus (iii) Net Cash Available from the Non-Insurance Subsidiaries, plus (iv) the amount of Taxes paid or accrued but unpaid to the Borrower under the Tax Sharing Agreement, plus (v) management and other fees received by the Borrower under the Servicing Agreements or otherwise, plus (vi) the Borrower's Investment Income received in cash, minus (vii) the amount of Taxes paid or accrued but unpaid by the Borrower, minus (viii) cash operating expenses of the Borrower, minus (ix) capital expenditures of the Borrower, minus (x) principal and interest payments made or accrued but unpaid on intercompany loans by the Borrower and its Subsidiaries, minus (xi) dividends paid, in cash, to BNL by the Borrower on the Conseco Series E Preferred Stock to the extent permitted by this Agreement, minus (b) (i) Fixed Charges, (ii) dividends paid, in cash, on the Conseco Series D Preferred Stock, the PRIDES and the Borrower's common stock to the extent permitted by this Agreement and (iii) capital calls required to be made to CCP II by the Borrower under the CCP II Partnership Agreement.

         "Existing Borrower Non-Shared Pledge Agreement" - see Section 6.1(a).

         "Existing Borrower Shared Pledge Agreement" - see Section 6.1(b).

         "Existing Credit Agreement" - see first recital.

         "Existing New CIHC Non-Shared Pledge Agreement" - see Section 6.1(a).

         "Existing New CIHC Shared Pledge Agreement" - see Section 6.1(b).

         "Federal Funds Effective Rate" shall mean, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

         "Fee Letter" shall mean that certain letter, dated as of February 28, 1996, between BofA and the Borrower.

         "Fiscal  Quarter"  or "FQ" shall  mean any  fiscal  quarter of a Fiscal
Year.

         "Fiscal Year" or "FY" shall mean any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1995 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

         "Fixed Charges" shall mean, for any Calculation Period, (a) interest paid or, without duplication, accrued but unpaid on the Loans with respect to such Calculation Period, plus (b) principal and interest paid or, without duplication, accrued but unpaid on the Senior Notes during such Calculation Period, plus (c) principal and interest paid or, without duplication, accrued but unpaid on any Indebtedness set forth in clauses (a) and (b) of the definition thereof during such Calculation Period.

         "Fixed Interest Charges" shall mean, for any Calculation Period, (a) interest paid or, without duplication, accrued but unpaid on the Loans with respect to such Calculation Period, plus (b) interest paid or, without duplication, accrued but unpaid on the Senior Notes during such Calculation Period plus (c) interest paid or, without duplication, accrued but unpaid on any Indebtedness set forth in clauses (a) and (b) of the definition thereof during such Calculation Period.

         "FRB" shall mean the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

         "GARCO" shall mean Great American Reserve Insurance Company, a Texas corporation.

         "GARCO Holding" - see fourth recital.

         "GARCO Merger" - see fourth recital.

         "GES" - see sixth recital.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Hazardous Material" shall mean: (a) any "hazardous substance," as defined by CERCLA; (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended; (c) any petroleum product; or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "Hedging Obligations" shall mean, with respect to the Borrower, all liabilities of the Borrower under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements or agreements designed to protect the Borrower against fluctuations in interest rates or currency exchange rates.

         "IBOR" shall mean the rate of interest per annum determined by the Administrative Agent as the rate at which dollar deposits in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market at their request at approximately 11:00 A.M. (New York City time) two (2) Business Days prior to the commencement of such Interest Period; provided that for purposes of this definition, with respect to Offshore Rate Bid Loans in which BofA is not a Bid Loan Bank, IBOR shall be determined as if such Offshore Rate Bid Loans were Offshore Rate Committed Loans.

         "IMR/AVR" shall mean, as to any of the Insurance Subsidiaries at a particular date, the interest maintenance reserve of such Insurance Subsidiaries, computed in accordance with SAP as reported on line 11.4, page 3, column 1 of the Annual Statement plus the asset valuation reserve of such Insurance Subsidiary, computed in accordance with SAP as reported on line 24.1, page 3, column 1 of the Annual Statement.

         "Income Taxes" shall mean any Taxes in which the base is measured by net income.

         "Indebtedness" shall mean, with respect to any Person at any date, without duplication: (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of letters of credit, whether or not drawn, and bankers' acceptances issued for the account of such Person; (d) all Capitalized Lease Liabilities of such Person; (e) all Hedging Obligations of such Person; (f) all obligations of such Person to pay the deferred purchase price of property or services which are included as liabilities in accordance with GAAP, and Indebtedness secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements); (g) any Indebtedness of a partnership in which such Person is a general partner; and (h) all Contingent Obligations of such Person in connection with the foregoing.

         "Indebtedness to be Refinanced" shall mean the Indebtedness of the Borrower under the Bank of America Credit Agreements in an aggregate amount not to exceed $250,000,000.

         "Indemnified Parties" - see Section 15.5.

         "Indentures" shall mean, collectively, the Conseco Indenture and the CCPI Indenture.

         "Insurance Subsidiary" shall mean any Subsidiary of the Borrower that is authorized or admitted to carry on or transact one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.

         "Interest Coverage Ratio" shall mean, for any Calculation Period, the ratio of (a) (i) Amounts Available for Dividends directly to the Borrower from the Insurance Subsidiaries, plus (ii) interest paid by JNL-TX with respect to the Surplus Debenture, plus (iii) Net Cash Available from the Non-Insurance Subsidiaries, plus (iv) the amount of Taxes paid, without duplication, or accrued but unpaid to the Borrower under the Tax Sharing Agreement, plus (v) management and other fees received by the Borrower under the Servicing Agreements or otherwise, plus (vi) the Borrower's Investment Income received in cash, minus (vii) the amount of Taxes paid or, without duplication, accrued but unpaid by the Borrower, minus (viii) cash operating expenses of the Borrower, minus (ix) capital expenditures of the Borrower, minus (x) principal and interest payments made or, without duplication, interest accrued but unpaid on intercompany loans by the Borrower and its Subsidiaries, minus (xi) dividends paid, in cash, to BNL by the Borrower on the Conseco Series E Preferred Stock to the extent permitted by this Agreement, minus (xii) the amount paid, in cash, for repurchases of the Borrower's capital stock from Net Proceeds received from the sale of Merchant Banking Investments to the extent permitted by this Agreement, in each case for the immediately preceding four (4) consecutive Fiscal Quarters; provided that for the Fiscal Quarter ending June 30, 1996 the foregoing shall be calculated for the immediately preceding three
(3) consecutive Fiscal Quarters to (b) Fixed Interest Charges for the immediately preceding four (4) consecutive Fiscal Quarters; provided that for the Fiscal Quarter ending June 30, 1996 the foregoing shall be calculated for the immediately preceding three (3) consecutive Fiscal Quarters, respectively.

         "Interest Payment Date" shall mean, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar month and each date such Committed Loan is converted into another Type of Committed Loan; provided, however, that if (a) any Interest Period for an Offshore Rate Committed Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date, and (b) as to any Bid Loan, such intervening dates prior to the maturity thereof as may be specified by the Borrower and agreed to by the applicable Bid Loan Bank in the applicable Competitive Bid shall also be Interest Payment Dates.

         "Interest Period" shall mean (a) as to any Offshore Rate Committed Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which such Loan is converted into or continued as an Offshore Rate Committed Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, (b) as to any Offshore Rate Bid Loan, the period commencing on the Borrowing Date of such Loan and ending on the date one, two or three months thereafter as selected by the Borrower in the applicable Competitive Bid Request and (c) as to any Absolute Rate Loan, a period of not less than fourteen (14) days and not more than ninety (90) days as selected by the Borrower in the applicable Competitive Bid Request; provided that:

                           (a) if any Interest  Period would  otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless, with respect to any Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (b) with  respect  to any  Offshore  Rate  Loan,  any
                  Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (c) no  Interest  Period  for any Loan  shall  extend
                  beyond the maturity date of such Loan.

         "Investment" shall mean any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

         "Investment Grade Securities" shall mean (a) (i) non-equity securities which are rated "BBB-" or better by Standard & Poor's, "Baa-3" or better by Moody's, "BBB-" or better by Duff & Phelps, or "NAIC 2" or better by the NAIC and (ii) municipal bonds which are rated "SP-2" or better by Standard & Poor's, "Baa-3" or "MIG4" or better by Moody's, "BBB-" or better by Duff & Phelps or "NAIC 2" or better by the NAIC, or, in each case, carrying an equivalent rating by a nationally recognized rating agency, if all of the named rating agencies cease publishing ratings of investments, and (b) direct mortgage loans which are secured by leases from Investment Grade Tenants.

         "Investment Grade Tenant" shall mean any entity which has securities outstanding that qualify as Investment Grade Securities.

         "Investment Income" shall mean, (a) as to any Person which is an Insurance Subsidiary as of any date, the amount reported on line 4, page 4, column 1 of the Annual Statement, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared but exclusive of earnings of any Insurance Subsidiaries of such Person and, (b) as to any Person which is not an Insurance Subsidiary, the amount of earnings of such Person on Investments, net of expenses actually incurred in connection with such Investments and taking into account realized gains and losses on such Investments.

         "Invitation for Competitive Bids" shall mean a solicitation for Competitive Bids in substantially the form of Exhibit R.

         "JNL-TX" - see fifth recital.

         "Lending Office" shall mean, with respect to any Bank, any office designated by such Bank in its sole discretion beneath its signature hereto (or in an Assignment Agreement) or otherwise from time to time by written notice to the Borrower and the Administrative Agent, as a Lending Office for purposes hereunder. A Bank may designate separate Lending Offices for the purposes of making, maintaining or continuing Base Rate Loans or Offshore Rate Committed Loans and maintaining Offshore Rate Bid Loans and, with respect to Offshore Rate Loans, such Lending Office may be a foreign branch or an Affiliate of such Bank or such Bank's holding company.

         "Liabilities" shall mean all obligations of the Borrower to the Banks, the Administrative Agent, the Documentation Agents, the Managing Agents or the Arranger, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with this Agreement, the Notes, if any, or the other Loan Documents.

         "Licenses" - see Section 7.22; individually, a "License."

         "Lien" shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), claim or other priority or preferential arrangement of any kind or nature whatsoever.

         "Litigation" shall mean any litigation (including, without limitation, any governmental proceeding or arbitration proceeding), tax audit or investigative proceeding, claim, lawsuit, and/or investigation pending or threatened against or involving the Borrower or any of its Subsidiaries (including BLHC) or any of its or their businesses or operations.

         "Loans"  shall  mean,  collectively,  the  Committed  Loans and the Bid
Loans.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, if any, the Surplus Debenture, the Pledge Agreements, the Assumption Agreement, the Service Assignment, the Affirmation of Loan Documents and any and all other documents or instruments furnished or required to be furnished in connection with any of the foregoing, as the same may be amended or modified in accordance with this Agreement.

         "Managing Agent" or "Managing Agents" - see Preamble.

         "Material Adverse Change" or "Material Adverse Effect" shall mean any change, event, action, condition or effect which individually or in the aggregate (a) impairs the validity or enforceability of this Agreement or any other Loan Document, or (b) materially and adversely affects the consolidated business, operations, financial prospects or condition of the Borrower and its Subsidiaries taken as a whole, or (c) materially impairs the ability of the Borrower, New CIHC, MDSCG, BNL, CCM or CMCI to perform its obligations under this Agreement or any of the other Loan Documents to which it is a party, or (d) materially adversely affects the perfection or priority of any Lien granted under any of the Loan Documents.

         "Material Litigation" or "Material Litigation Development" shall mean any Litigation, or development in any Litigation, as the case may be, (a) which seeks to enjoin, prohibit, discontinue or otherwise impacts the validity or enforceability of this Agreement or any of the other Loan Documents or other transactions contemplated hereby or thereby, or (b) which could be reasonably expected to have a Material Adverse Effect.

         "MDSCG" - see sixth recital.

         "MDSCG Pledge Agreement" - see Section 6.1(c).

         "Merchant Banking Investments" shall mean the Investments set forth on Schedule A to the extent permitted by Section 9.10, as such schedule may be amended or modified from time to time.

         "Moody's" shall mean Moody's Investors Service, Inc. and any successor thereto.

         "Multiemployer Pension Plan" shall mean a multiemployer plan as defined in section 4001(a)(3) of ERISA to which the Borrower or any other Controlled Group member may have liability.

         "NAIC" shall mean the National Association of Insurance Commissioners, or any successor organization.

         "Net Cash Available" shall mean, without duplication, for any direct Non-Insurance Subsidiary of the Borrower (a) Net Income of such Subsidiary plus
(b) any non-cash expenses of such Subsidiary deducted in determining Net Income less (c) any non-cash income of such Subsidiary included in determining such Net Income.

         "Net Income" shall mean, for any Person for any Calculation Period, the net income (or loss) of such Person for such period as determined in accordance with GAAP.

         "Net Proceeds" shall mean, with respect to any Disposition or Sale by any Person, the aggregate amount of cash and readily marketable Cash Equivalents received by such Person in respect of such Disposition or Sale minus the sum of
(a) reasonable costs and expenses (including costs of discontinuance and Taxes other than Income Taxes) incurred in connection with such Disposition or Sale and required to be paid in cash, (b) the estimated Income Tax to be paid by such Person in connection with such Disposition or Sale and (c) for an Insurance Subsidiary, the Statutory Carrying Value of the assets which were the subject of the Disposition or Sale plus any amounts which the Department will not permit such Insurance Subsidiary to pay out as a result of such Disposition or Sale. Upon calculation of Net Proceeds, the Borrower shall deliver to the Administrative Agent an accounting of the items deducted from the cash or Cash Equivalents related to such Disposition or Sale pursuant to clauses (a), (b) and
(c). For purposes of this definition, the Net Proceeds received by any Person in respect of any Disposition or Sale shall include such cash or Cash Equivalents as may be received ("subsequent cash proceeds") by such Person at any time or from time to time in connection with the sale, transfer, lease or other disposition, or otherwise in respect of, any consideration other than cash or readily marketable Cash Equivalents received by such Person in respect of such Disposition or Sale, less the estimated Income Tax to be paid in connection with the receipt of such subsequent cash proceeds that were not theretofore deducted in computing Net Proceeds.

         "New CIHC" - see fourth recital.

         "New CIHC Assumption Agreement" shall mean the Assumption Agreement, dated as of August 31, 1995, between New CIHC and the Administrative Agent, substantially in the form of Exhibit P to the Existing Credit Agreement, as the same may be amended or modified from time to time.

         "Nonconsenting Bank" - see Section 15.2.

         "Non-Insurance Subsidiary" shall mean any Subsidiary which is not an Insurance Subsidiary.

         "Non-Purpose Credit Event" shall mean any event as a result of which none of the Loans shall constitute "purpose credit" as defined in Regulation U, it being understood that it shall be a condition precedent to such event that the Agent shall have received a certificate of a Responsible Officer to such effect accompanied by opinions of independent outside counsel to the Borrower in form and substance satisfactory to the Administrative Agent and its counsel and to the effect that none of the Loans constitute "purpose credit" under Regulation U.

         "Non-Shared Collateral" shall mean all Collateral (and/or all cash and Cash Equivalents held as Collateral) under the Restated New CIHC Non-Shared Pledge Agreement and the MDSCG Pledge Agreement.

         "Notes"  shall  mean,  collectively,  the  Committed  Notes and the Bid
Notes.

         "Notice of Borrowing" shall mean a notice in substantially the form of Exhibit C.

         "Notice   of   Conversion/Continuation"   shall   mean  a   notice   in
substantially the form of Exhibit D.

         "Offshore Rate Auction" shall mean a solicitation of Competitive Bids setting forth an Offshore Rate Bid Margin pursuant to Section 2.4.

         "Offshore Rate Bid Loan" shall mean any Bid Loan that bears interest at a rate determined by reference to the Offshore Rate (Reserve Adjusted).

         "Offshore Rate Bid Margin" - see Section 2.4(c)(ii)(C).

         "Offshore Rate Committed Loan" shall mean any Committed Loan that bears interest at a rate determined by reference to the Offshore Rate (Reserve Adjusted).

         "Offshore Rate Committed Margin" - see Section 3.1(a)(iii).

         "Offshore Rate Loans" shall mean, collectively, Offshore Rate Committed Loans and Offshore Rate Bid Loans.

         "Offshore Rate (Reserve Adjusted)" shall mean, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as follows:

         Offshore Rate        =                 IBOR
         (Reserve Adjusted)          --------------------------------------
                                     1.00 - Eurocurrency Reserve Percentage

The Offshore Rate (Reserve Adjusted) shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurocurrency Reserve Percentage.

         "Old CIHC" shall mean, immediately prior to the CIHC Merger, Conseco Investment Holding Company, a Delaware corporation, and, immediately after the CIHC Merger, the Borrower.

         "Pension Plan" shall mean a Single Employer Pension Plan, or a Multiemployer Pension Plan to which the Borrower or any other Controlled Group member may have liability.

         "Percentage" shall mean, relative to any Bank, the percentage set forth opposite such Bank's name on Schedule 2.1 (or set forth in an Assignment Agreement), as such Percentage may be adjusted from time to time pursuant to Assignment Agreement(s) executed by such Bank and its Eligible Assignee and delivered pursuant to Section 14.1.

         "Permitted Liens" - see Section 9.2.

         "Permitted Transactions" shall mean (a) mortgage-backed security transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation for delivery in the current month while simultaneously contracting to repurchase "substantially the same" (as determined by the Public Securities Association and GAAP) collateral for a later settlement, (b) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, (c) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral, and (d) transactions in which an investor makes loans of securities to a broker dealer under an agreement requiring such loans to be continuously secured by cash collateral or United States government securities.

         "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Pledge Agreements" shall mean, collectively, the Restated Borrower Shared Pledge Agreement, the Restated New CIHC Non- Shared Pledge Agreement, the Restated New CIHC Shared Pledge Agreement and the MDSCG Pledge Agreement.

         "PRIDES" shall mean the $267,116,250 stated value of the Borrower's Preferred Redeemable Increased Equity Securities, 7% Convertible Preferred Stock, no par value, issued pursuant to a registration statement filed with the Securities and Exchange Commission (File No. 33-53095).

         "Process Agent" - see Section 15.11.

         "Qualification" shall mean, with respect to any certificate covering financial statements or any financial statements, a qualification to such certificate or financial statements (such as a "subject to" or "except for" statement therein) (a) resulting from a limitation on the scope of examination of such financial statements or the underlying data, (b) as to the capability of the Person whose financial statements are certified to continue operations as a going concern, or (c) which could be eliminated by changes in financial statements or notes thereto covered by such certificate (such as by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would result in the occurrence of a Default, provided, that neither of the following shall constitute a Qualification: (i) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose financial statements are being certified have concurred; or (ii) a qualification relating to the outcome or disposition of threatened Litigation, pending Litigation being contested in good faith, pending or threatened claims or contingencies which cannot be determined with sufficient certainty to permit such financial statements to not be qualified.

         "Reference Departments" shall mean, collectively, the Department of the State of California, the State of Illinois, the State of Missouri, the State of Tennessee and the State of Texas.

         "Regulation D" shall mean Regulation D (or any successor regulation) promulgated by the FRB as from time to time in effect.

         "Regulation G" shall mean Regulation G (or any successor regulation) promulgated by the FRB as from time to time in effect.

         "Regulation U" shall mean Regulation U (or any successor regulation) promulgated by the FRB as from time to time in effect.

         "Reinsurance Agreements" shall mean any agreement, contract, treaty, certificate or other arrangement (other than a Surplus Relief Reinsurance Agreement) by which any Insurance Subsidiary agrees to transfer or cede to another insurer all or part of the liability assumed or assets held by it under a policy or policies of insurance or under a reinsurance agreement assumed by it. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement (other than a Surplus Relief Reinsurance Agreement) which is treated as such by the applicable Department or Reference Department.

         "Replaced Bank" - see Section 5.8.

         "Replacement Bank" - see Section 5.8.

         "Reportable Event" shall have the meaning assigned to such term in ERISA.

         "Required Banks" shall mean (a) Banks (other than a Defaulting Bank) having at least 51% of the Commitments (excluding the Commitment of any Defaulting Bank) or, if the Commitments have terminated or expired, 51% of the aggregate principal amount of the Loans outstanding at such time (excluding the Loans of any Defaulting Bank) or (b) for purposes of amending or modifying the provisions of or waiving or curing a Default pursuant to Section 12.1.4 (as a result of Section 9.8) or Section 12.1.9, Banks (other than a Defaulting Bank) having at least 66-2/3% of the Commitments (excluding the Commitment of any Defaulting Bank) or, if the Commitments have terminated or expired, 66-2/3% of the aggregate principal amount of the Loans outstanding at such time (excluding the Loans of any Defaulting Bank).

         "Responsible Officer" shall mean, in the case of any Person, any of the following officers of such Person: the chief executive officer; the president; the chief financial officer; the chief operating officer; the chief investment officer; the general counsel; the secretary; the treasurer or any vice president. If any of the titles of the preceding officers of such corporate Person are changed after the date hereof, the term "Responsible Officer" shall thereafter mean any officer performing substantially the same functions as are presently performed by one or more of the officers listed in the first sentence of this definition.

         "Restated Borrower Shared Pledge Agreement" - see Section 6.1(iii).

         "Restated New CIHC Non-Shared Pledge Agreement" - see Section 6.1(i).

         "Restated New CIHC Shared Pledge Agreement" - see Section 6.1(ii).

         "Restatement Date" - see Preamble.

         "Risk-Based   Capital"  shall  mean,  with  respect  to  any  Insurance
Subsidiary, the ratio of Adjusted Capital of such

Insurance Subsidiary to the Company Action Level of such Insurance Company (as determined by the NAIC or the applicable Department). In the event that there is a conflict between the Risk-Based Capital formulas adopted by the NAIC and any applicable Department, the calculation of the Department shall govern.

         "Sale" - see Section 4.3(b).

         "SAP" shall mean, as to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the Department.

         "Senior Note Documents" shall mean the Conseco Indenture, the CCPI Indenture, the Senior Notes and the other agreements and instruments pursuant to which the Senior Notes were issued, as the same may be amended or modified or supplemented in accordance with this Agreement.

         "Senior Notes" shall mean, collectively, the Conseco Senior Notes and the CCPI Senior Notes.

         "Service Assignment" - see Section 6.1(d).

         "Servicing Agreements" shall mean, collectively, those agreements set forth on Schedule 1.1.

         "Shared Collateral" shall mean all Collateral (and/or cash and Cash Equivalents held as Collateral) other than Non-Shared Collateral.

         "Significant Subsidiary" shall mean any Subsidiary of the Borrower with, after the elimination of intercompany accounts, (a) assets which constituted at least 10% of the Borrower's consolidated total assets, or (b) revenues which constituted at least 10% of the Borrower's consolidated total revenues, or (c) net earnings which constituted at least 10% of the Borrower's consolidated total net earnings, all as determined as of the date of the Borrower's most recently prepared quarterly financial statements for the 12-month period then ended.

         "Single Employer Pension Plan" shall mean a pension plan as such term is defined in section 3(2) of ERISA, other than a multiemployer plan as defined in section 4001(a)(3) of ERISA, to which the Borrower or any other Controlled Group member may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Solvent", as to any Person on a particular date, shall mean that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, Contingent Obligations, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, Contingent Obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. For the purposes of this definition, in computing the amount of any Contingent Obligation at any time, it is intended that such Contingent Obligation will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Standard & Poor's" shall mean Standard & Poor's Ratings Group and any successor thereto.

         "Statutory Carrying Value" shall mean, as to an asset of any Insurance Subsidiary, the value of such asset to be reflected in line 24, page 2, column 1 of the Annual Statement, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

         "Statutory Liabilities" shall mean, with respect to any Insurance Subsidiary as of any date, the amount reported on line 28, page 3, column 1 of the Annual Statement of such Insurance Subsidiary, less IMR/AVR and less amounts under the Surplus Debenture constituting Statutory Liabilities on the Annual Statement, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

         "Subsidiary" shall mean, as to any Person, any corporation, partnership, limited liability corporation, limited liability partnership, joint venture, trust, association or other unincorporated organization of which or in which such Person and such Person's Subsidiaries own directly or indirectly 50% or more of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, if it is a corporation,

(b) the capital interest or partnership interest, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest, if it is a trust, association or other unincorporated organization; provided that, except as otherwise expressly set forth in this Agreement, BLHC shall not be considered a Subsidiary of the Borrower for purposes of this Agreement; and provided, further, that with respect to any Investment made by the Borrower in any Person in the ordinary course of business solely for investment purposes, such Person shall not be considered a Subsidiary of the Borrower for purposes of this Agreement if such Person is not integral to the business or operations of the Borrower or any Significant Subsidiary and such Investment is otherwise permitted by Section 9.10.

         "Substitute Bank" - see Section 15.2.

         "Surplus Debenture" shall mean the surplus debenture of JNL- TX dated December 31, 1992 in the original principal amount of $283,000,000.

         "Surplus Relief Reinsurance Agreements" shall mean any agreement whereby any insurance company assumes or cedes business under a reinsurance agreement that would be considered a "financing-type" reinsurance agreement as determined in accordance with the Statement of Financial Accounting Standards 113 or any successor thereto.

         "Tax  Returns  and  Reports"  shall  mean  all  returns,   reports  and
information required to be filed with any Governmental Authority with regard to Taxes.

         "Tax Sharing Agreement" shall mean the tax sharing agreement dated February 29, 1989 among the Borrower and certain of its Subsidiaries including BLHC.

         "Taxes" or "Tax" shall mean all taxes of any nature whatsoever and however denominated, including, without limitation, retaliatory, income, premium, withholding, guaranty fund and similar assessments, excise, import, governmental fees, duties and all other charges, as well as additions to tax, penalties and interest thereon, imposed by any Governmental Authority.

         "Termination Date" shall mean the earliest of (a) April 12, 2001, (b) the date of termination in whole of the Commitments pursuant to Section 4.1, 4.3 or 12.2, and (c) April 30, 1996 if the Amendment Effective Date has not occurred.

         "Total Capitalization" shall mean (a) principal and accrued and unpaid interest on all Indebtedness for borrowed money of the

Borrower for which the Borrower is directly liable and which is not a Contingent Obligation (calculated excluding Permitted Transactions) plus (b) the Total Shareholders' Equity of the Borrower.

         "Total Shareholders' Equity" shall mean the total shareholders' equity of a Person as determined in accordance with GAAP (calculated excluding unrealized gains (losses) of securities as determined in accordance with FAS
115).

         "Tranche A Bid Loan(s)" - see Section 2.3.

         "Tranche A Bid Note" shall mean a promissory note, substantially in the form of Exhibit A-2 with blanks appropriately completed in conformity herewith, evidencing Tranche A Bid Loans, or any promissory note or promissory notes issued in substitution or replacement therefor.

         "Tranche A Commitment" - see Section 2.1

         "Tranche A Committed Loan(s)" - see Section 2.1.

         "Tranche A Committed Note" shall mean a promissory note, substantially in the form of Exhibit A-1 with blanks appropriately completed in conformity herewith, evidencing Tranche A Committed Loans, or any promissory note or promissory notes issued in substitution or replacement therefor.

         "Tranche A Loan(s)" shall mean, collectively, the Tranche A Committed Loans and the Tranche A Bid Loans.

         "Tranche B Bid Loan(s)" - see Section 2.3.

         "Tranche B Bid Note" shall mean a promissory note, substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith, evidencing Tranche B Bid Loans, or any promissory note or notes issued in substitution or replacement therefor.

         "Tranche B Commitment" - see Section 2.1.

         "Tranche B Committed Loan(s)" - see Section 2.1.

         "Tranche B Committed Note" shall mean a promissory note, substantially in the from of Exhibit B-1 with blanks appropriately completed in conformity herewith, evidencing Tranche B Loans, or any promissory note or notes issued in substitution or replacement therefor.

         "Tranche B Loan(s)" shall mean, collectively, the Tranche B Committed Loans and the Tranche B Bid Loans.

         "Tranche B Percentage" shall mean as to any Collateral (other than BLHC stock), a percentage equal to the Collateral Percentage times a percentage derived from a fraction the numerator of which is then outstanding principal amount of Tranche B Loans and the denominator of which is the then outstanding principal amount of all Loans.

         "Transferee" - see Section 14.3.

         "Types of Loan" or "Type" - see Section 2.2. The Types of Loans under this Agreement are as follows: Base Rate Loans, Offshore Rate Loans and Absolute Rate Loans.

         "UCC" shall mean the Uniform Commercial Code or comparable statute or any successor statutes thereto, as in effect from time to time in the relevant jurisdiction.

         "U.S. Government Securities" shall mean obligations of, or obligations guaranteed as to principal and interest by, the United States Government or agency or instrumentality thereof.

         "Welfare Plan" shall mean a "welfare  plan," as such term is defined in section 3(1) of ERISA to which the Borrower or any other Controlled Group member may have liability.

         "Wholly-Owned Subsidiary" shall mean any Person in which (other than directors' qualifying shares required by law) 100% of the capital stock or other ownership interests is owned, beneficially and of record, by such Person, or by one or more other Wholly-Owned Subsidiaries of such Person, or both.

         SECTION 1.2  Other Definitional Provisions.

                  (a)  All  terms  defined  in this  Agreement  shall  have  the above-defined meanings when used in any Loan Document, or any certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall clearly otherwise require.

                  (b) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (c) The words "amended or modified" when used in any Loan Document shall mean with respect to such Loan Document as from time to time, in whole or in part, amended, modified, supplemented, restated, refinanced, refunded or renewed.

                  (d) In the computation of periods of time in this Agreement from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

         SECTION 1.3 Accounting and Financial Determinations. For purposes of this Agreement, unless otherwise specified or the context otherwise requires, all accounting terms used in any Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with GAAP.


                    SECTION 2. THE COMMITMENTS AND THE LOANS

         Subject to the terms and conditions of this Agreement and relying on the representations and warranties herein set forth:

         SECTION 2.1 Commitment. Each of the Banks, severally and for itself alone, agrees, on the terms and conditions set forth herein, to make:

                  (a) Tranche A Committed Loans. Loans (herein collectively called the "Tranche A Committed Loans" and individually called a "Tranche A Committed Loan") to the Borrower on a revolving basis from time to time from the Amendment Effective Date until the Termination Date in such Bank's Percentage of the aggregate amount of such Tranche A Committed Loans as the Borrower may request from all Banks. The aggregate principal amount of the Tranche A Committed Loans which any Bank shall be committed to have outstanding to the Borrower shall not at any one time exceed the amount set opposite such Bank's name on Schedule 2.1 and the aggregate principal amount of the Tranche A Committed Loans which all Banks shall be committed to have outstanding hereunder to the Borrower, together with the aggregate principal amount of all Tranche A Bid Loans outstanding under Section 2.3, shall not at any one time exceed $250,000,000 (or such reduced amount as may be fixed pursuant to Sections 4.1, 4.9 and 12.2). The foregoing commitment of each Bank is herein called its "Tranche A Commitment" and for all Banks the "Tranche A Commitments."

                  (b) Tranche B Committed Loans. Loans (herein collectively called the "Tranche B Committed Loans" and individually called a "Tranche B Committed Loan") to the Borrower on a revolving basis from time to time from the Amendment Effective Date until the Termination Date in such Bank's Percentage of the aggregate amount of such Tranche B Committed Loans as the Borrower may request from all Banks. The aggregate principal amount of the Tranche B Committed Loans which any Bank shall be committed to have outstanding to the Borrower shall not at any one time exceed the amount set opposite such Bank's name on Schedule 2.1 and the aggregate principal amount of the Tranche B Committed Loans which all Banks shall be committed to have outstanding hereunder to the Borrower, together with the aggregate principal amount of all Tranche B Bid Loans outstanding under Section 2.3, shall not at any one time exceed $250,000,000 (or such reduced amount as may be fixed pursuant to Sections 4.1, 4.9 and 12.2). The foregoing commitment of each Bank is herein called its "Tranche B Commitment" and for all Banks the "Tranche B Commitments."

         SECTION 2.2 Procedure for Committed Borrowings.

                  (a) Each Committed Borrowing shall be made upon the Borrower's irrevocable written notice (or by telephone promptly confirmed in writing) delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 9:00 A.M. (San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Committed Loans, and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                                    (A) the amount of such Committed  Borrowing,
                  which shall be in an aggregate minimum amount of $3,000,000 or any integral multiple of $1,000,000 in excess thereof;

                                    (B) the  requested  Borrowing  Date,  which
                  shall be a Business Day;

                                    (C) the  Type  of  Loans   comprising  such
                  Committed Borrowing and whether such Borrowing shall consist of a Tranche A Committed Loan and/or a Tranche B Committed Loan; and

                                    (D) with respect to any Committed Borrowing
                  comprised of Offshore Rate Committed Loans, the duration of the Interest Period applicable to such Committed Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Committed Loans, such Interest Period shall be three (3) months.

                  (b) The Administrative Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Percentage of the related Committed Borrowing.

                  (c) Each Bank will make the amount of its Percentage of each Committed Borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Office by 11:00 A.M. (San Francisco time) on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The proceeds of all such Committed Loans will then be made available to the Borrower by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Borrower of like funds as received by the Administrative Agent.

                  (d) After giving effect to any Committed Borrowing, there may not be more than eight (8) different Interest Periods in effect for all Committed Loans and Bid Loans then outstanding.

         SECTION 2.3 Bid Borrowings. In addition to Committed Borrowings pursuant to Section 2.1, each Bank severally agrees that the Borrower may, as set forth in Section 2.4, from time to time from the Amendment Effective Date to the Termination Date, request the Banks to submit offers to make Tranche A Bid Loans ("Tranche A Bid Loans") and Tranche B Bid Loans ("Tranche B Bid Loans") to the Borrower; provided, however, that the Banks may, but shall have no obligation to, submit such offers and the Borrower may, but shall have no obligation to, accept any such offers; and provided, further, that at no time shall (a) the outstanding aggregate principal amount of all Tranche A Bid Loans made by all Banks, plus the outstanding aggregate principal amount of all Tranche A Committed Loans made by all Banks exceed the aggregate Tranche A Commitments, (b) the outstanding aggregate principal amount of all Tranche B Bid Loans made by all Banks, plus the outstanding aggregate principal amount of all Tranche B Committed Loans made by all Banks exceed the aggregate Tranche B Commitments, or (c) the number of Interest Periods for Bid Loans then outstanding plus the number of Interest Periods for Committed Loans then outstanding exceed eight (8).

         SECTION 2.4 Procedure for Bid Borrowings. (a) When the Borrower wishes to request the Banks to submit offers to make Bid Loans hereunder, it shall transmit to the Administrative Agent by telephone call followed promptly by facsimile transmission of a Competitive Bid Request so as to be received no later than 9:00 A.M. (San Francisco time) (x) five Business Days prior to the date of a proposed Bid Borrowing in the case of an Offshore Rate Auction, or (y) two Business Days prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

                            (i) the date of such Bid Borrowing, which shall be a Business Day;

                           (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $10,000,000 or in integral multiples of $1,000,000 in excess thereof;

                           (iii) whether the Competitive Bids requested are to be for Offshore Rate Bid Loans or Absolute Rate Loans or both and whether such Loan shall consist of a Tranche A Bid Loan or a Tranche B Bid Loan; and

                           (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

Subject to Section 2.4(c), the Borrower may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

                  (b) Upon receipt of a Competitive Bid Request, the Administrative Agent will promptly send to the Banks by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by the Borrower to each Bank to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.4.

                   (c)(i) Each Bank may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this Section 2.4(c) and must be submitted to the Administrative Agent by facsimile transmission at the Administrative Agent's office for notices set forth on the signature pages hereto not later than (1) 6:30 A.M. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of an Offshore Rate Auction or (2) 6:30 A.M. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; provided that Competitive Bids submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such Affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (A) 6:15 A.M. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of an Offshore Rate Auction or (B) 6:15 A.M. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

                           (ii) Each Competitive Bid shall specify therein:

                                    (A) the proposed date of Bid Borrowing;

                                    (B) the  principal  amount  of each Bid Loan
                  for which such Competitive Bid is being made, which principal amount (1) may be equal to, greater than or less than the Tranche A Commitment or Tranche B Commitment (as applicable) of the quoting Bank, (2) must be $10,000,000 or in integral multiples of $1,000,000 in excess thereof, and (3) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                                    (C) in case the Borrower  elects an Offshore
                  Rate Auction, the margin above or below the Offshore Rate (Reserve Adjusted) (the "Offshore Rate Bid Margin") offered for each such Bid Loan, expressed in multiples of 1/1000th of one basis point to be added to or subtracted from the applicable Offshore Rate (Reserve Adjusted) and the Interest Period applicable thereto;

                                    (D) in case the Borrower  elects an Absolute
                   Rate Auction, the rate of interest per annum expressed in multiples of 1/1000th of one basis point (the "Absolute Rate") offered for each such Bid Loan; and

                                    (E) the identity of the quoting Bank.

         A Competitive Bid may contain up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bids.

                           (iii) Any Competitive Bid shall be disregarded if it:

                                    (A) is not  substantially in conformity with
                  Exhibit T or does not specify all of the information required by Section 2.4(c)(ii);

                                    (B)  contains  qualifying,   conditional  or
                  similar language;

                                    (C) proposes terms other than or in addition
                  to  those  set  forth  in  the   applicable   Invitation   for
                  Competitive Bids; or

                                    (D)  arrives  after  the time  set  forth in
                  Section 2.4(c)(i).

                  (d) Promptly on receipt and not later than 7:00 A.M. (San Francisco time) three Business Days prior to the proposed date of Borrowing in the case of an Offshore Rate Auction, or 7:00 A.M. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Administrative Agent will notify the Borrower of the terms (i) of any Competitive Bid submitted by a Bank that is in accordance with Section 2.4(c), and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in Section 2.4(c). The Administrative Agent's notice to the Borrower shall specify (x) the aggregate principal amount of Bid Loans for which Competitive Bids have been received for each Interest Period specified in the related Competitive Bid Request; and (y) the respective principal amounts and Offshore Rate Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of Sections 5.3, 5.4 and 11 and the provisions of this Section 2.4(d), any Competitive Bid shall be irrevocable except with the written consent of the Administrative Agent given on the written instructions of the Borrower.

                  (e) Not later than 7:30 A.M. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of an Offshore Rate Auction, or 7:30 A.M. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the Competitive Bids so notified to it pursuant to Section 2.4(d). The Borrower shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The Borrower may accept any Competitive Bid in whole or in part; provided that:

                           (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                           (ii) the principal amount of each Bid Borrowing must be at least $10,000,000 or in any integral multiple of $1,000,000 in excess thereof;

                           (iii) acceptance of Competitive Bids may only be made on the basis of ascending Offshore Rate Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

                           (iv) the Borrower may not accept any Competitive Bid that is described in Section 2.4(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (f) If Competitive Bids are made by two or more Banks with the same Offshore Rate Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such Competitive Bids are permitted to be accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such Competitive Bids are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such integral multiples, not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such Competitive Bids. Determination by the Administrative Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

                  (g)(i) The Administrative Agent will promptly notify each Bank having submitted a Competitive Bid if its Competitive Bid has been accepted and, if its Competitive Bid has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the related Bid Borrowing.

                           (ii) Each Bank, which has received notice pursuant to
         Section 2.4(g)(i) that its Competitive Bid has been accepted, shall make the amounts of such Bid Loans available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Office, by 11:00 A.M. (San Francisco time), on such date of Bid Borrowing, in funds immediately available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Office.

                           (iii)  Promptly  following  each Bid  Borrowing,  the
         Administrative Agent shall notify each Bank of the ranges of Competitive Bids submitted and the highest and lowest Competitive Bids accepted for each Interest Period requested by the Borrower and the aggregate amount borrowed pursuant to such Bid Borrowing.

                           (iv) From time to time, the Borrower and the Banks shall furnish such information to the Administrative Agent as the
         Administrative Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Borrower for payment of all amounts owing hereunder.

                  (h) If, on or prior to the proposed date of Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 5.3, 5.4 and 11 are satisfied, the Banks whose Competitive Bids the Borrower has accepted will fund each Bid Loan so accepted. Nothing in this Section 2.4 shall be construed as a right of first offer in favor of the Banks or to otherwise limit the ability of the Borrower to request and accept credit facilities from any Person (including any of the Banks); provided that no Default would otherwise arise or exist as a result of the Borrower executing, delivering or performing under such credit facilities.

         SECTION 2.5 Types of Loans. The Loans shall be denominated as Base Rate Loans, Offshore Rate Loans and Absolute Rate Loans (each being herein called a "Type" of Loan), as the Borrower shall specify in the related Notice of Borrowing, the Notice of Continuation/Conversion or Competitive Bid Request. Committed Loans and Bid Loans may be outstanding at the same time, provided that
(a) in the case of Committed Loans and Bid Loans outstanding, not more than eight (8) different Interest Periods shall be outstanding at any one time for all such Loans, and (b) the Borrower shall specify Types of Loans and Interest Periods such that no payment or prepayment of any principal on any Loan shall result in an interruption of any Interest Period.

         SECTION 2.6 Funding Reliance for Committed Borrowings. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Bank by 9:30 A.M., San Francisco time, on the relevant Borrowing Date that such Bank will not make available the amount which would constitute its Percentage of the related Committed Borrowing, the Administrative Agent may assume, subject to the satisfactory fulfillment by the Borrower of the conditions precedent set forth in Section 11, that such Bank shall make such amount available to the Administrative Agent and, in reliance upon such assumption the Administrative Agent may (but shall not be required to) make available to the Borrower a corresponding amount. If and to the extent that such Bank shall not make such amount available to the Administrative Agent, such Bank and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to the Type of Loans comprising such Committed Borrowing; provided that if such amount is repaid by the Borrower and such Bank the Administrative Agent agrees to refund to the Borrower any excess amount paid by the Borrower; and provided, further, that the Borrower, upon the request of the Administrative Agent, agrees to return such refund to the Administrative Agent, on demand, in the event the Administrative Agent is legally required to return any amount received from such Bank.

         SECTION 2.7   Conversion and Continuation Elections for
Committed Borrowings.

                  (a) As to any Loans comprising a Committed Borrowing, the Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with Section 2.7(b):

                           (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Committed Loans, to convert any such Loans (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into any other Type of Committed Loans; or

                           (ii) elect, as of the last day of the applicable Interest Period, to continue any Offshore Rate Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Committed Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Committed Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, Offshore Rate Committed Loans, as the case may be, shall terminate.

                  (b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 9:00 A.M. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into Base Rate Loans, specifying:

                                    (A)  the  proposed   Conversion/Continuation
                  Date;

                                    (B) the aggregate  amount of Committed Loans
                  to be converted or renewed;

                                    (C) the Type of  Committed  Loans  resulting
                  from the proposed conversion or continuation; and

                                    (D) in the case of conversions into Offshore
                  Rate Committed Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to Offshore Rate Committed Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Committed Loans or if any Default then exists, the Borrower shall be deemed to have elected to convert such Offshore Rate Committed Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Bank.

                  (e) Unless the Required Banks otherwise agree, during the existence of a Default, the Borrower may not elect to have a Committed Loan converted into or continued as an Offshore Rate Committed Loan.

                  (f) After giving effect to any conversion or continuation of Committed Loans, there may not be more than eight (8) different Interest Periods in effect for all Loans (including Bid Loans then outstanding) hereunder.

         SECTION 2.8 Repayment of Loans.

                  (a) Committed Loans. Subject to the provisions of Sections 4.1, 4.3 and 4.5, the Committed Loans of each Bank shall be payable in full (and the Borrower agrees to pay such Committed Loans) on the Termination Date.

                  (b) Bid Loans. Subject to the provisions of Sections 4.1, 4.3 and 4.5, each Bid Loan shall be payable in full (and the Borrower agrees to pay such Bid Loan) on the last day of the relevant Interest Period for such Bid Loan.

         SECTION 2.9  Loan Accounts; Record Keeping.

                  (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business and the Administrative Agent. The loan accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrower and the interest and payments thereon; provided, that in the event of a conflict between information recorded by the Administrative Agent and any Bank as to such Bank's Loans, the records of the Administrative Agent absent manifest error shall control. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or to pay any amount owing with respect to the Loans.

                  (b) Upon the request of any Bank made through the Administrative Agent, the Committed Loans made by such Bank may be evidenced by one or more Committed Notes and the Bid Loans made by such Bank may be evidenced by one or more Bid Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Bank is irrevocably authorized by the Borrower to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Bank.

                       SECTION 3. INTEREST AND FEES, ETC.

         SECTION 3.1 Interest Rates. (a) With respect to each Committed Loan, the Borrower hereby promises to pay interest on the unpaid principal amount thereof for the period commencing on the Borrowing Date of such Loan until such Loan is paid in full, as follows:

                  (i) At all times while such Loan or any portion thereof is a Base Rate Loan, at a rate per annum equal to the Base Rate from time to time in effect.

                  (ii) At all times while such Loan or any portion thereof is an Offshore Rate Committed Loan, at a rate per annum equal to the Offshore Rate (Reserve Adjusted) from time to time in effect plus the Offshore Rate Committed Margin (as hereinafter defined).

                  (iii) For purposes hereof, the Offshore Rate Committed Margin (the "Offshore Rate Committed Margin") shall be determined based on the higher of the then current rating of the Borrower's Senior Notes by Moody's and Standard & Poor's and the Debt to Total Capitalization Ratio as follows:

                         OFFSHORE RATE COMMITTED MARGIN

Debt to Total
Capitalization                                                         Senior Notes Rating
Ratio                                                       ----------------------------------------
- --------------
                                                              BBB/            BBB-/             BB+/
                                                              Baa2,           Baa3              Ba1
                                                              ----            ----              ----
                                                               or                                or
                                                             above                              lower
Greater than .35 but less than or equal to .50               0.750%           0.875%           1.125%
Greater than .25 but less than or equal to .35               0.625%           0.750%            1.00%
Less than or equal to .25                                    0.500%           0.625%           0.900%
                                                             =====            =====            =====

                    Any adjustment in the Offshore Rate Committed Margin as a result of a change in the Debt to Total Capitalization Ratio shall be effective upon receipt by the Administrative Agent of a Compliance Certificate pursuant to Section 8.1.5 (a copy of which shall promptly be delivered to the Banks by the Administrative Agent) setting forth the calculation of the Debt to Total Capitalization Ratio, and any adjustment in the Offshore Rate Committed Margin as a result of a change in the rating of the Borrower's Senior Notes by Moody's and/or Standard & Poor's shall be effective as of the effective date of the change in such rating; provided that, notwithstanding the foregoing, the Offshore Rate Committed Margin for the period commencing on the Amendment Effective Date and ending six (6) months thereafter shall be .75% per annum; and provided, further, that in no event will the Offshore Rate Committed Margin be reduced at any time when a Default has occurred and is continuing.

                  (b) With respect to each Bid Loan, the Borrower hereby promises to pay interest on the unpaid principal amount thereof for the period commencing on the Borrowing Date of such Loan until such Loan is paid in full at a rate per annum equal to the Offshore Rate (Reserve Adjusted) plus (or minus) the Offshore Rate Bid Margin, or at the Absolute Rate, as the case may be.

         SECTION 3.2 Default  Interest Rate.  Notwithstanding  the provisions of
Section 3.1, in the event that any Default under Section 12.1.3 or any Event of Default shall occur, the Borrower hereby promises to pay, automatically in the case of a Default under Section 12.1.3 or upon demand therefor by the Administrative Agent for any Event of Default, interest on the unpaid principal amount of the Loans (and interest thereon to the extent permitted by law) for the period commencing on the date of such Default or demand until such Loans are paid in full or such Default or Event of Default is cured or waived in accordance with Sections 12.2 and 15.1 at a rate per annum equal to the Base Rate from time to time in effect (but not less than the Base Rate as at such date of demand), plus two percent (2%) per annum.

         SECTION 3.3 Interest Payment Dates. Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 4.1 or Section 4.3 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Banks. After maturity, accrued interest on the Loans shall be payable on demand.

         SECTION 3.4 Setting and Notice of Rates. The applicable Offshore Rate (Reserve Adjusted) shall be determined by the Administrative Agent. Each determination of the applicable Offshore Rate (Reserve Adjusted) shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. If the Administrative Agent is unable to determine such a rate, the provisions of Section 5.3 shall apply. The Administrative Agent shall, upon written request of the Borrower or any Bank, deliver to the Borrower or such Bank a statement showing the computations used by the Administrative Agent in determining any applicable Offshore Rate hereunder.

         SECTION 3.5 Computation of Fees and Interest. Fees and interest on Offshore Rate Loans and Absolute Rate Loans shall be computed for the actual number of days elapsed on the basis of a 360-day year, and interest on Base Rate Loans shall be computed for the actual number of days elapsed on the basis of a 365-day year. Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error.

         SECTION 3.6 Fees. The Borrower agrees to pay the following fees (all such fees being nonrefundable):

                  (a) The Borrower agrees to pay the fees set forth in the Fee Letter for the sole benefit of the Arranger and the Administrative Agent; and

                  (b) Without duplication, the Borrower agrees to pay to the Administrative Agent, for the benefit of the Banks (other than a Defaulting Bank) ratably according to their respective Percentage, a non-use fee on the average daily unused Commitments (without regard to any Bid Loans then outstanding), payable quarterly in arrears on the last Business Day of each Fiscal Quarter (commencing with the first such date occurring after the Amendment Effective Date for the period from the Amendment Effective Date through and including such date) and on the Termination Date at a rate per annum equal to an amount determined based on the higher of the then current rating of the Senior Notes by Moody's and Standard & Poor's as follows:


               Senior Notes Rating

                                         BB+/
                                          Ba1
      BBB/              BBB-/              or
     Baa2,              Baa3             lower
     ----               ----             -----
      or
    above
     0.20%             0.25%             0.35%
     ====              ====              ====

                  Any adjustment in the non-use fee set forth in this clause (b) as a result of a change in the rating of the Borrower's Senior Notes by Moody's and/or Standard & Poor's shall be effective as of the effective date of the change in such rating.

                       SECTION 4. PAYMENTS AND PREPAYMENTS

         SECTION 4.1 Voluntary Termination or Reduction of Commitments. Subject to Section 5.5, the Borrower may, upon not less than five (5) Business Days' irrevocable prior written notice to the Administrative Agent (which shall promptly advise each Bank thereof), terminate the Tranche A Commitments and/or the Tranche B Commitments or permanently reduce the Tranche A Commitments and/or Tranche B Commitments by an aggregate minimum amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Committed Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the amount of the aggregate Tranche A Commitments or Tranche B Commitments, as applicable, then in effect. Once reduced in accordance with this Section, the Tranche A Commitments and the Tranche B Commitments, to the extent terminated or permanently reduced, may not be increased. Any reduction of the Tranche A
Commitments shall be applied to each Bank's Tranche A Commitment, pro rata, according to its Percentage. Any reduction of the Tranche B Commitments shall be applied to each Bank's Tranche B Commitment, pro rata, according to its Percentage.

        SECTION 4.2 Optional Prepayments. Subject to Section 5.5, the Borrower may, at any time or from time to time, upon not less than (a) three (3) Business Days' irrevocable written notice with respect to Offshore Rate Loans and (b) one
(1) Business Day's irrevocable written notice with respect to Base Rate Loans or Absolute Rate Loans, to the Administrative Agent by 9:00 A.M. (San Francisco time), ratably prepay such Loans in whole or in part, in minimum amounts of $5,000,000 or any integral multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will, in the case of Committed Loans, promptly notify each Bank of its receipt of any such notice, and of such Bank's Percentage of such prepayment, and, in the case of Bid Loans, promptly notify the Bid Loan Bank of its receipt of such notice. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 5.5.

        SECTION 4.3 Mandatory Prepayments. The Borrower shall make mandatory prepayments of the Loans as follows:

                 (a) If, on any date, the Borrower or any of its Subsidiaries shall sell, assign, lease, transfer, contribute, convey, issue or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets (any of the foregoing being a "Disposition") consisting of (i) Collateral, (ii) any Subsidiary of the Borrower (other than a Disposition permitted under Section 9.4) or
         (iii) a block of insurance business by any Insurance Subsidiary in one or a series of related transactions with proceeds in excess of $25,000,000, the Borrower shall promptly notify the Administrative Agent of such Disposition, including the amount of Net Proceeds received by the Borrower or any of its Subsidiaries in respect of such Disposition (and the amount and other type of consideration so received) and an amount equal to such Net Proceeds shall be promptly applied after the receipt from time to time of such Net Proceeds to repay first, the principal amount of the Tranche A Committed Loans then outstanding (together with any interest accrued thereon) and second, the principal amount of the Tranche B Committed Loans then outstanding (together with any interest accrued thereon). To the extent the Net Proceeds of any such Disposition exceed the amount of the Committed Loans then outstanding (together with any interest accrued thereon), or, at the time of such Disposition, the Committed Loans shall have been paid in full, such Net Proceeds shall be applied to repay first, the principal amount of the Tranche A Bid Loans then outstanding (together with any interest accrued thereon), second, the principal amount of the Tranche B Bid Loans then outstanding (together with any interest accrued thereon) and third, to repay the any remaining Liabilities. Notwithstanding anything to the contrary contained in this clause (a), to the extent any such Disposition comprises any of the Collateral, the Net Proceeds received by the Borrower from such Disposition shall be applied in the order set forth in Sections 6.2(a),
         (b) and (c).


                 (b) If, on any date, the Borrower or any of its Subsidiaries shall sell, issue or grant options, contingent interest rights, warrants or other rights with respect to any of its equity or debt securities (any of the foregoing being a "Sale") or related in any way to its earnings or performance (other than (i) pursuant to a Pension Plan or Benefit Program of the Borrower or such Subsidiary for the benefit of their respective employees and (ii) equity or debt securities issued by the Borrower to its Subsidiaries or such Subsidiaries to the Borrower or to any other Subsidiary of the Borrower), the Borrower shall promptly notify the Administrative Agent of such Sale, including the amount of Net Proceeds received by the Borrower or any of its Subsidiaries in respect of such Sale (and the amount and other type of consideration so received) and an amount equal to such Net Proceeds shall be promptly applied after the receipt from time to time of such Net Proceeds to repay first, the principal amount of the Tranche A Committed Loans then outstanding (together with any interest accrued thereon) and second, the principal amount of the Tranche B Committed Loans then outstanding (together with any interest accrued thereon). To the extent the Net Proceeds of any such Sale exceed the amount of the Loans then outstanding (together with any interest accrued thereon), or, at the time of such Sale, the Committed Loans shall have been paid in full, such Net Proceeds shall be applied to repay first, the principal amount of the Tranche A Bid Loans then outstanding (together with any interest accrued thereon), second, the principal amount of the Tranche B Bid Loans then outstanding (together with any interest accrued thereon) and third, to repay any remaining Liabilities.

        SECTION 4.4 Payments by the Borrower.

                (a) All payments to be made by the Borrower hereunder shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Office, and shall be made in Dollars and in immediately available funds, no later than 10:30 A.M. (San Francisco time) on the date specified herein. Notwithstanding the foregoing, in connection with a prepayment required by
Section 4.3, the Borrower may elect to deposit all of the Net Proceeds from a Disposition or Sale into the Cash Collateral Account which funds, together with any interest accrued thereon, shall be applied to the Committed Loans and the Bid Loans, as the case may be, by the Administrative Agent on the first day when such funds may be applied without the Borrower incurring costs under Section 5.5; provided that any Net Proceeds held in the Cash Collateral Account shall continue to accrue interest hereunder (and the Borrower agrees to pay such interest) at the then applicable interest rate until applied to the Committed Loans and the Bid Loans, as the case may be, by the Administrative Agent. The Administrative Agent will promptly distribute to each Bank its Percentage (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 10:30 A.M. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                (c) Unless the Administrative Agent receives notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Effective Rate for each day from the date such amount is distributed to such Bank until the date repaid.

        SECTION 4.5 Application of Prepayments. Any prepayment of the Committed Loans in accordance with Section 4.2 shall be applied to the Tranche A Committed Loans and the Tranche B Committed Loans in such order as the Borrower may elect. Except as otherwise set forth in this Agreement, any reduction in the Tranche A Commitments pursuant to Sections 4.1 and 4.9 shall be applied to a reduction of the remaining Tranche A Commitments, on a pro rata basis, prior to making any reduction on the Tranche B Commitments; provided that after the Borrower has permanently reduced the Commitments of the Banks pursuant to Section 4.1 or
Section 4.9 to an aggregate amount equal to $350,000,000 or less any reduction of the Commitments shall be applied, at the Borrower's election, to a reduction of the Tranche A Commitments, on a pro rata basis, or to a reduction of the Tranche B Commitments, on a pro rata basis.

        SECTION 4.6 Sharing of Payments.

                (a) If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise (other than pursuant to Sections 5.8, 14.1 and 15.2)) on account of the Committed Loans (other than pursuant to the terms of Section 5) in excess of its pro rata share (based on its Percentage) of payments and other recoveries obtained by all Banks of the

        Committed Loans on account of principal of and interest on the Committed Loans, such Bank shall purchase from the other Banks such participation in the Committed Loans as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and each Bank which has sold a participation to the purchasing Bank shall repay to the purchasing Bank the purchase price to the ratable extent of such recovery together with an amount equal to such selling Bank's ratable share (according to the proportion of (i) the amount of such selling Bank's required repayment to the purchasing Bank to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.

                (b) The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to Section 4.6(a) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.7) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a setoff to which this Section applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this
        Section 4.6(b) to share in the benefits of any recovery of such secured claim.

        SECTION 4.7 Setoff. Each Bank shall, upon the occurrence of any Event of Default under Section 12.1.1, the occurrence of a Default under Section 12.1.3, or, with the consent of the Required Banks, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Liabilities owing to it (whether or not then due), and (as security for such Liabilities) the Borrower hereby grants to each Bank a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Bank. Any such appropriation and application shall be subject to the provisions of Section 4.6. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 4.7 are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Bank may have.

        SECTION 4.8 Net Payments. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, stamp or other Taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, other than Taxes imposed on or measured by any Bank's net income or receipts (such non-excluded items being called "Charges"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Charges pursuant to any applicable law, rule or regulation, then the Borrower will:

                (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority;

                (c) pay to the Administrative Agent for the account of the Banks such additional amount or amounts as are necessary to ensure that the net amount actually received by each Bank will equal the full amount such Bank would have received had no such withholding or deduction been required; and

                (d) if any Bank receives a refund in respect of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower (or any Person acting on behalf of the Borrower) has paid additional amounts pursuant to this Section 4.8, it shall promptly repay such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower (or such Person acting on behalf of the Borrower) under this Section 4.8 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of such Bank or the Administrative Agent, as the case may be; provided, that the Borrower, upon the request of such Bank or the Administrative Agent, agrees to return such refund (together with any penalties, interest or other charges due in connection therewith to the appropriate taxing authority or other Governmental Authority) to such Bank or the Administrative Agent in the event such Bank or the Administrative Agent is required to pay or to return such refund to the relevant taxing authority or other Governmental Authority.

Each Bank that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Loans, execute and deliver to the Borrower, on or about the first scheduled payment date in each calendar year, a United States Internal Revenue Service Form 4224 or Form 1001, as may be applicable (or any successor form), appropriately completed. Without prejudice to the survival of any other agreement of the Borrower hereunder or any other document, the agreements of the Borrower contained in this Section shall survive satisfaction of the Liabilities and termination of this Agreement.

        SECTION 4.9 Mandatory Reduction in the Commitments. Each repayment or prepayment of the Tranche A Committed Loans and the Tranche B Committed Loans required pursuant to Section 4.1 or 4.3 (a) or (b) shall concurrently, permanently and automatically ratably reduce the Tranche A Commitments and the Tranche B Commitments, respectively, by the amount of such repayment or prepayment. If on any date the aggregate principal amount of the Tranche A Loans or the Tranche B Loans exceeds the Tranche A Commitments or the Tranche B Commitments, as the case may be, the Borrower shall repay on such date such Tranche A Loans and Tranche B Loans (including interest accrued thereon) in an amount equal to such excess.


                       SECTION 5. CHANGES IN CIRCUMSTANCES

        SECTION 5.1 Increased Costs. If (a) Regulation D, or (b) after the Amendment Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Lending Office of such Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

                (i) shall subject any Bank (other than a Defaulting Bank) (or any Lending Office of such Bank) to any tax, duty or other charge with respect to its Offshore Rate Loans, or its obligation to make Offshore Rate Loans or shall change the basis of taxation of payments to any Bank (other than a Defaulting Bank) of the principal of, or interest on, its Offshore Rate Loans or any other amounts due under this Agreement in respect of its Offshore Rate Loans or its obligation to make Offshore Rate Loans (except for changes in the rate of Tax, other than Taxes covered by Section 4.8, on the overall gross or net income of such Bank or its Lending Office); or

                (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section 3), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (other than a Defaulting Bank) (or any Lending Office of such
        Bank); or

                (iii) shall impose on any Bank (other than a Defaulting Bank) (or its Lending Office) any other condition affecting its Offshore Rate Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) such Bank (or any Lending Office of such Bank) of making or maintaining any Offshore Rate Loan or to reduce the amount of any sum received or receivable by such Bank (or the Lending Office of such Bank) under this Agreement or under its Loans with respect thereto, then within thirty (30) days after demand by such Bank (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand and the calculation of such additional amount), the Borrower shall pay directly to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or such reduction. Each Bank shall promptly, but in no event more than ninety (90) days after it has knowledge thereof, notify the Borrower of any event occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 5.1.

        SECTION 5.2 Change in Rate of Return. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Bank (other than a Defaulting Bank) or any Person controlling such Bank, and such Bank reasonably determines that the rate of return on its or such controlling Person's capital as a consequence of the Loans made by such Bank (or any participating interest therein held by such Bank) is reduced to a level below that which such Bank or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case the Borrower shall, within thirty (30) days after written demand by such Bank to the Borrower, pay directly to such Bank additional amounts sufficient to compensate such Bank or such controlling Person for such reduction in rate of return. A statement of such Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Bank may use any method of averaging and attribution that it shall deem reasonably applicable. Each Bank shall promptly, but in no event more than ninety (90) days after it has knowledge thereof, notify the Borrower of any event occurring after the Amendment Effective Date, which will entitle such Bank to compensation pursuant to this Section 5.2.

        SECTION 5.3 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

                (a) deposits in Dollars (in the applicable amounts) are not being offered to the Administrative Agent in the interbank eurodollar market for such Interest Period, or the Administrative Agent otherwise determines (which determination shall be conclusive and binding on all parties) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Offshore Rate (Reserve Adjusted); or

                (b) any Bank advises the Administrative Agent that the Offshore Rate (Reserve Adjusted) as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Bank of maintaining or funding such Loan for such Interest Period, or that the making or funding of Offshore Rate Loans has become impracticable as a result of an event occurring after the Amendment Effective Date which in the opinion of such Bank materially changes such Loans;

then, so long as such circumstances shall continue:

                (i) the Administrative Agent shall promptly notify the Borrower and the Banks thereof,

                (ii) no Bank shall be under any obligation to make or continue or convert into Offshore Rate Committed Loans or make Offshore Rate Bid Loans so affected, and

                (iii) on the last day of the then current Interest Period for Offshore Rate Committed Loans so affected, such Offshore Rate Committed Loans shall, unless then repaid in full, automatically convert to Base Rate Loans.

Notwithstanding the foregoing, the Administrative Agent and each Bank shall take any reasonable actions available to it (including designation of a different Lending Office), consistent with legal and regulatory restrictions, that will avoid the need to take the steps described in this Section 5.3, which will not, in the reasonable judgment of the Administrative Agent or such Bank, be materially disadvantageous to the Administrative Agent or such Bank.

        SECTION 5.4 Changes in Law Rendering Certain Loans Unlawful. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it unlawful for a Bank or the Lending Office of such Bank ("Affected Bank") to make, maintain or fund Offshore Rate Loans, then (a) the Affected Bank shall promptly notify each of the other parties hereto, (b) the obligation of all Banks to make or continue or convert into Offshore Rate Committed Loans or make Offshore Rate Bid Loans made unlawful for the Affected Bank shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (c) on the last day of the current Interest Period for Offshore Rate Loans (or, in any event, if the Affected Bank so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), the Offshore Rate Committed Loans shall, unless then repaid in full, automatically convert to Base Rate Loans. Notwithstanding the foregoing, the Administrative Agent and each Bank shall take any reasonable actions available to it (including designation of a different Lending Office), consistent with legal and regulatory restrictions, that will avoid the need to take the steps described in this Section 5.4, which will not, in the reasonable judgment of the Administrative Agent or such Bank, be materially disadvantageous to such Administrative Agent or such Bank.

        SECTION 5.5 Funding Losses. The Borrower hereby agrees that upon demand by any Bank to the Administrative Agent (which demand shall be made within three
(3) Business Days after receipt of notice of any payment or proposed payment by the Borrower under this Agreement giving rise to indemnification under this
Section 5.5 and shall be accompanied by a statement setting forth in reasonable detail using the methodology set forth in Exhibit O with respect to Offshore Rate Loans and by a methodology reasonably determined by such Bank with respect to Absolute Rate Loans) the Borrower will indemnify such Bank against any loss or expense which such Bank may sustain or incur (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain Offshore Rate Loans), as reasonably determined by such Bank, as a result of (a) any payment or prepayment or conversion of any Offshore Rate Loans or Absolute Rate Loans of such Bank on a date other than the last day of an Interest Period for such Offshore Rate Loan or Absolute Rate Loan, or (b) any failure of the Borrower to borrow on the date of any Borrowing set forth in any Notice of Borrowing or Competitive Bid Request (after acceptance of Competitive Bids by the Borrower) or (c) any failure of the Borrower to convert or continue any portion of the Committed Loans on a date specified therefor in the Notice of Continuation/Conversion delivered pursuant to this Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

        SECTION 5.6 Right of Banks to Fund Through Other Offices. Each Bank may, if it so elects, fulfill its commitment as to any Offshore Rate Loans by causing any of its Lending Offices to make such Offshore Rate Loans; provided, that in such event for the purposes of this Agreement, such Loan shall be deemed to have been made by such Bank and the obligation of the Borrower to repay such Offshore Rate Loan shall nevertheless be to such Bank and shall be deemed held by it, to the extent of such Offshore Rate Loan, for the account of such branch or affiliate.

        SECTION 5.7 Discretion of Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Offshore Rate Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Offshore Rate, as the case may be, for such Interest Period.

        SECTION 5.8 Replacement of Banks. If any Bank shall become affected by any of the changes or events described in Section 5.1, 5.2 or 5.4 (any such Bank being hereinafter referred to as a "Replaced Bank") and shall petition the

Borrower for any increased cost or amounts thereunder, then in such case, the Borrower may, upon at least five (5) Business Days' notice to the Administrative Agent and such Replaced Bank, designate a replacement lender (a "Replacement Bank") acceptable to the Administrative Agent in its reasonable discretion, to which such Replaced Bank shall, subject to its receipt (unless a later date for the remittance thereof shall be agreed upon by the Borrower and the Replaced
Bank) of all amounts owed to such Replaced Bank under Section 5.1 or 5.2, assign all (but not less than all) of its rights, obligations, Loans and Commitment hereunder; provided, that all Liabilities (except Liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement) due and payable to the Replaced Bank shall be paid in full as of the date of such assignment. Upon any assignment by any Bank pursuant to this
Section 5.8 becoming effective, the Replacement Bank shall thereupon be deemed to be a "Bank" for all purposes of this Agreement and such Replaced Bank shall thereupon cease to be a "Bank" for all purposes of this Agreement and shall have no further rights or obligations hereunder (other than pursuant to Sections 5.1, 5.2, 15.4 and 15.5 while such Replaced Bank was a Bank). Notwithstanding any Replaced Bank's failure or refusal to assign its rights, obligations, Loans and Commitment under this Section 5.8, the Replaced Bank shall cease to be a "Bank" for all purposes of this Agreement and the Replacement Bank substituted therefor upon payment to the Replaced Bank by the Replacement Bank of all amounts set forth in this Section 5.8 without any further action of the Replaced Bank.

        SECTION 5.9 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of the Administrative Agent or any Bank pursuant to Section 5.1 through Section 5.5 shall be conclusive absent demonstrable error. The provisions of Sections 5.1, 5.2, 5.4, 5.5 and this Section 5.9 shall survive termination of this Agreement.

                    SECTION 6. COLLATERAL AND OTHER SECURITY

        SECTION 6.1 Collateral Documents. On the Closing Date, the Borrower:

                (a) Existing Borrower Non-Shared Pledge Agreement. Executed and delivered to the Administrative Agent, for the benefit of the Banks, (1) a pledge agreement, substantially in the form of Exhibit E-1 to the Existing Credit Agreement (herein, as the same may be amended or modified, called the "Existing Borrower Non-Shared Pledge Agreement") covering, among other things, (x) all of the issued and outstanding capital stock of BLHC owned by the Borrower and the acquisition of which was financed under the Bank of America Credit Agreements, and (y) each indirect Wholly-Owned Subsidiary of the Borrower not constituting a Significant Subsidiary (as defined in the Indentures), and (2) in consideration of the Banks' consent to the CIHC Contribution and the Conseco Contribution, caused New CIHC to assume, pursuant to an assumption agreement in the form of Exhibit P to the Existing Credit Agreement (the "New CIHC Assumption Agreement") and the related New CIHC Non-Shared Pledge Agreement, the obligations of the Borrower under the Existing Borrower Non-Shared Pledge Agreement (the Existing Borrower Non-Shared Pledge Agreement as assumed by New CIHC pursuant to the New CIHC Assumption Agreement and related New CIHC Non-Shared Pledge
        Agreement being herein collectively called the "Existing New CIHC Non-Shared Pledge Agreement");

                (b) Existing Borrower Shared Pledge Agreement. Executed and delivered to the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes, (1) a pledge agreement, substantially in the form of Exhibit E-2 to the Existing Credit Agreement (herein, as the same may be amended or modified, called the "Existing Borrower Shared Pledge Agreement") covering, among other things, the issued and outstanding capital stock of each of the direct Wholly-Owned Subsidiaries of the Borrower and each indirect Wholly-Owned Subsidiary of the Borrower constituting a Significant Subsidiary (as defined in the Indentures) (to the extent permitted by the Applicable Insurance Code) and all of the issued and outstanding capital stock of BLHC owned by the Borrower (other than the capital stock of BLHC pledged under the Existing Borrower Non-Shared Pledge Agreement), and (2) in consideration of the Banks' consent to the CIHC Contribution and the Conseco Contribution, caused New CIHC to assume, pursuant to the New CIHC Assumption Agreement and related New CIHC pledge agreement, certain of the obligations of the Borrower under the Existing Borrower Shared Pledge Agreement (the Existing Borrower Shared Pledge Agreement as assumed by New CIHC pursuant to the New CIHC Assumption Agreement, and related New CIHC Pledge Agreement being herein collectively called the "Existing New CIHC Shared Pledge Agreement");

                (c) MDSCG Pledge Agreement. Caused MDSCG to execute and deliver to the Administrative Agent, for the benefit of the Banks, a pledge agreement, substantially in the form of Exhibit E-3 (herein, as the same may be amended or modified, called the "MDSCG Pledge Agreement"), covering, among other things, all of the issued and outstanding capital stock of each Wholly-Owned Subsidiary of MDSCG; and

                (d) Assignment of Documents. Executed and delivered and caused each of BNL, CCM and CMCI to execute and deliver, an Assignment of Servicing Agreements, substantially in the form of Exhibit F (herein, as the same may be amended or modified, called the "Service Assignment") of such party in favor of the Administrative Agent for the benefit of the Banks;

it being hereby understood and agreed that on the Amendment Effective Date:

                (i) Restated New CIHC Non-Shared Pledge Agreement. The Existing New CIHC Non-Shared Pledge Agreement shall be restated pursuant to a restated New CIHC Non-Shared Pledge Agreement, substantially in the form of Exhibit E-1 (herein, as the same may be amended or modified, called the "Restated New CIHC Non-Shared Pledge Agreement");

                (ii) Restated New CIHC Shared Pledge Agreement. The Existing New CIHC Shared Pledge Agreement shall be restated pursuant to a restated New CIHC Shared Pledge Agreement, substantially in the form of Exhibit E-2 (herein, as the same may be amended or modified, called the "Restated New CIHC Shared Pledge Agreement");

                (iii) Restated Borrower Shared Pledge Agreement. The Existing Borrower Shared Pledge Agreement shall be restated pursuant to a restated
Borrower Shared Pledge Agreement, substantially in the form of Exhibit E-4 (herein, as the same may be amended or modified, called the "Restated Borrower Shared Pledge Agreement"); and

                (iv) Partial Release of MDSCG Pledge Agreement Collateral. The Administrative Agent shall release (and the Banks hereby consent to such release) its Lien on the Collateral pledged to the Administrative Agent under the MDSCG Pledge Agreement with respect to the capital stock of CBC Insurance Agency Services, Inc. and Community Insurance Agency, Inc. and, except as otherwise provided in this Section 6.1(iv), the MDSCG Pledge Agreement shall remain in full force and effect. Such release shall be without representation or warranty of any kind and shall automatically constitute a release of any Lien on such Collateral in favor of the holders of the Senior Notes.

        SECTION 6.2 Application of Proceeds from Collateral.

                (a) Non-Shared Collateral. All proceeds from the sale or disposition of any of the Non- Shared Collateral shall be applied by the Administrative Agent in the following order:

                             First:  to the  payment  of  all of the  reasonable
                costs and expenses (including attorney's fees) of the Administrative Agent actually incurred (whether or not such costs and expenses are incurred by the Administrative Agent on its own behalf or on behalf of the Banks, or as collateral agent on behalf of the Banks and the holder or holders of the Additional Secured Borrower Indebtedness) in connection with (i) the administration, sale or disposition of such Collateral, and
                (ii) the administration and enforcement of this Agreement and the Restated New CIHC Non- Shared Pledge Agreement and the MDSCG Pledge Agreement, to the extent that such costs and expenses shall not have been reimbursed to the Administrative Agent;

                             Second:   to  the   payment  in  full  of  all  the
                Liabilities in such order as is consistent with this Agreement (including the provisions of Sections 4.3 and 6.2(c)) and to the extent not addressed in this Agreement as the Administrative Agent may determine from time to time in its sole discretion, such application to be made ratably among the Banks according to the amount of the Liabilities owing to each Bank;

                             Third:   (i)  with   respect   to  the   Non-Shared
                Collateral pledged under the Restated New CIHC Non- Shared Pledge Agreement, to the payment in full of all the Conseco Senior Note Obligations, the CCPI Senior Note Obligations and the Additional Secured Borrower Obligations, if any, ratably, according to their respective Collateral Percentages, and (ii) with respect to the Non-Shared Collateral pledged under the MDSCG Pledge Agreement, to the payment in full of all the Additional Secured Borrower Obligations, if any. In the case of the Conseco Senior Note Obligations and the CCPI Senior Note Obligations, such application shall be effected by delivery to the Trustee under the relevant Indenture, of funds representing the Collateral Percentage of the holders of the Conseco Senior Notes, on the one hand, and the CCPI Senior Notes on the other hand. In the case of the Additional Secured Borrower Obligations, such application shall be effected by delivery to BofA (in its individual capacity or as agent for a syndicate of banks, as the case may be), with respect to clause (i) above, funds representing the Collateral Percentage of the holders of the Additional Secured Borrower Indebtedness, and, with respect to clause (ii) above, funds representing the amount of the Additional Secured Borrower Obligations; and

                             Fourth: the balance, if any, of such proceeds shall
                be paid to the Borrower, its successors and assigns, or as a court of competent jurisdiction may direct.

                (b) Shared Collateral. All proceeds from the sale or disposition of any Shared Collateral shall be applied by the Administrative Agent in the following order:

                             First:  to the  payment  of  all of the  reasonable
                costs and expenses (including attorney's fees) of the Administrative Agent actually incurred (whether or not such costs and expenses are incurred by the Administrative Agent on its own behalf or on behalf of the Banks or the holders of the Senior Notes, or as collateral agent on behalf of the Banks and the holder or holders of the Additional Secured Borrower Indebtedness) in connection with (i) the administration, sale or disposition of such Collateral, and (ii) the administration and enforcement of this Agreement, the Restated Borrower Shared Pledge Agreement and the Restated New CIHC Shared Pledge Agreement, to the extent that such costs and expenses shall not have been reimbursed to the Administrative Agent;

                             Second:   to  the   payment  in  full  of  all  the
                Liabilities, the Conseco Senior Note Obligations, the CCPI Senior Note Obligations and the Additional Secured Borrower Obligations, ratably, according to their respective Collateral Percentages. In the case of the Liabilities, such application shall be in such order as is consistent with this Agreement (including the provisions of Sections 4.3 and 6.2(c)) and to the extent not addressed in this Agreement as the Administrative Agent may determine from time to time in its sole discretion, such application to be made ratably among the Banks according to the amount of the Liabilities owing to each Bank. In the case of the Conseco Senior Note Obligations and the CCPI Senior Note Obligations, such application shall be effected by delivery to the Trustee under the relevant Indenture, of funds representing the Collateral Percentage of the holders of the Conseco Senior Notes, on the one hand, and the CCPI Senior Notes on the other hand. In the case of the Additional Secured Borrower Obligations, such application shall be effected by delivery to BofA (in its individual capacity or as agent for a syndicate of banks, as the case may be), funds representing the Collateral Percentage of the holders of the Additional Secured Borrower Indebtedness; and

                          Third: the balance,  if any, of such proceeds shall be
                paid to the Borrower, its successors and assigns, or as a court of competent jurisdiction may direct.

                (c) Order of Application of Collateral among Liabilities. Notwithstanding any provision to the contrary contained in this Agreement or any of the other Loan Documents, as among the Banks no portion of the Collateral comprising the BLHC common stock shall be used to satisfy any of the Liabilities relating to the Tranche A Loans until the payment in full of the Tranche B Loans (including accrued and unpaid interest thereon).

        SECTION 6.3 Further Assurances. The Borrower agrees that upon request of the Administrative Agent (a) it shall promptly deliver or cause to be delivered to the Administrative Agent, in due form for transfer, all chattel paper, instruments, securities and documents of title, if any, at any time representing all or any of the Collateral, and (b) it shall forthwith execute and deliver or cause to be executed and delivered to the Administrative Agent, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary by the Administrative Agent), such further assignment agreements, security agreements, pledge agreements, instruments, consents, waivers, financing statements, stock or bond powers, searches, releases, and other documents, and do such other acts and things, all as the Administrative Agent may from time to time reasonably request to establish and maintain to the satisfaction of the Administrative Agent a valid perfected Lien on all Collateral (free of all other Liens except as permitted under this Agreement and the other Loan Documents) to secure payment of the Liabilities and, to the extent required under the Indentures, the Senior Notes.

        SECTION 6.4 Release of Shared Collateral. Upon termination of the Commitments and repayment in full of the Liabilities, the Lien of the Administrative Agent on the Collateral shall be released by the Administrative Agent, and such release shall automatically constitute a release of any Lien on such Collateral in favor of the holders of the Senior Notes. Subject to Section 15.1, at the direction of the Required Banks, the Administrative Agent shall release its Lien with respect to any of the Collateral as so directed by such Banks, and such release shall automatically constitute a release of any Lien on such Collateral in favor of the holders of the Senior Notes.

                    SECTION 7. REPRESENTATIONS AND WARRANTIES

        To induce the Administrative Agent and the Banks to enter into this Agreement and to make the Loans hereunder, the Borrower represents and warrants to the Administrative Agent and to each of the Banks that:

        SECTION 7.1 Organization, etc. The Borrower and each of its Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation and each of the Borrower and its Subsidiaries is duly qualified to transact business and in good standing as a foreign corporation or partnership authorized to do business in each jurisdiction where the nature of its business makes such qualification necessary and failure to so qualify could reasonably be expected to have a Material Adverse Effect.

        SECTION 7.2 Authorization. Each of the Borrower, New CIHC, MDSCG, BNL, CCM and CMCI (a) has (or, at the time of execution and delivery thereof, had) the power to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, and (b) has (or, at the time of execution and delivery thereof, had) taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and the other Loan Documents to which it is a party.

        SECTION 7.3 No Conflict. The execution, delivery and performance by each of the Borrower, New CIHC, MDSCG, BNL, CCM and CMCI of this Agreement and the other Loan Documents to which it is a party did not, does not and will not (a) contravene or conflict with any provision of any law, statute, rule or regulation, (b) contravene or conflict with, result in any breach of, or constitute a default under, any material agreement or instrument binding on the Borrower or any of its Subsidiaries (including, without limitation, any writ, judgment, injunction or other similar court order), (c) result in the creation or imposition of or the obligation to create or impose any Lien (except for Permitted Liens) upon any of the property or assets of the Borrower or any of its Subsidiaries or (d) contravene or conflict with any provision of the articles of incorporation or by-laws of the Borrower, New CIHC, MDSCG, BNL, CCM or CMCI.
                                      -65-

        SECTION 7.4 Governmental Consents. Except as have been obtained and as set forth on Schedule 7.4, no material order, consent, approval, hearing or filing, license, authorization or validation of, or filing, recording or registration with or exemption by, any governmental or public body or authority, or any subdivision thereof, is (or, at the time of execution and delivery thereof, was) required in connection with the execution, delivery and performance by the Borrower, New CIHC, MDSCG, BNL, CCM or CMCI of this Agreement or the other Loan Documents to which it is a party.

        SECTION 7.5 Validity. Each of the Borrower, New CIHC, MDSCG, BNL, CCM and CMCI has duly executed and delivered this Agreement and the other Loan Documents to which it is a party, and each of such documents to which it is a party constitutes or upon execution and delivery will constitute the legal, valid and binding obligation of the Borrower, New CIHC, MDSCG, BNL, CCM and CMCI enforceable in accordance with its terms subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and (b) general equitable principles, including without limitation, concepts of good faith and fair dealing, materiality, fraudulent transfer and reasonableness (regardless of whether considered in a proceeding in equity or at law).

        SECTION 7.6 Financial Statements. The Borrower's audited consolidated financial statements for the Fiscal Year ended December 31, 1994 and its unaudited consolidated financial statements for the Fiscal Quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, copies of which have been furnished to each Bank, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding Fiscal Year, and accurately present the financial condition of the Borrower and its Subsidiaries at such dates and the results of operations for the periods then ended.

        SECTION 7.7 Material Adverse Change. No Material Adverse Change has occurred since December 31, 1995.

        SECTION 7.8 Litigation and Contingent Obligations. No Material Litigation is pending or, to the best of Borrower's knowledge, threatened except as set forth (including estimates of the Dollar amounts involved) in Schedule
7.8. The Borrower and its Subsidiaries have no material Contingent Obligations other than as provided for or disclosed on Schedule 7.8.

        SECTION 7.9 Liens. None of the assets of the Borrower or any of its Subsidiaries is subject to any Lien, except for Permitted Liens.

        SECTION 7.10 Pension and Welfare Plans.

                (a) Except as set forth on Schedule 7.10, during the twelve-consecutive-month period prior to the Restatement Date and prior to the Amendment Effective Date, no steps have been taken by the Borrower or any other Controlled Group member (i) to terminate or completely or partially withdraw from any Pension Plan or (ii) terminate any Welfare Plan, which termination could be reasonably expected to give rise to a liability of the Borrower or any other Controlled Group member in excess of $10,000,000 for any Controlled Group member (other than the Borrower) or in excess of $50,000,000 for the Borrower, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien exceeding $10,000,000 on behalf of any Controlled Group member (other than the Borrower) or $50,000,000 on behalf of the Borrower under section 302(f) of ERISA and no contribution failure in excess of $10,000,000 has occurred on behalf of any Controlled Group member (other than the Borrower) or in excess of $50,000,000 on behalf of the Borrower;

                (b) except as set forth on Schedule 7.10, to the best of the Borrower's knowledge, no condition exists, or event or transaction has occurred, with respect to any Pension Plan which might result in the incurrence by the Borrower or any other member of the Controlled Group of any liability, fine, Tax or penalty which could be reasonably expected to have a Material Adverse Effect;

                (c) except as set forth on Schedule 7.10, neither the Borrower nor any other member of the Controlled Group has any vested or contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA;

                (d) except as set forth on Schedule 7.10, with respect to each Pension Plan maintained or contributed to by the Borrower or any other Controlled Group member which is intended to qualify under section 401 of the Code, a favorable determination letter has been received from the Internal Revenue Service stating that such Pension Plan so qualifies and nothing has occurred since the date of issuance of such determination letter which would cause any such Pension Plan to cease to qualify under section 401 of the Code;

                (e) no Pension Plan maintained by the Borrower or any other member of the Controlled Group is a "multi-employer plan" as defined in section 4001 of ERISA; and

                (f) except as disclosed in Schedule 7.10, no Pension Plan maintained by or contributed to by the Borrower or any other member of the Controlled Group and subject to section 302 of ERISA or section 412 of the Code has incurred an accumulated funding deficiency as defined in section 302(a)(2) of ERISA and section 412(a) of the Code in excess of $10,000,000 on behalf of any Controlled Group member (other than the Borrower) or in excess of $50,000,000 on behalf of the Borrower, whether or not waived.

        SECTION 7.11 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

        SECTION 7.12 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        SECTION 7.13  Taxes.

                (a) Except as set forth on Schedule 7.13, the Borrower and each of its Significant Subsidiaries have filed all material Tax Returns and Reports required by law to have been filed by them and have paid or provided adequate reserves for all Taxes thereby shown to be owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established and are being maintained in accordance with GAAP. Except as set forth on Schedule 7.13, there is no ongoing audit or, to the Borrower's knowledge, other governmental investigation of the tax liability of the Borrower or any of its Significant Subsidiaries and there is no unresolved claim by a taxing authority concerning the Borrower's or any of the Significant Subsidiaries' tax liability, for any period for which returns have been filed or were due. The liability stated for Taxes as of December 31, 1994 in the financial statements described in Section 7.6 is sufficient in all material respects for all Taxes as of such date.

                (b) All life insurance reserves shown as such on federal tax returns (other than individual annuity contracts) of each of the Insurance Subsidiaries qualify as life insurance reserves under section 816(b) of the Code or under former section 801(b) of the Code.

                (c) All current Reinsurance Agreements among the Insurance Subsidiaries and their respective Affiliates have, at all times, been conducted on an arm's-length basis.

                (d) Each of the Insurance Subsidiaries is a life insurance company as defined in section 816 of the Code.

        SECTION 7.14 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower or its Subsidiaries to the Administrative Agent or any Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified and, except as such information speaks solely as of a particular date, such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

        SECTION 7.15 Environmental Warranties.

                (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws, except where failure to so comply could not be reasonably expected to have a Material Adverse Effect;

                (b) there have been no past, and there are no pending or threatened, Environmental Claims, except where such Environmental Claims could not reasonably be expected to have a Material Adverse Effect;

                (c) there have been no releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect;

                (d) the Borrower and each of its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses except where failure to comply could not be reasonably expected to have a Material Adverse Effect;

                (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                (g) neither the Borrower nor any of its Subsidiaries have directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, Governmental Authority or local enforcement actions or other investigations which may lead to material claims against the Borrower or any of its Subsidiaries for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect; and

                (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law, except where such liability could not be reasonably expected to have a Material Adverse Effect.

        SECTION 7.16  Proceeds.

        (a) Tranche A Loans. The proceeds of the Tranche A Loans were or will be used (i) to purchase all of the outstanding common stock of CCPI not currently owned by the Borrower or its Subsidiaries, and (ii) for general working capital purposes. None of the proceeds of the Tranche A Loans will be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying margin stock" within the meaning of Regulations G and U.

        (b) Tranche B Loans. The proceeds of the Tranche B Loans were or will be used (i) to pay the Indebtedness to be Refinanced, (ii) to refinance certain other Indebtedness of the Borrower used to finance the acquisition of common stock of BLHC, and (iii) for general working capital purposes.

        SECTION 7.17 Insurance. Schedule 7.17 sets forth a true and correct summary of all insurance carried by the Borrower. The properties and business of the Borrower and its Subsidiaries are insured against casualties and contingencies (other than normal life insurance risk) for its benefit under policies issued by insurers of recognized responsibility in such amounts as is customary in the case of similar businesses. No notice of any pending or threatened cancellation or material premium increase has been received by the Borrower with respect to any of such insurance policies. The Borrower is in substantial compliance with all conditions contained in such insurance policies.

        SECTION 7.18 Securities Laws. Neither the Borrower nor, to the best of Borrower's knowledge, any of its Affiliates, nor anyone acting on behalf of any such Person, has directly or indirectly offered any interest in the Loans or any other Liabilities for sale to, or solicited any offer to acquire any such interest from, or has sold any such interest to, any Person that would subject the making of the Loans or any other Liabilities to registration under the Securities Act of 1933, as amended.

        SECTION 7.19 Governmental Authorizations. The Borrower and each of its Subsidiaries have all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by them (including ownership and leasing of the real and personal property owned and leased by them), except where failure to obtain such licenses, franchises, permits and other governmental authorizations could not reasonably be expected to have a Material Adverse Effect.

        SECTION 7.20 Business Locations; Trade Names. Schedule 7.20 lists each of the locations where the Borrower and each of its Significant Subsidiaries (after giving effect to the GARCO Merger, the CCPI Merger, the CIHC Merger, the CIHC Contribution and the Conseco Contribution) maintains an office, a place of business or any records together with each partnership, corporate, fictitious or trade name under or by which the Borrower or any of its Significant Subsidiaries conducts its business.

        SECTION 7.21 Solvency. On a consolidated basis, the Borrower is and, after consummation of this Agreement and after giving effect to all Indebtedness incurred by the Borrower in connection herewith, will be, Solvent.

        SECTION 7.22 Insurance Licenses. Schedule 7.22 lists all of the jurisdictions in which each of the Insurance Subsidiaries hold licenses (including, without limitation, licenses or certificates of authority from applicable insurance departments), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses"). Except as set forth on Schedule 7.22, to the best of Borrower's knowledge after due inquiry of the Responsible Officers of the respective Insurance Subsidiaries, no such License is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis for such a suspension or revocation, and no such suspension or revocation is threatened by any Department which, in either case could reasonably be expected to have a Material Adverse Effect. Schedule 7.22 indicates that line or lines of insurance which the Insurance Subsidiaries are permitted to be engaged in with respect to each License therein listed. The Insurance Subsidiaries do not transact any insurance business, directly or indirectly, in any state or jurisdiction other than those enumerated on Schedule 7.22, where such business requires any license, permit, governmental approval, consent or other authorization.

        SECTION 7.23 Compliance with Laws. None of the Borrower or its Subsidiaries is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, if the effect of such violation could reasonably be expected to have a Material Adverse Effect and, to the best of the Borrower's knowledge, no such violation has been alleged and each of the Borrower and each of its Subsidiaries (a) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority, if such failure to so file could reasonably be expected to have a Material Adverse Effect; and the information contained in each of such filings is true, correct and complete in all material respects and
(b) has retained all records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, if the failure to so retain such records and documents could reasonably be expected to have a Material Adverse Effect.

        SECTION 7.24 No Default. None of the Borrower or its Subsidiaries is in default under any agreement or instrument to which the Borrower or such Subsidiary is a party or by which any of their respective properties or assets is bound or affected, which default might reasonably be expected to have a Material Adverse Effect, and no Default has occurred and is continuing under the Existing Credit Agreement.

        SECTION 7.25 Pledged Shares. All of the shares of capital stock pledged to the Administrative Agent pursuant to the terms of the Pledge Agreements are duly authorized and validly issued and are fully paid and non-assessable. The shares of capital stock pledged by New CIHC pursuant to the Restated New CIHC Non- Shared Pledge Agreement and the Restated New CIHC Shared Pledge Agreement represent and will continue to represent all of the issued and outstanding capital stock of BLHC owned by New CIHC. 12,147,319 shares of BLHC pledged to the Administrative Agent, for the benefit of the Banks, under the Restated New CIHC Non- Shared Pledge Agreement represent shares of BLHC which pursuant to Sections 10.7(iv) and/or 10.7(vii) of the Conseco Indenture and the CCPI Indenture have been pledged to secure the financing of the acquisition of such shares, and the Lien of the Administrative Agent thereon constitutes a Lien pursuant to Sections 10.7(iv) and/or 10.7(vii) of the Conseco Indenture and the CCPI Indenture.

        SECTION 7.26  [Intentionally Omitted.]

        SECTION 7.27 Margin Regulations. Neither the Borrower nor any Subsidiary of the Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G or Regulation U).

        SECTION 7.28 Tranche B Indebtedness. The Indebtedness with respect to the Tranche B Loans represents a resetting and renewal of the Indebtedness of the Borrower to finance the acquisition by the Borrower prior to the Conseco Contribution of the shares of stock of BLHC pledged hereunder.

        SECTION 7.29 Conseco Corporate Structure. The corporate structure of the Borrower and its Subsidiaries is as set forth in Exhibit Q.

        SECTION 7.30 Significant Subsidiaries. Set forth on Schedule 7.30 is a complete and accurate list of each Significant Subsidiary (as defined in the Indentures) of the Borrower.

        SECTION 7.31 BLHC a Subsidiary. Notwithstanding any other provision contained in this Agreement to the contrary, for purposes of this Section 7 (other than Sections 7.13, 7.15 7.16, 7.17 and 7.20 with respect to any Borrowing made after the initial Borrowing) BLHC shall be deemed to be a Subsidiary of the Borrower.


                        SECTION 8. AFFIRMATIVE COVENANTS

        The Borrower agrees that, on and after the Amendment Effective Date until the termination or expiration of the Commitments and for so long thereafter as any of the Liabilities remain unpaid or outstanding (except Liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement), the Borrower will:

        SECTION  8.1  Reports,   Certificates  and  Other  Information.   Unless
otherwise   provided   herein,   furnish  or  cause  to  be   furnished  to  the
Administrative Agent and each Bank:

                8.1.1 Audit Report. As soon as available, but in any event within one hundred and twenty (120) days after the end of each Fiscal Year of the Borrower:

                           (a) copies of the audited consolidated balance sheet of the Borrower and an unaudited consolidating balance sheet of the Borrower as at the end of such Fiscal Year and the related statements of earnings, stockholders' equity and cash flows for such Fiscal Year, in each case setting forth the figures as of the end of and for the previous year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as set forth therein) certified, in the case of the audited financial statements, without Qualification by Coopers & Lybrand (or such other independent certified public accountants of recognized standing acceptable to the Required Banks);

                           (b) a letter or letters addressed to the Borrower from such accountants stating in substance that such accountants have been informed that such audited financial statements and audited reports are being delivered to the Administrative Agent and the Banks, and acknowledging that such financial statements and audit reports will be part of the information that the Administrative Agent and the Banks will use to make credit decisions with regard to this Agreement;

                8.1.2 Quarterly Reports. As soon as available, but in any event within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, copies of the condensed unaudited consolidated and consolidating balance sheet of the Borrower at the end of such Fiscal Quarter and the related condensed unaudited statements of earnings, stockholders' equity and cash flows for such Fiscal Quarter and the portion of the Fiscal Year through such Fiscal Quarter, in each case setting forth in comparative form the figures as of the end of and for the corresponding periods of the previous Fiscal Year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as set forth therein) and certified by the chief financial officer or a vice-president with responsibility for or knowledge of financial matters of the Borrower on behalf of the Borrower as presenting fairly the financial condition and results of operations of the Borrower (subject to normal year-end and audit adjustments);

                8.1.3 Tax Returns and Reports. If requested by the Administrative Agent or the Required Banks, copies of all federal, state, local and foreign Tax Returns and Reports filed by any of the Borrower and any of its Subsidiaries;


                8.1.4  SAP Financial Statements.

                           (a) As soon as possible, but in any event within seventy-five (75) days after the end of each Fiscal Year of each of the Insurance Subsidiaries, a copy of the Annual Statement of such Insurance Subsidiary for such Fiscal Year prepared in accordance with SAP and accompanied by the certification of the chief financial officer or a vice-president with responsibility for or knowledge of financial matters of such Insurance Subsidiary that such financial statement presents fairly, in accordance with SAP, the financial position of such Insurance Subsidiary for the period then ended;

                           (b) As soon as possible, but in any event within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of each of the Insurance Subsidiaries, a copy of the quarterly statement of such Insurance Subsidiary for such Fiscal Quarter, all prepared in accordance with SAP and accompanied by the certification of the chief financial officer or a vice-president with responsibility for or knowledge of financial matters of such Insurance Subsidiary that all such financial statements present fairly in accordance with SAP the financial position of such Insurance Subsidiary for the periods then ended;

                           (c) Within fifteen (15) days after being delivered to any of the Insurance Subsidiaries constituting a Significant Subsidiary, any draft or final Triennial Examination Report issued by the applicable Department or the NAIC;

                           (d) Within ninety (90) days after the close of each Fiscal Year of each of the Insurance Subsidiaries, a copy of the "Statement of Actuarial Opinion" and "Management Discussion and Analysis" for each of the Insurance Subsidiaries which is provided to the applicable Department (or equivalent information should such Department no longer require such a statement) as to the adequacy of loss reserves of such Insurance Subsidiary. Such opinion shall be in the format prescribed by the Applicable Insurance Code of the state of domicile of such Insurance Subsidiary;

                8.1.5  Compliance   Certificate.   Contemporaneously   with  the
        furnishing of a copy of each set of the statements and reports provided for in Sections 8.1.1 through 8.1.2, a duly completed certificate, substantially in the form of Exhibit G (the "Compliance Certificate"), signed by the chief financial officer or a vice-president with responsibility for or knowledge of financial matters of the Borrower, containing, among other things, a computation of, and showing compliance with, each of the applicable financial ratios and restrictions contained in Section 10 and to the effect that as of such date no Default has occurred and is continuing;

                8.1.6 Excess Cash Flow  Certificate.  Within one hundred  twenty
        (120) days of the end of each Fiscal Year of the Borrower in which any dividend, distribution or other payment governed by Section 9.9 is made, a duly completed certificate, substantially in the form of Exhibit N, signed by the chief financial officer or a vice-president of the Borrower who has sufficient information to calculate the Excess Cash Flow of the Borrower, containing, among other things, a computation of Excess Cash Flow for the previous Fiscal Year;

                8.1.7 Auditors' Materials. Promptly upon receipt thereof by the Borrower, copies of all material financial and management reports regarding the Borrower or any of the Significant Subsidiaries submitted to the Borrower or any of the Significant Subsidiaries by independent public accountants in connection with each annual or interim audit report made by such accountants of the books of the Borrower or any of its Significant Subsidiaries;

                8.1.8 Reports to SEC and to Stockholders. Promptly upon the filing or making thereof, copies of each filing and report made by the Borrower or any of its Subsidiaries with or to any securities exchange or the Securities and Exchange Commission and of each communication from the Borrower or any of its Subsidiaries to stockholders generally;

                8.1.9 Notice of Default and Litigation. Promptly upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Borrower with respect thereto:

                           (a) the occurrence of a Default;

                           (b) the institution of any Material Litigation or the occurrence of any Material Litigation Development;

                           (c) the commencement of any dispute which might reasonably be expected to lead to the material modification, transfer, revocation, suspension or termination of any Loan Document; or

                           (d) any Material Adverse Change;

                8.1.10 Insurance Reports. Written notification ten (10) days prior to any cancellation or material change of any insurance policy by the Borrower or any Significant Subsidiary, and written notification within five (5) days after receipt of any notice (whether formal or informal) of cancellation or any material change by any of its insurers;

                8.1.11 ERISA Liability. Promptly upon learning of the occurrence of the following, written notice thereof describing the same and the steps being taken by Borrower with respect thereto:

                           (a) the failure of any member of the Controlled Group to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f)(1) or accumulated funding deficiency under section 302 of ERISA of at least $10,000,000, but with respect to the Borrower only if such failure or deficiency totals $50,000,000,

                           (b) the institution of any steps by any member of the Controlled Group to withdraw from, or the institution of any steps by the Borrower to terminate, any Pension Plan,

                           (c) the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower or any member of the Controlled Group furnish a bond or other security in excess of $10,000,000 by any Controlled Group member (other than the Borrower) or in excess of $50,000,000 by the Borrower to the Pension Benefit Guaranty Corporation (or any successor thereto) or such Pension Plan, or

                           (d) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any member of the Controlled Group (other than the Borrower) of any liability, fine, Tax or penalty in excess of $10,000,000 or $50,000,000 with respect to the Borrower or any event or requirement that would require the Borrower or any member of the Controlled Group to pay more than $17,000,000 in benefits in any one year with respect to any post-retirement Welfare Plan other than benefits which are required to be provided under section 601 of ERISA;

                8.1.12 Pension Plan Withdrawals. With respect to each Pension Plan, if any, which is a "multi-employer plan," as defined in section 4001 of ERISA as to which any member of the Controlled Group may incur any liability,

                (a) no less frequently than annually, a written estimate (which shall be based on information received from each such plan, it being expressly understood that the Borrower shall take all reasonable steps to obtain such information) of the withdrawal liability that would be incurred by the Controlled Group in the event that all members of the Controlled Group were to completely withdraw from such plan, and

                 (b) written notice thereof, as soon as it has reason to believe (on the basis of the most recent information available to it) that the sum of (i) the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all multi-employer plans as to which any member of the Controlled Group has an obligation to contribute, and (ii) the aggregate amount of the outstanding withdrawal liability (without unaccrued interest) incurred by the Controlled Group to multi-employer plans, would exceed $10,000,000;

                8.1.13 Environmental Liabilities. Promptly upon learning thereof, written notice (together with copies, if available) of all material written claims, complaints, notices or inquiries relating to the Borrower's or any Subsidiary's (a) properties or facilities, or (b) compliance with Environmental Laws, together with a description of the steps being taken by the Borrower or such Subsidiary with respect thereto;

                8.1.14 Insurance Holding Company Filings. Copies of all material Insurance Holding Company System Act filings with Governmental Authorities by the Borrower or any of its Subsidiaries not later than five (5) Business Days after such filings are made, including, without limitation, filings which seek approval of Governmental Authorities with respect to transactions between the Borrower and its Affiliates;

                8.1.15 Insurance Licenses. Within five (5) Business Days of notice, notice of actual suspension, termination or revocation of any License or restriction thereon (material to the Insurance Subsidiaries taken as a whole) of any of the Insurance Subsidiaries by any Governmental Authority or of receipt of notice from any Governmental Authority notifying any of the Insurance Subsidiaries of a hearing (which is not withdrawn within ten (10) days) relating to such a suspension, termination, revocation or restriction, including any request by a Governmental Authority which commits any of the Insurance Subsidiaries to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of any of the Insurance Subsidiaries to conduct its business;

                8.1.16 Insurance Proceedings. Within three (3) Business Days of such notice, notice of any pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews) by any Governmental Authority concerning the business, practices or operations of any of the Insurance Subsidiaries, including any agent or managing general agent thereof;

                8.1.17 Changes in Applicable Insurance Code. Promptly, upon knowledge of the Borrower, to the Administrative Agent (which shall promptly deliver such reports to the Banks), notice of any actual or proposed material changes in any Applicable Insurance Code;

                8.1.18  Reinsurance Agreements.

                (a) Promptly, notice of any material change or modification to any Reinsurance Agreements or Surplus Relief Reinsurance Agreements whether entered into before or after the Amendment Effective Date including Reinsurance Agreements, if any, which are in a runoff mode on the Amendment Effective Date, which change or modification could reasonably be expected to have a Material Adverse Effect;

                (b) promptly, notice of any written notice received by any of the Insurance Subsidiaries of any material denial of coverage, litigation or arbitration arising out of any material Surplus Relief Reinsurance Agreement or any material Reinsurance Agreement to which any of the Insurance Subsidiaries is a party; and

                (c)  promptly,   such  other  financial,   actuarial  and  other
        information with respect to Surplus Relief Reinsurance Agreements and Reinsurance Agreements as the Administrative Agent may reasonably request;

                8.1.19 Investments. To the extent not provided with the financial statements provided in Section 8.1.4, within sixty (60) days of the end of each of the first three Fiscal Quarters in any Fiscal Year and within one hundred twenty (120) days of the end of each Fiscal Year, a list of the Investments of the Borrower and its Subsidiaries including a valuation thereof prepared from sources reasonably acceptable to the Administrative Agent;

                8.1.20 Revenue Agent Notices. Promptly, and in any event within ten (10) days of receipt, any revenue agent's reports or statutory notices of material deficiency related to the Borrower or any of its Subsidiaries;

                8.1.21 Other Tax Information. Upon request, promptly furnish to the Administrative Agent copies of all correspondence (including, without limitation, notices, requests, explanations, determinations, schedules, charts and lists) delivered to any Governmental Authority in connection with any Tax claim or Taxes and any protest, petition or refund suit filed on behalf of the Borrower or any of its Subsidiaries in connection with any Tax claim or Taxes;

                8.1.22 Rating Agency Notice. Promptly, but in any event within three (3) Business Days of its knowledge thereof, written notice of any change in the rating of the Borrower's Senior Notes by Moody's and/or Standard & Poor's;

                8.1.23 Financial Projections and Reconciliation. As soon as available, but in any event:

                (a) within ninety (90) days after the beginning of (i) each Fiscal Year of the Borrower commencing on or after January 1, 1997, a copy of the financial projections of the Borrower and its Subsidiaries for such Fiscal Year; and

                (b)  within   ninety  (90)  days  after  each  Fiscal   Year,  a
        reconciliation of the financial projections provided in clause (a) with the Fiscal Year immediately preceding such Fiscal Year;

                8.1.24 Risk-Based Capital Calculations. Within three (3) Business Days after the request of the Administrative Agent or the Required Banks, calculations of the Risk-Based Capital for all or any of BLC, BSL, GARCO, BNL and JNL- TX; which calculation shall be made based on the last day of the Fiscal Quarter immediately preceding such request;

                8.1.25 Tranche B Loan Ratio. Upon the request of the Administrative Agent or the Required Banks, the Borrower shall provide to the Administrative Agent, for the benefit of the Banks, a computation of the ratio set forth in Sections 11.1.4 and 12.1.11 certified by its chief financial officer or a vice president with responsibility for or knowledge of financial matters of the Borrower; and

                8.1.26  Other  Information.   From  time  to  time,  such  other
        information concerning the Borrower and any of its Subsidiaries as the Administative Agent or a Bank may reasonably request.

        SECTION 8.2 Corporate Existence; Foreign Qualification. Except as permitted by Sections 9.3 and 9.4, do and cause to be done at all times all things necessary to (a) maintain and preserve the corporate existence of the Borrower and each of its Wholly-Owned Subsidiaries and/or Significant Subsidiaries, (b) be, and ensure that the Borrower and each of its Subsidiaries are duly qualified to do business and in good standing as foreign corporations or partnerships, as applicable, in each jurisdiction where the nature of their business makes such qualification necessary and failure to so qualify could have a Material Adverse Effect, and (c) comply, and cause each of its Wholly-Owned Subsidiaries and/or Significant Subsidiaries to comply, with all material Contractual Obligations and requirements of law binding upon such entity.

         SECTION 8.3 Books, Records and Inspections.

                (a) Maintain, and cause each of its Wholly-Owned Subsidiaries and/or Significant Subsidiaries to maintain, books and records which are complete and correct in all material respects;

                (b) permit, and cause each of its Wholly- Owned Subsidiaries and/or Significant Subsidiaries to permit, access at reasonable times by the Administrative Agent and each Bank to its books and records;

                 (c) permit, and cause each of its Wholly- Owned Subsidiaries and/or Significant Subsidiaries to permit, the Administrative Agent and each Bank to inspect at reasonable times its properties and operations; and

                 (d) permit, and cause each of its Wholly- Owned Subsidiaries and/or Significant Subsidiaries to permit, the Administrative Agent and each Bank to discuss its business, operations and financial condition with its officers.

        SECTION 8.4 Insurance. Maintain with responsible insurance companies, insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.

        SECTION 8.5 Taxes and Liabilities.

                (a) Pay, and cause each of its Subsidiaries to pay, when due all of their respective Taxes and other material liabilities, except as contested in good faith and by appropriate proceedings with respect to which reserves have been established, and are being maintained, in accordance with GAAP; and

                (b) except as permitted by Sections 9.3 and 9.4, cause each of the Insurance Subsidiaries to continue to qualify as life insurance companies under Section 816 of the Code.

        SECTION 8.6 Pension Plans and Welfare Plans. Maintain, and cause each of its Subsidiaries to maintain, each Pension Plan and Welfare Plan sponsored by it or its Subsidiaries as to which it may have any liability, in compliance in all material respects with all applicable requirements of law.

        SECTION 8.7 Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, with all federal, state and local laws, rules and regulations related to its businesses including, without limitation, the various Applicable Insurance Codes, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect.

        SECTION 8.8 Maintenance of Permits. Maintain, and cause each of its Subsidiaries to maintain, all permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality including, without limitation, the Licenses, except where such failure to maintain could not reasonably be expected to have a Material Adverse Effect.

        SECTION 8.9 Environmental Compliance. Maintain, and cause each of its Subsidiaries to maintain, (a) all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and use and operate all of its facilities and properties in material compliance with all Environmental Laws, and (b) appropriate procedures for the handling of all Hazardous Materials in material compliance with all applicable Environmental Laws, and comply with such procedures at all times, except where such failure to maintain could not reasonably be expected to have a Material Adverse Effect.

        SECTION 8.10 BLHC a Subsidiary. Notwithstanding any other provision contained in this Agreement to the contrary, for purposes of this Section 8 (other than Sections 8.4 and 8.5) BLHC shall be deemed to be a Subsidiary of the Borrower.

                          SECTION 9. NEGATIVE COVENANTS

        The Borrower agrees that, on and after the Amendment Effective Date until the termination or expiration of the Commitments and for so long thereafter as any of the Liabilities remain unpaid or outstanding (except Liabilities which by the terms hereof survive the payment in full of the Loans and the termination of this Agreement), the Borrower will:

        SECTION 9.1 Limitation on Indebtedness. Not, and not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Indebtedness except:

                (a) Indebtedness outstanding under this Agreement in respect of the Loans and other Liabilities;

                (b) Indebtedness outstanding on the Amendment Effective Date described on Schedule 9.1; provided, that Indebtedness permitted by this clause (b) does not include any extension, renewal or refunding of any such outstanding Indebtedness unless such extension, renewal or refunding of such Indebtedness does not (A) increase the principal amount of or rate of interest on such Indebtedness, (B) shorten the Average Life of such Indebtedness, or (C) make the terms of such Indebtedness less favorable to the Borrower or any Subsidiary of the Borrower;

                (c)  Indebtedness secured by a Permitted Lien;

                (d) Hedging Obligations entered into in the ordinary course of business;

                (e) Other Indebtedness the proceeds of which are used solely to pay the Liabilities; provided that a permanent ratable reduction is made with respect to the Commitments in an amount equal to such proceeds;

                (f)  Indebtedness in connection with Permitted Transactions;

                (g) Indebtedness, or refinancings thereof, under reimbursement obligations in respect of letters of credit incurred in the ordinary course of business;

                (h) Indebtedness of the Borrower or its Subsidiaries consisting of deferred payment obligations resulting from the adjudication or
        settlement   of  any  claim  or   Litigation  of  the  Borrower  or  its
        Subsidiaries;

                (i) Indebtedness resulting from reserves for outstanding checks;

                (j) Indebtedness of the Significant Subsidiaries resulting from the sale or securitization of receivables so long as such receivables constitute non-admitted assets of such Significant Subsidiaries; provided, that Indebtedness related to any sale or securitization will be nonrecourse to the Significant Subsidiaries;

                (k) Indebtedness with respect to Contingent Obligations in an aggregate principal amount not exceeding $15,000,000;

                (l) Indebtedness of Wholly-Owned Subsidiaries of the Borrower owing to the Borrower or another Wholly-Owned Subsidiary of the Borrower, and Indebtedness of the Borrower owing to any of its Wholly-Owned Subsidiaries;

                (m) Indebtedness in respect of deferred Taxes reserved on the financial statements of the Borrower in accordance with GAAP;

                (n) Indebtedness of BLHC; provided that such Indebtedness is nonrecourse to the Borrower or any of its assets or the assets of any Subsidiary of the Borrower (other than BLHC);

                (o) Capitalized Lease Liabilities; provided that the aggregate Capitalized Lease Liabilities shall not exceed $5,000,000;

                (p) Indebtedness arising from deferral by employees of their right to receive a portion of their salary or wages pursuant to any Pension Plan;

                (q) Indebtedness of a Person existing at the time such Person is first acquired and becomes a Subsidiary of the Borrower as permitted by this Agreement; provided that (i) such Person continues as a separate Subsidiary of the Borrower and is not merged or consolidated with the Borrower or any other Subsidiary of the Borrower, (ii) such Indebtedness remains the obligation of such Person and is not assumed or guaranteed by the Borrower or any other Subsidiary of the Borrower and (iii) such Indebtedness was not incurred in contemplation of such acquisition; and

                (r) Indebtedness,  in addition to the Indebtedness  permitted by
        clauses  (a)  through   (q),  in  a  principal   amount  not   exceeding
        $85,000,000.

        SECTION 9.2 Liens. Not, and not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for the following (collectively called "Permitted Liens"):

                (a) Liens in favor of the Administrative Agent for the benefit of the Banks and the holders of the Senior Notes pursuant to this Agreement and the other Loan Documents;

                (b) Liens for current Taxes not delinquent or for Taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                (c) Liens in connection with the acquisition of fixed or capital assets after the date hereof and attaching only to the property being acquired; provided the Indebtedness secured thereby does not exceed $30,000,000 and that no such Lien exceeds 90% of the fair market value of such property at the time of acquisition thereof or $30,000,000 in the aggregate at any one time outstanding;

                (d)  Liens shown on Schedule 9.2;

                (e) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                (f) Liens of mechanics, carriers, and materialmen and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                (g) Liens arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property or services;

                (h) Liens on real estate to the extent real estate Investments are permitted by Section 9.10(e)(iii);

                (i) Liens in favor of the trustee on sums required to be deposited with the trustee under the Indentures;

                (j) Liens on  Indebtedness  permitted by Section  9.1(n) or (q);
        and

                (k) Liens not otherwise permitted to be incurred pursuant to the foregoing clauses (a) - (j) in an aggregate principal amount which, when aggregated with the Indebtedness permitted by Section 9.1(r), shall not exceed $100,000,000; provided that no Lien permitted by this clause (k) shall be created, assumed or permitted to exist with respect to any asset constituting Collateral. Notwithstanding anything contained in this Section 9.2(k) to the contrary, Liens may be granted by the Borrower and its Subsidiaries in the Collateral to secure the Additional Secured Borrower Indebtedness; provided, that all proceeds of Non-Shared Collateral or Shared Collateral shall be applied in accordance with
        Section 6.2.

        SECTION 9.3 Consolidation, Merger, etc. Not, and not permit any of its Wholly-Owned Subsidiaries and/or Significant Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or consummate any Acquisition, except

                (a) any Wholly-Owned Subsidiary of the Borrower may liquidate or dissolve voluntarily into, and may merge or consolidate with and into, or sell all or substantially all of its capital stock or assets to, the Borrower or any other Wholly-Owned Subsidiary of the Borrower,

                (b) any Insurance Subsidiary may acquire books of insurance business so long as the Statutory Liabilities associated therewith does not exceed 15% of the Statutory Liabilities of all the Insurance Subsidiaries, on a consolidated basis, immediately prior to such acquisition, and

                (c) Acquisitions; provided (i) the Debt to Total Capitalization Ratio does not exceed .35:1 immediately prior to any such Acquisition and immediately after giving pro forma effect to such Acquisition, (ii) if an Acquisition pursuant to clause (a) of the definition thereof, the capital stock of the acquiring entity of such assets is pledged to the Administrative Agent, for the benefit of the Banks, to secure the Liabilities, (iii) if an Acquisition pursuant to clause (b) of the definition thereof, the capital stock of the Acquired Person is pledged to the Administrative Agent, for the benefit of the Banks, to secure the Liabilities, and (iv) if an Acquisition pursuant to clause (c) of the definition thereof, the capital stock (other than the Borrower) is pledged to the Administrative Agent, for the benefit of the Banks, to secure the Liabilities, in the case of clauses (ii), (iii) and (iv) of this Section 9.3(c) on terms and conditions satisfactory to the Administrative Agent and the Required Banks with opinions of counsel satisfactory to the Administrative Agent and subject to any restriction of any Applicable Insurance Code, and any agreement for borrowed money of any such Acquired Person existing on the date of such Acquisition not entered into in contemplation of such Acquisition; and provided, further, that no Default exists at the time of such Acquisition or will result therefrom and the Administrative Agent shall have received a certificate of the chief financial officer or a vice president with responsibility for or knowledge of financial affairs of the Borrower to such effect and setting forth the Debt to Total Capitalization Ratio immediately before, and after giving pro forma effect to, such Acquisition.

        SECTION 9.4 Asset Disposition, etc. Not, and not permit any of its Wholly-Owned Subsidiaries and/or Significant Subsidiaries to, sell, assign, lease, transfer, contribute, reinsure, cede, convey or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets (including, without limitation, any books of business), unless a prepayment is made pursuant to Section 4.3 or:

                (a) such sale, assignment, transfer, lease, contribution, reinsurance, cession, conveyance or other disposition is in the ordinary course of its business including, without limitation, sales of assets in connection with the management of the investment portfolio of the Borrower and its Subsidiaries or as related to the sale or securitization of receivables constituting non-admitted assets of an Insurance Subsidiary;

                (b) such sale, assignment, transfer, contribution, conveyance or other disposition is of Credit Tenant Loans or other mortgages held by such Person in connection with the securitization of such mortgages; or

                (c) such sale, assignment, transfer, lease, contribution, reinsurance, cession, conveyance or other disposition (i) does not constitute a Sale the Net Proceeds of which would otherwise be required to be applied as a mandatory prepayment pursuant to Section 4.3(a) or
        (b) and is not of all or substantially all of the assets of the Borrower or any Subsidiary of the Borrower and (ii) does not (A) in the case of the Borrower and any of its Subsidiaries in any single or series of related sales, assignments, transfers, leases, contributions, cessions, conveyances or other dispositions, exceed $25,000,000 or, (B) in all such sales, assignments, transfers, leases, contributions, cessions, conveyances or other dispositions, in the aggregate during the term of this Agreement, exceed $100,000,000.

        SECTION 9.5 Other Agreements. Not, and not permit any of its Subsidiaries to, enter into any agreement (other than agreements with insurance regulators) containing any provision which (a) would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith, (b) prohibits or restricts the ability of any Subsidiary of the Borrower to make dividends or advances or payments to the Borrower, (c) prohibits or restricts the ability of the Borrower or any of its Subsidiaries to amend or otherwise modify this Agreement or any other document executed in connection herewith or
(d) constitutes an agreement to a limitation or restriction of the type described in clauses (a) through (c) with respect to any other Indebtedness.

        SECTION 9.6 Business Activities. Not, and not permit any of its Significant Subsidiaries to fundamentally change the type of business in which it is presently engaged as listed on Schedule 9.6.

        SECTION 9.7 Change of Location or Name. Not, and not permit its Significant Subsidiaries to, change (a) the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs, or (b) its name or the name under or by which it conducts its business, in each case without first giving the Administrative Agent at least ten (10) days' advance written notice thereof; provided, however, that notwithstanding the foregoing, neither the Borrower nor any of its Significant Subsidiaries shall change the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs to any place outside the contiguous continental United States of America.

        SECTION  9.8  Transactions  with  Affiliates.  Except  as set  forth  on
Schedule 9.8 or in connection with the incurrence of the Additional Secured Borrower Indebtedness, not, and not permit any of the Insurance Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement, Reinsurance Agreement, Surplus Relief Reinsurance Agreement or contract with any of its other Affiliates (other than the Borrower, another Insurance Subsidiary or a
Wholly-Owned  Subsidiary  of any  of  them)  unless,  in the  case  of  material arrangements, contracts or instruments, written notice is given to the Administrative Agent (which shall promptly deliver copies of such notice to the Banks) subsequent to the arrangement and, in any case, such arrangement, contract or instrument (a) is fair and equitable to the Borrower or such Subsidiary, (b) is of a sort which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates, and (c) is on terms which are not less favorable to the Borrower or such Subsidiary than are obtainable from a Person which is not one of its Affiliates.

        SECTION 9.9 Dividends, etc. Except for (a) dividends paid by the Borrower on the Conseco Series D Preferred Stock in an amount not to exceed $3.25 per share per annum, (b) dividends paid by the Borrower on the Conseco Series E Preferred Stock in an amount not to exceed $400 per share per annum,
(c) the Borrower's repurchase of shares of its common stock from its employees in accordance with the terms of, or otherwise in connection with, any Pension Plan or Benefit Program, (d) intercompany dividends from the Borrower to any Subsidiary of the Borrower or any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower, (e) dividends paid by the Borrower on the PRIDES in an amount not to exceed $4.279 per share per annum, and (f) (i) the Borrower's repurchase of shares of its capital stock or acquisition of its capital stock or assets of any Person on an annual basis and (ii) the payment of dividends on the common stock of the Borrower; provided that the aggregate amount of any repurchases, acquisitions and dividends permitted by clauses
(f)(i) and (ii) in any Fiscal Year shall not exceed the greater of (1) one hundred percent (100%) of the Net Proceeds received from the sale of Merchant Banking Investments, less the amount originally paid for the Merchant Banking Investments set forth on Schedule A as of the Closing Date, or (2) fifty percent (50%) of the Borrower's Excess Cash Flow for the immediately preceding Fiscal Year plus any amounts the Borrower would have been permitted to apply to purchases and repurchases and common stock dividends under clauses (f)(i) and
(ii) in previous Fiscal Years which were not so applied, in each case so long as no Default has occurred and is then continuing, not (1) declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock, preferred stock or warrants to purchase its common stock or split-ups or reclassification of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or any option, warrant or other right to acquire shares of the Borrower's capital stock (other than any such payment pursuant to stock appreciation rights granted and exercised in accordance with applicable rules and regulations of the Securities and Exchange Commission); or (2) make any deposit for any of the foregoing purposes.

Notwithstanding anything contained in this Section 9.9 to the contrary, if the aggregate Commitments of the Banks have been permanently reduced to an aggregate amount equal to $350,000,000 or less prior to April 1, 1997 or $320,000,000 or less prior to December 31, 1997, the fifty percent (50%) set forth in clause (2) of the proviso of clause (f) of this Section 9.9 shall be simultaneously increased to one hundred percent (100%).

        SECTION 9.10 Investments. Not, and not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                (a) Investments existing on the Amendment Effective Date and identified in Schedule 9.10;

                (b)  Cash Equivalents;

                (c) without duplication, Investments permitted as Indebtedness pursuant to Section 9.1;

                (d) Investments by the Borrower in any of its Wholly- Owned Subsidiaries or by any such Wholly-Owned Subsidiary in the Borrower or any other Wholly-Owned Subsidiary of the Borrower, by way of contributions to capital or loans or advances;

                (e) other Investments by the Borrower and its Subsidiaries which are in compliance with all of the following guidelines:

                             (i)  All   Investments   made   by  any   Insurance
        Subsidiary shall be in compliance with the applicable Department of such Insurance Subsidiary;

                             (ii) No Investments in mortgage loans, except (A) for existing direct mortgage loans listed on Schedule 9.10 and refinancings thereof and (B) other Investments in direct mortgage loans; provided, that such Investments, when aggregated with Investments in real estate permitted by clause (iii) below, shall not exceed 8% of the aggregate Investments of the Borrower and its Subsidiaries on a consolidated basis;

                             (iii) No Investments in real estate, except for existing Investments in real estate listed on Schedule 9.10 and additional Investments in real estate; provided, that such Investments, when aggregated with Investments in mortgage loans permitted by clause
        (ii) above, shall not exceed 8% of the aggregate Investments of the Borrower and its Subsidiaries on a consolidated basis;

                             (iv) Investments by the Borrower and its Subsidiaries, on a consolidated basis, in equity securities (excluding Investments in any Subsidiary of the Borrower) and non- Investment Grade Securities shall not exceed in the aggregate 12% of the Investments of the Borrower and its Subsidiaries on a consolidated basis; provided that Investments of the Borrower and its Subsidiaries, on a consolidated basis, in equity securities solely as a result of common stock received as partnership distributions under the CCP II Partnership Agreement shall not constitute Investments under this clause (iv);

                             (v) Investments by the Borrower and its Subsidiaries, on a consolidated basis, in Investments relating to a single issuer (other than U.S. Government Securities) shall not exceed in the aggregate 4% of the Investments of the Borrower and its Subsidiaries on a consolidated basis;

                             (vi) Investments in connection with Permitted Transactions;

                             (vii) Investments in CMO Derivative Investments in an amount not to exceed in the aggregate 4% of the Investments of the Borrower and its Subsidiaries on a consolidated basis;

                (f)  Credit Tenant Loans; and

                (g) Investments, in addition to the Investments permitted by clauses (a) - (f) above, which do not exceed in the aggregate 2% of the Investments of the Borrower and its Subsidiaries on a consolidated basis.

        SECTION 9.11 Certain Indebtedness. Not, and not permit any of its Subsidiaries to:

                (a) make any payment (whether of principal, interest or otherwise) on any Senior Notes on any day other than the stated scheduled date for such payment set forth in the Senior Note Documents as of the Closing Date;

                (b) prepay, redeem, purchase, defease or transfer its obligations under any Senior Notes, or make any deposit for any of the foregoing;

                (c) amend or modify any Senior Note Documents if such amendment or modification could have an adverse effect on the Banks or any material provision of the Loan Documents; or

                (d) amend or modify any provision of the agreements or other documents evidencing the Contingent Obligation of the Borrower securing the Additional Secured Borrower Indebtedness if such amendment or modification could have an adverse effect on the Banks or any material provision of the Loan Documents.

        SECTION 9.12 BLHC a Subsidiary. Notwithstanding any other provision contained in this Agreement to the contrary, for purposes of this Section 9 (other than clause (b) of Section 9.3 and Sections 9.4, 9.5, 9.7; provided that for purposes of Section 9.7 BLHC and its Subsidiaries shall remain located in the continental United States, 9.9 and 9.11) BLHC shall be deemed to be a Subsidiary of the Borrower.

                         SECTION 10. FINANCIAL COVENANTS

        The Borrower agrees that, on and after the Amendment Effective Date until the termination or expiration of the Commitments and for so long thereafter as any of the Liabilities remain unpaid or outstanding, it will comply with the following:

        SECTION 10.1 Minimum Surplus. Not permit (a) Capital and Surplus plus IMR/AVR of BLC to be less than $300,000,000 at any time, (b) Capital and Surplus plus IMR/AVR of BSL to be less than $120,000,000 at any time or (c) Capital and Surplus plus IMR/AVR of GARCO to be less than $160,000,000 at any time.

        SECTION 10.2 Shareholders' Equity. Not permit Total Shareholders' Equity of the Borrower to be less than (a) $900,000,000 at any time from the Amendment Effective Date to and including December 31, 1997, and (b) $1,200,000,000 at any time thereafter.

        SECTION 10.3 Debt to Total Capitalization. Not permit the Debt to Total Capitalization Ratio to exceed (a) .50:1 at any time from the Amendment Effective Date to and including December 31, 1997, and (b) .45:1 at any time thereafter. This ratio shall be measured at the end of each Fiscal Quarter for the Fiscal Quarter then ended.

        SECTION 10.4 Risk-Based Capital. Not permit the Risk-Based Capital of any of BLC, BSL or GARCO to fall below 150% and not permit the Risk-Based Capital of BNL and JNL-TX to fall below 125%. These ratios shall be measured as of the end of each Fiscal Year for the Fiscal Year then ended.

        SECTION 10.5 Interest Coverage Ratio. Not permit the Interest Coverage Ratio to be less than (a) 2.25:1 from the Amendment Effective Date to and including December 31, 1997, (b) 2.50:1 from January 1, 1998 to and including December 31, 1999 and (c) 2.75:1 at any time after December 31, 1999.

        SECTION 10.6 Best Rating. Cause BSL, BLC and GARCO at all times to maintain a rating by A.M. Best & Company (or any successor thereof) of "B++" (or its equivalent) or better.


                   SECTION 11. CONDITIONS AND EFFECTIVENESS OF
                THE EXISTING CREDIT AGREEMENT AND THIS AGREEMENT

        SECTION 11.1 Initial Loans under the Existing Credit Agreement. The obligations of the Banks to fund the initial loans under the Existing Credit Agreement were subject to the prior or concurrent receipt by the Administrative Agent of each of the following items set forth in this Section 11.1 which the parties to this Agreement hereby agree have been heretofore satisfied:

                11.1.1 If requested by a Bank, an appropriately completed Tranche A Note, payable to the order of such Bank evidencing such Bank's Tranche A Commitment, if any, and an appropriately completed Tranche B Note, payable to the order of such Bank evidencing such Bank's Tranche B Commitment, if any;

                11.1.2  The  Existing  Borrower  Shared  Pledge  Agreement,  the
        Existing Borrower Non-Shared Pledge Agreement, the MDSCG Pledge Agreement and the Existing New CIHC Non-Shared Pledge Agreement and the Existing New CIHC Shared Pledge Agreement, together with (a) the stock certificates and the Surplus Debenture evidencing all shares and surplus debentures pledged under such Pledge Agreements, and (b) appropriate stock powers for such shares endorsed in blank;

                11.1.3 A favorable opinion of Lawrence Inlow, general counsel of the Borrower and its Significant Subsidiaries (including BLHC), substantially in the form of Exhibit H to the Existing Credit Agreement, and addressing such other legal matters as the Administrative Agent may require;

                11.1.4 An officer's certificate of the Borrower New CIHC, MDSCG, BNL, CCM and CMCI, substantially in the form of Exhibits I-1 through I-6 to the Existing Credit Agreement, respectively, and dated as of the Closing Date, signed by a Responsible Officer of the Borrower, New CIHC, MDSCG, BNL, CCM and CMCI, as the case may be, and attested to by the secretary thereof, together with certified copies of the Borrower's, New CIHC's, MDSCG's, BNL's, CCM's and CMCI's articles of incorporation, by-laws and directors resolutions;

                11.1.5 Evidence of the good standing or certificates of compliance of the Borrower, New CIHC, MDSCG, BNL, CCM and CMCI in the jurisdiction in which such entity was incorporated as of the Closing Date;

                11.1.6 Evidence that the Borrower paid to the Administrative Agent the fees and expenses provided for in the Existing Credit Agreement;

                11.1.7 A letter from the Process Agent agreeing to receive service of process on behalf of the Borrower pursuant to Section 15.11 of the Existing Credit Agreement;

                11.1.8 Certified copies of each material consent, license and approval (including, without limitation, any insurance commission approvals) required in connection with the execution, delivery, performance, validity and enforceability of the Existing Credit Agreement and the other Loan Documents; such consents, licenses and approvals shall be in full force and effect, shall be satisfactory in form and substance to the Administrative Agent and shall be all of the material consents required to be obtained or made on or before the consummation of the financing contemplated by the Existing Credit Agreement and the CCPI Merger Documents;

                11.1.9 A certificate of a Responsible Officer of the Borrower that there were no material insurance regulatory proceedings pending or threatened against any of the Insurance Subsidiaries including BLHC;

                11.1.10 A certificate of a Responsible Officer of the Borrower, dated the Closing Date, as to the matters set forth in Sections 11.2.2 through 11.2.5 of the Existing Credit Agreement;

                11.1.11 An officer's certificate, signed by a Responsible Officer of the Borrower, certifying that to such officer's best knowledge, since December 31, 1994, no event had occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

                11.1.12 Evidence that the Cash Collateral Account had been established;

                11.1.13 Certified copies of the Servicing Agreements;

                11.1.14 A payoff letter from the agent under the Bank of America Credit Agreements satisfactory to the Administrative Agent relating to the payment of the Indebtedness to be Refinanced including evidence that all commitments had been terminated and all loans had been paid thereunder;

                11.1.15    Schedules   and   Exhibits    satisfactory   to   the
        Administrative Agent and the Banks;

                11.1.16 A Federal Reserve Form U-1 for each Bank, duly executed by a Responsible Officer of the Borrower, the statements made in which shall be such, in the opinion of the Administrative Agent, as to permit the transactions contemplated by the Existing Credit Agreement in accordance with Regulation U;

                11.1.17 Evidence of each filing, registration or recordation (and payment of any necessary fee, Tax or expense relating thereto) with respect to each document (including, without limitation, any UCC financing statement) required by the Loan Documents, the CCPI Merger Documents or under law or requested by the Administrative Agent to be filed, registered or recorded in order to create, in favor of the Administrative Agent, for the benefit of the Banks and the holders of the Senior Notes, a perfected first priority Lien on the Collateral (other than UCC financing statements to be filed in connection with the Loan Documents which were delivered for filing on the Closing Date);

                11.1.18 Evidence satisfactory to the Administrative Agent that each of the Loan Documents and the CCPI Merger Documents had been duly executed and delivered and were in full force and effect without modification and that concurrently with the initial Borrowing the CCPI Merger would be consummated pursuant to the terms of the CCPI Merger Documents;

                11.1.19  The Assumption Agreement;

                11.1.20 Evidence  satisfactory to the Administrative  Agent that
        (a) the CIHC Contribution had been consummated and (b) the Conseco Contribution would be consummated concurrently with the initial Borrowing; and

                11.1.21 Such other information and documents as may reasonably be required by the Administrative Agent and the Administrative Agent's counsel.

Other than the terms Existing Credit Agreement, Existing Borrower Shared Pledge Agreement, Existing Borrower Non-Shared Pledge Agreement, Existing New CIHC Non-Shared Pledge Agreement, Existing New CIHC Shared Pledge Agreement, and the Bank of America Credit Agreements which shall have the meanings provided in this Agreement, capitalized terms used in this Section 11.1 shall solely for purposes of this Section 11.1 have the meanings set forth in the Existing Credit Agreement.

        SECTION 11.2 Effectiveness of this Agreement. The effectiveness of each Bank's obligations under this Agreement are subject to Administrative Agent having received all of the following, each, except to the extent otherwise specified below, duly executed by a Responsible Officer, dated the Restatement Date (or such earlier date as shall be satisfactory to the Administrative Agent), in form and substance satisfactory to the Administrative Agent, and each in sufficient number of signed counterparts or copies to provide one for each Bank and the Administrative Agent:

                11.2.1 If requested by a Bank, an appropriately completed Tranche A Committed Note, payable to the order of such Bank evidencing such Bank's Tranche A Commitment, if any, an appropriately completed Tranche B Committed Note, payable to the order of such Bank evidencing such Bank's Tranche B Commitment, if any, and an appropriately completed Tranche A Bid Note, payable to the order of such Bank in principal amount equal to the aggregate Tranche A Commitments and an appropriately completed Tranche B Bid Note, payable to the order of such Bank in principal amount equal to the aggregate Tranche B Commitments;

                11.2.2 The Affirmation of Loan Documents, the Restated Borrower Shared Pledge Agreement, the Restated New CIHC Non-Shared Pledge Agreement and the Restated New CIHC Shared Pledge Agreement;

                11.2.3 A favorable opinion of Lawrence Inlow, general counsel of the Borrower and its Significant Subsidiaries (including BLHC), substantially in the form of Exhibit H, and addressing such other legal matters as the Administrative Agent may require;

                11.2.4 An officer's certificate of the Borrower, New CIHC, MDSCG, BNL, CCM and CMCI, substantially in the form of Exhibits I-1 through I-6, respectively, and dated as of the Restatement Date, signed by a Responsible Officer of the Borrower, New CIHC, MDSCG, BNL, CCM and CMCI, as the case may be, and attested to by the secretary thereof, together with certified copies of the Borrower's, New CIHC's, BNL's, CCM's and CMCI's articles of incorporation, by-laws and directors resolutions, or, if such articles of incorporation or by-laws have not been amended since delivery under the Existing Credit Agreement, statements to such effect;

                11.2.5 Evidence of the good standing or certificates of compliance of the Borrower, New CIHC, MDSCG, BNL, CCM and CMCI in the jurisdiction in which such entity is incorporated;

                11.2.6 Evidence that the Borrower shall have paid to the Administrative Agent the fees and expenses provided for herein;

                11.2.7 Certified copies of each material consent, license and approval (including, without limitation, any insurance commission approvals) required in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Loan Documents; such consents, licenses and approvals shall be in full force and effect, shall be satisfactory in form and substance to the Administrative Agent and shall be all of the material consents required to be obtained or made on or before the consummation of the financing contemplated by this Agreement;

                11.2.8 A certificate of a Responsible Officer of the Borrower that (a) there are no material insurance regulatory proceedings pending or threatened against any of the Insurance Subsidiaries including BLHC and (b) as to the matters set forth in Sections 11.3.2 through 11.3.5;

                11.2.9 Schedules and Exhibits satisfactory to the Administrative Agent and the Banks;

                11.2.10 A Federal Reserve Form U-1 for each Bank, duly executed by a Responsible Officer of the Borrower, the statements made in which shall be such, in the opinion of the Administrative Agent, as to permit the transactions contemplated hereby in accordance with Regulation U;

                11.2.11 Evidence of each filing, registration or recordation (and payment of any necessary fee, Tax or expense relating thereto) with respect to each document (including, without limitation, any UCC financing statement) required by the Loan Documents or under law or requested by the Administrative Agent to be filed, registered or recorded in order to create, in favor of the Administrative Agent, for the benefit of the Banks and, to the extent required by the Indentures, the holders of the Senior Notes, a perfected first priority Lien on the Collateral (other than UCC financing statements, if any, to be filed in connection with the Loan Documents which will be delivered for filing on the Amendment Effective Date);

                11.2.12 Evidence that the Borrower shall have made, concurrently with the effectiveness of this Agreement, a contribution of borrowings or prepayments so that after giving effect thereto, the principal amount of each Bank's Tranche A Committed Loans or Tranche B Committed Loans, as the case may be, shall be pro rata according to its Percentage; and

                11.2.13 Such other information and documents as may reasonably be required by the Administrative Agent and the Administrative Agent's counsel.

        SECTION 11.3 All Loans. The obligation of the Banks to make Loans hereunder is subject to the following further conditions precedent:

                11.3.1 The Administrative Agent shall have received a duly executed Notice of Borrowing or Competitive Bid Request;

                11.3.2 No Default exists or will result from the making of the Loans;

                11.3.3 The representations and warranties of the Borrower contained in Section 7 and by the Borrower, New CIHC, MDSCG, BNL, CCM and CMCI in the other Loan Documents are true and correct with the same effect as though made on the Borrowing Date;

                11.3.4 No Material  Litigation  exists  except as  disclosed  on
        Schedule 7.8; and

                11.3.5 No Material Adverse Change has occurred since December 31, 1995.

        SECTION 11.4 Tranche B Loans. Prior to a Non-Purpose Credit Event, the obligation of the Banks to make Tranche B Loans is subject to the following further condition precedent:

                11.4.1 The ratio of (a) the sum of (i) the current market value of the common stock of BLHC pledged to the Administrative Agent, for the benefit of the Banks, under the Restated New CIHC Non-Shared Pledge Agreement, plus (ii) the current market value of the Collateral Percentage of the Banks in the common stock of BLHC pledged under the Restated New CIHC Shared Pledge Agreement plus (iii) the good faith loan value of the Tranche B Percentage of the Collateral (other than BLHC stock) pledged under the Pledge Agreements to (b) the aggregate principal amount of the Tranche B Loans then outstanding is at least 2.0 to 1.0. To evidence compliance with the condition set forth in this
        Section 11.4.1 (together with any event under Section 12.1.11), upon the request of the Administrative Agent or the Required Banks, the Borrower shall provide to the Administrative Agent, for the benefit of the Banks, a computation of such ratio certified by its chief financial officer or a vice president with responsibility for or knowledge of financial matters of the Borrower; provided, that with respect to the amount in clause (iii) of this Section 11.4.1 (or Section 12.1.11), such amount shall be determined by the Administrative Agent (with the concurrence of the Required Banks), and, upon such concurrence, provided to the Borrower by the Administrative Agent.

                 SECTION 12. EVENTS OF DEFAULT AND THEIR EFFECT

        SECTION 12.1 Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

                12.1.1  Non-Payment of Loans, etc.

                             (a) Default in the payment or prepayment when due of any principal on the Loans, or

                             (b) Default in the payment within five (5) days of when due of any interest on the Loans or any other amount owing by the Borrower pursuant to this Agreement.

                12.1.2 Non-Payment of Other Indebtedness. Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of the Borrower or any of its Significant Subsidiaries (including BLHC) (other than Indebtedness in respect of this Agreement) in an amount in excess of $20,000,000; or default in the performance or observance of any obligation or condition with respect to any such Indebtedness if the effect of such default is to accelerate or could result in the acceleration of the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity. For purposes of this
        Section 12.1.2, Indebtedness shall refer only to Indebtedness included in clauses (a) through (d) of the definition of Indebtedness.

                12.1.3 Bankruptcy, Insolvency, etc. The Borrower or any of its Wholly-Owned Subsidiaries and/or Significant Subsidiaries (including
        BLHC) becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the applicable

        Department places the Borrower or any of its Wholly-Owned Subsidiaries and/or Significant Subsidiaries (in each case including BLHC) under supervision or conservation; or the Borrower or any of its Wholly-Owned Subsidiaries and/or Significant Subsidiaries (in each case including
        BLHC) applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for the Borrower or such Wholly-Owned Subsidiary and/or Significant Subsidiary (in each case including BLHC) or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Borrower or any of its Wholly-Owned Subsidiaries and/or Significant Subsidiaries (in each case including BLHC) or for a substantial part of the property of any thereof and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary (including BLHC)), is commenced in respect of the Borrower or any of its Wholly- Owned Subsidiaries and/or Significant Subsidiaries (in each case including BLHC) and if such case or proceeding is not commenced by the Borrower or such Wholly-Owned Subsidiary and/or Significant Subsidiary, it is consented to or acquiesced in by the Borrower or such Wholly-Owned Subsidiary and/or Significant Subsidiary or remains for sixty (60) days undismissed; or the Borrower or any of its Wholly-Owned Subsidiaries and/or Significant Subsidiaries (in each case including BLHC) takes any corporate action to authorize, or in furtherance of, any of the foregoing.

                12.1.4 Defaults Under this Agreement. Failure by the Borrower to comply with or perform any of the covenants or agreements of the Borrower set forth in Sections 9.1, 9.2, 9.3, 9.4, 9.8 and 10.

                12.1.5 Other Noncompliance with this Agreement. Failure by the Borrower or any of its Subsidiaries (including BLHC) to comply with or perform any other provision of this Agreement or the other Loan Documents applicable to it (other than those listed in Section 12.1.4 or those constituting an Event of Default under any of the other provisions of this Section 12) and continuance of such failure for thirty (30) days after notice thereof to the Borrower from the Administrative Agent.

                12.1.6 Representations and Warranties. Any representation or warranty made by the Borrower, New CIHC, MDSCG, BNL, CCM or CMCI in any of the Loan Documents is false or misleading in any material respect as of the date hereof or as of the date hereafter certified, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Borrower to the Administrative Agent or any Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

                12.1.7 Pension Plans and Welfare Plans. With respect to any Single Employer Pension Plan as to which the Borrower or any other Controlled Group member may have any liability, there shall exist a deficiency of more than $10,000,000 as to any Controlled Group member (other than the Borrower) or $50,000,000 as to the Borrower in the Pension Plan assets available to satisfy the benefits guaranteeable under ERISA with respect to such Pension Plan, and steps are undertaken to terminate such plan or such Pension Plan is terminated or the Borrower or any other Controlled Group member withdraws from or institutes steps to withdraw from such Pension Plan, or the Borrower has knowledge that steps have been taken to terminate any Multiemployer Pension Plan and such termination may result in liability to any Controlled Group member (other than the Borrower) in excess of $10,000,000 or $50,000,000 as to the Borrower or any Reportable Event with respect to such Pension Plan has occurred which could result in the incurrence of liability by any Controlled Group member (other than the Borrower) in excess of $10,000,000 or $50,000,000 as to the Borrower or steps are taken to terminate any Multiemployer Pension Plan and such termination may result in any liability of any Controlled Group member (other than the Borrower) in excess of $10,000,000 or $50,000,000 as to the Borrower shall occur.

                12.1.8 Adverse Judgment. One or more final judgments or decrees shall be entered against the Borrower or any of its Wholly-Owned Subsidiaries and/or Significant Subsidiaries (in each case including
        BLHC) involving, individually or in the aggregate, a liability (other than a liability of an Insurance Subsidiary (including BLHC) in the ordinary course of business) (not covered by collectible insurance) of $20,000,000 or more, and all such judgments or decrees shall not have been vacated, satisfied, discharged or stayed or bonded pending appeal within thirty (30) consecutive days from the entry thereof.

                12.1.9 Change in Control. The occurrence of a Change in Control.

                12.1.10 Material Adverse Change. The occurrence of any event which, in the reasonable judgment of the Required Banks, constitutes a Material Adverse Change.

                12.1.11 Tranche B Collateral Value. Prior to a Non-Purpose Event, the ratio of (a) the sum of (i) the current market value of the common stock of BLHC pledged to the Administrative Agent, for the benefit of the Banks, under the Restated New CIHC Non-Shared Pledge Agreement, plus (ii) the current market value of the Collateral Percentage of the Banks in the common stock of BLHC pledged under the Restated New CIHC Shared Pledge Agreement plus (iii) the good faith loan value of the Tranche B Percentage of the Collateral (other than BLHC stock) pledged under the Pledge Agreements to (b) the aggregate principal amount of the Tranche B Loans then outstanding is less than
        1.5 to 1.0.

                12.1.12 Default under the Additional Secured Borrower Indebtedness. An event of default shall have occurred and be continuing with respect to the Contingent Obligation of the Borrower securing the Additional Secured Borrower Indebtedness.

        SECTION 12.2 Effect of Event of Default. If any Event of Default described in Section 12.1.3 shall occur and be continuing, the Commitments (if they have not theretofore terminated) shall immediately terminate and all Liabilities shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and, in the case of any other Event of Default, the Administrative Agent may (or shall, upon the written request of the Required Banks) declare the Commitments (if they have not theretofore terminated) to be terminated and all Liabilities to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and all Liabilities shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Borrower and each Bank of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing or any provision of Section 15.1, the effect as an Event of Default of any event described in Section 12.1.3 may be waived by the written concurrence of the Banks holding 100% of the aggregate unpaid principal amount of the Loans, and the effect as an Event of Default of any other event described in this Section 12 may be waived as provided in
Section 15.1.

                              SECTION 13. THE AGENT

        SECTION 13.1 Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers to the extent provided herein or in any document or instrument delivered hereunder or in connection herewith, together with such other action as may be reasonably incidental thereto. As to matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of this Agreement or any other Loan Document) the Administrative Agent shall not be required to exercise any discretion, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks and such instructions shall be binding upon all Banks and, with respect to the Collateral, the holders of the Senior Notes. Under no circumstances shall the Administrative Agent have any fiduciary duties to any Bank or be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or to the other Loan Documents or applicable law.

        SECTION 13.2 Liability of the Administrative Agent. None of the Administrative Agent or any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement and the other Loan Documents, except for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may treat a Bank as such until the Administrative Agent receives an executed Assignment Agreement entered into between a Bank and an Eligible Assignee pursuant to Section 14.1; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts or consultants selected by it; (c) shall not be liable for any action taken or omitted to be taken in good faith by the Administrative Agent in accordance with the advice of counsel, accountants, consultants or experts; (d) shall make no warranty or representation to any Bank and shall not be responsible to any Bank for any recitals, statements, warranties or representations, whether written or oral, made in or in connection with this Agreement or the other Loan Documents; (e) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, obligations, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including, without limitation, any books and records) of the Borrower; (f) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or other support or security (including the validity, priority or perfection of any Lien), or any other document furnished in connection with any of the foregoing; and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by action upon any written notice, statement, certificate, order, telephone message, facsimile or other document which the Administrative Agent believes in good faith to be genuine and correct and to have been signed, sent or made by the proper Person.

        SECTION 13.3 Administrative Agent and Affiliates. With respect to the Loans made by it, BofA shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include BofA in its individual capacity. BofA and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of its Subsidiaries (including BLHC) and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if BofA was not the Administrative Agent and without any duty to account therefor to the Banks.

        SECTION 13.4 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 7.6 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

        SECTION 13.5 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to their Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or assessed against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limiting any of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for their Percentage of any expenses (including reasonable counsel fees) incurred by the Administrative Agent (in its individual capacity as agent or in its capacity as representative of the Banks) in connection with the preparation, execution, delivery, administration, modification, amendment, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Agreement or the other Loan Documents to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. All obligations provided for in this Section 13.5 shall survive termination of this Agreement.

        SECTION 13.6 Successor Agent. The Administrative Agent may, and at the request of the Required Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Borrower
(which consent shall not be unreasonably withheld). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such success or agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

        SECTION 13.7 Duties of Documentation Agents and Managing Agents. Notwithstanding any other provision contained in this Agreement to the contrary, the Documentation Agents and the Managing Agents shall have no duties or obligations with respect to this Agreement or the other Loan Documents.


                   SECTION 14. ASSIGNMENTS AND PARTICIPATIONS

        SECTION 14.1  Assignments.

                (a) Each Bank shall have the right at any time to assign with the consent of the Borrower and the Administrative Agent (which consent, in each case, will not unreasonably be withheld), to any Eligible Assignee, all or any part of such Bank's rights and obligations under this Agreement and each other Loan Document including its rights in respect of its Loans and Notes. Any such assignment shall be pursuant to an assignment agreement, substantially in the form of Exhibit K (an "Assignment Agreement"), duly executed by such Bank and the Eligible Assignee, and acknowledged by the Administrative Agent and the Borrower. Notwithstanding the foregoing, each Bank may make assignments to its Affiliates or to any Federal Reserve Bank without obtaining consent of the Borrower or the Administrative Agent.

                (b) Each assignment shall be pro rata with respect to all rights and obligations of the assigning Bank including the Commitments, the Loans and the Notes, if any (i.e., such assignment shall consist of the same percentage interest of each of such Bank's Tranche A Commitment and Tranche B Commitment). Each assignment shall be in an amount equal to or in excess of $10,000,000 (except for assignments of the entire unpaid balance, if less than $10,000,000, of the Loans of a Bank or assignments to existing Banks). In the case of any such assignment, upon the fulfillment of the conditions in Section 14.1(c), this Agreement shall be deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such Eligible Assignee, and such Eligible Assignee shall for all purposes be a Bank party hereto and shall have, to the extent of such assignment, the same rights and obligations as a Bank hereunder.

                (c) An assignment shall become effective hereunder when all of the following shall have occurred:

                           (i) the Assignment Agreement shall have been executed by the parties thereto,

                           (ii)  the  Assignment   Agreement   shall  have  been
        acknowledged by the Administrative Agent and by the Borrower,

                           (iii)  either  the  assigning  Bank  or the  Eligible
        Assignee shall have paid a processing fee of $2,500 to the Administrative Agent for its own account; provided that the Eligible Assignee shall be solely responsible for such processing fee with respect to any assignment pursuant to Sections 5.8 and 15.2, and

                           (iv) the assigning Bank and the Administrative Agent shall have agreed upon a date upon which such assignment shall become effective. Upon such assignment becoming effective, the Administrative Agent shall forward all payments of interest, principal, fees and other amounts that would have been made to the assigning Bank, in proportion to the percentage of the assigning Bank's rights transferred, to the Eligible Assignee.

                (d) Upon the effectiveness of any assignment, the assigning Bank shall be relieved from its obligations hereunder to the extent of the obligations so assigned (except to the extent, if any, that the Borrower, any other Bank or the Administrative Agent have rights against such assigning Bank as a result of any default by such Bank under this Agreement). Promptly following the effectiveness of each assignment, the Administrative Agent shall furnish to the Borrower and each Bank a revised Schedule 2.1, revised to reflect such assignment.

        SECTION 14.2  Participations.

                (a) Each Bank may grant participations in all or any part of its Loans, Commitments and, if applicable, the Notes to any commercial bank or other financial institution (other than insurance companies and Affiliates thereof unless consented to by the Borrower). A participant shall not have any rights under this Agreement or any other document delivered in connection herewith (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto, which agreement with respect to such participation shall not restrict such Bank's ability to make any modification, amendment or waiver to this Agreement without the consent of the participant except that the consent of such participant may be required in connection with matters requiring the consent of all of the Banks under Section 15.1). Notwithstanding the foregoing, each participant shall have the rights of a Bank pursuant to Section 4.7. All amounts payable by the Borrower under this Agreement shall be determined as if the Bank had not sold such participation. In the event of any such sale by a Bank of participating interests to a participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any obligation for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

                (b) Limitation of Rights of any Participant. Notwithstanding anything in the foregoing to the contrary,

                           (i) no participant shall have any direct rights hereunder,

                           (ii) the Borrower, the Administrative Agent and the Banks, other than the selling Bank, shall deal solely with the selling Bank and shall not be obligated to extend any rights or make any payment to, or seek any consent of, the participant,

                           (iii) no participation shall relieve the selling Bank of any of its other obligations hereunder and such Bank shall remain solely responsible for the performance thereof, and

                           (iv) no participant, other than an affiliate of the selling Bank, shall be entitled to require such Bank to take or omit to take any action hereunder, except that such Bank may agree with such participant that such Bank will not, without participant's consent, take any action which requires the consent of all of the Banks under Section 15.1.

        SECTION 14.3 Disclosure of Information. The Borrower authorizes each Bank to disclose to any participant, assignee or Eligible Assignee (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower and its Subsidiaries (including BLHC) which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation of the Borrower prior to entering into this Agreement or which has been delivered to such Bank by the Borrower pursuant to this Agreement; provided, however, that each Bank, participant, assignee and Eligible Assignee shall execute a confidentiality agreement substantially in the form of Exhibit L in which it agrees that it shall hold all non-public, confidential and proprietary information obtained pursuant to the requirements of this Agreement in accordance with safe and sound banking and business practices and may make disclosure reasonably required by any bona fide participant, assignee or Eligible Assignee in connection with the contemplated transfer of any portion of the Loans or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process. For the purposes of this Section 14.3, by execution of this Agreement each of the Banks shall be deemed to have agreed to and executed the confidentiality agreement contained in Exhibit L.

        SECTION 14.4 Foreign Transferees. If, pursuant to this Section 14, any interest in this Agreement or any Loans or the Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof or upon the request of the Administrative Agent, the transferor Bank shall cause such Transferee (other than any participant), and may cause any participant, concurrently with the effectiveness of such transfer,

                (a) to represent to the transferor Bank (for the benefit of the transferor Bank, the Administrative Agent and the Borrower) that under applicable law and treaties no Taxes will be required to be withheld by the Administrative Agent,

                (b) to represent to the Borrower or the transferor Bank that under applicable law and treaties no Taxes will be required to be withheld with respect to any payments to be made to such Transferee in respect of the Loans or, if applicable, the Notes,

                (c) to furnish to the transferor Bank, the Administrative Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and

                (d) to agree (for the benefit of the transferor Bank, the Administrative Agent and the Borrower) to provide the transferor Bank, the Administrative Agent and the Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                            SECTION 15. MISCELLANEOUS

        SECTION 15.1 Waivers and Amendments. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Banks; provided, that no such amendment, modification or waiver:

                (a) which would modify any requirement hereunder that any particular action be taken by all Banks or by the Required Banks, shall be effective without the consent of each Bank;

                (b) which would modify this Section 15.1, change the definition of "Required Banks," change any Percentage for any Bank (except pursuant to an Assignment Agreement), reduce any fees, extend the maturity date of any Loan, reduce any rate of interest payable on the Loans or subject any Bank to any additional obligations, shall be effective without the consent of each Bank;

                (c) which would permit the release of all or any material portion of the Collateral shall be effective without the consent of each Bank;

                (d) which would extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on the Loans, shall be effective without the consent of each Bank; or

                (e) which would affect adversely the interests, rights or obligations of the Administrative Agent (in such capacity) other than removal in accordance with Section 13.6, shall be effective without consent of the Administrative Agent.

Notwithstanding anything contained in this Section 15.1 to the contrary, by executing and delivering this Agreement, each of the Banks agrees that the Administrative Agent may (and is authorized on behalf of the Banks without the prior consent of or notice to the Banks to) execute and deliver any and all documents and instruments to effectuate the grant by the Borrower of Liens in the Collateral to the extent permitted by Section 9.2(k) to secure the Contingent Obligations securing the Additional Secured Borrower Indebtedness; provided that the Administrative Agent shall always serve as collateral agent for the Banks and the holders of the Additional Secured Borrower Indebtedness.

        SECTION 15.2 Failure to Consent. If any Bank shall fail to consent to any amendment, modification or waiver described in Section 15.1 (any such Bank being hereinafter referred to as a "Nonconsenting Bank") then in such case, the Borrower may, upon at least five (5) Business Days' written notice to the Administrative Agent and such Nonconsenting Bank, designate a substitute lender (a "Substitute Bank") acceptable to the Administrative Agent in its sole discretion, to which such Nonconsenting Bank shall assign all (but not less than all) of its rights and obligations under the Loans and Commitment hereunder. Upon any assignment by any Bank pursuant to this Section 15.2 becoming effective, the Substitute Bank shall thereupon be deemed to be a "Bank" for all purposes of this Agreement and the assigning Bank shall thereupon cease to be a "Bank" for all purposes of this Agreement and shall have no further rights or obligations hereunder (other than pursuant to Sections 5.1, 5.2, 15.4 and 15.5 while such Non-Consenting Bank was a Bank); provided, that all Liabilities (except Liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement) due and payable to the Nonconsenting Bank shall be paid in full as of the date of such assignment. Notwithstanding the foregoing, in the event that in connection with any amendment, modification or waiver more than one Bank is a Nonconsenting Bank, the Borrower may not require one Bank to assign its rights and obligations to a Substitute Bank unless all Nonconsenting Banks are required to make such an assignment. Notwithstanding any Nonconsenting Bank's failure or refusal to assign its rights, obligations, Loans and Commitment under this Section 15.2, the Nonconsenting Bank shall cease to be a "Bank" for all purposes of this Agreement and the Substitute Bank substituted therefor upon payment to the Nonconsenting Bank by the Substitute Bank of all amounts set forth in this Section 15.2 without any further action of the Nonconsenting Bank.

        SECTION 15.3 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party at its address, facsimile or telex number set forth on the signature or acknowledgement pages hereof or such other address, facsimile or telex number as such party may hereafter specify for the purpose by written notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective
(a) if given by facsimile or telex, when such facsimile or telex is transmitted to the facsimile or telex number specified in this Section and, in the case of telex, the appropriate answerback is received, (b) if given by mail, seventy-two
(72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section, provided, that notices to the Administrative Agent under Sections 3, 4 and 12 shall not be effective until received by the Administrative Agent.

        SECTION 15.4 Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Administrative Agent (including the non-duplicative fees and reasonable expenses of counsel (including expenses of in-house counsel) and of local counsel, if any, who may be retained by such counsel) in connection with:

                (a) the negotiation, preparation, execution, syndication and delivery of this Agreement and the other Loan Documents, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or the other Loan Documents as may from time to time hereafter be required, whether or not the transactions contemplated hereby or thereby are consummated; and

                (b) the preparation and/or review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Administrative Agent and the Banks harmless from all liability for, any stamp or other Taxes (other than income taxes of the Administrative Agent or the Banks) which may be payable in connection with the execution or delivery of this Agreement, the borrowing hereunder, or the issuance of the Notes or any other Loan Document. The Borrower also agrees to reimburse the Administrative Agent, the Agents and each Bank upon demand for all reasonable expenses (including attorneys' fees and legal expenses) incurred by the Administrative Agent or such Bank in connection with the enforcement of any Liabilities and the consideration of legal issues relevant hereto and thereto whether or not such expenses are incurred by the Administrative Agent on its own behalf or on behalf of the Banks. All obligations of the Borrower provided for in this Section 15.4 shall survive termination of this Agreement. Notwithstanding the foregoing, the Administrative Agent, the Agents or a Bank shall not have the right to reimbursement under this
Section 15.4 for amounts determined by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of the Administrative Agent or a Bank.
                                      -114-

        SECTION 15.5 Indemnity. The Borrower agrees to indemnify each Bank and each Bank's respective directors, officers, employees, persons controlling or controlled by any of them or their respective agents, consultants, attorneys and advisors (the "Indemnified Parties") and hold each Indemnified Party harmless from and against any and all liabilities, losses, claims, damages, costs and expenses of any kind to which any of the Indemnified Parties may become subject, whether directly or indirectly (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnified Party), relating to or arising out of this Agreement, the other Loan Documents, the CCPI Merger or any actual or proposed use of the proceeds of the Loans hereunder; provided, that no Indemnified Party shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations of the Borrower provided for in this Section 15.5 shall survive termination of this Agreement.

        SECTION 15.6 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as a Person referenced in such a provision has one or more Subsidiaries.

        SECTION 15.7 Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

        SECTION 15.8 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE LOANS SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. ALL OBLIGATIONS OF THE BORROWER AND RIGHTS OF THE ADMINISTRATIVE AGENT AND THE BANKS IN RESPECT OF THE LIABILITIES EXPRESSED HEREIN OR IN THE OTHER LOAN DOCUMENTS SHALL BE IN ADDITION TO AND NOT IN LIMITATION OF THOSE PROVIDED BY APPLICABLE LAW.

        SECTION 15.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. When counterparts executed by all the parties shall have been lodged with the Administrative Agent (or, in the case of any Bank as to which an executed counterpart shall not have been so lodged, the Administrative Agent shall have received telegraphic, facsimile, telex or other written confirmation from such Bank of execution of a counterpart hereof by such Bank), this Agreement shall become effective as of the Amendment Effective Date, and at such time the Administrative Agent shall notify the Borrower and each Bank.

        SECTION  15.10  SUBMISSION  TO   JURISDICTION;   WAIVER  OF  VENUE.  THE
ADMINISTRATIVE AGENT, EACH AGENT, EACH BANK AND THE BORROWER (A) HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY ILLINOIS STATE OR FEDERAL COURT SITTING IN THE NORTHERN DISTRICT OF ILLINOIS OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, AND THE ADMINISTRATIVE AGENT, EACH AGENT, EACH BANK AND THE BORROWER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE OR FEDERAL COURT, AND (B) AGREE NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST ANOTHER PARTY OR THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY OF ANY THEREOF, ARISING OUT OF OR RELATING TO THIS AGREEMENT, IN ANY COURT OTHER THAN AS HEREINABOVE SPECIFIED IN THIS SECTION 15.10. THE ADMINISTRATIVE AGENT, EACH AGENT, EACH BANK AND THE BORROWER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY ACTION OR PROCEEDING (WHETHER BROUGHT BY THE BORROWER, THE ADMINISTRATIVE AGENT, ANY AGENT, ANY BANK, OR OTHERWISE) IN ANY COURT HEREINABOVE SPECIFIED IN THIS
SECTION 15.10 AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. THE ADMINISTRATIVE AGENT, EACH AGENT, EACH BANK AND THE BORROWER AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

        SECTION 15.11 Service of Process. The Borrower hereby irrevocably appoints C.T. Corporation (the "Process Agent"), with an office on the date hereof at 208 South LaSalle Street, Chicago, Illinois 60604, United States, as its agent to receive on behalf of the Borrower and its Subsidiaries (including
BLHC) and their property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding, provided, that a copy of such process is also mailed by express two-day delivery, postage prepaid, to the Borrower at its address specified pursuant to Section 15.3. Such service may be made by delivering by express two-day delivery or hand delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent's above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The Borrower agrees to indemnify such Process Agent in connection with all matters relating to its appointment as agent of the Borrower for such purposes, to enter into any agreement relating to such appointment which such Process Agent may customarily require, and to pay such Process Agent's customary fees upon demand. As an alternative method of service, the Borrower for itself and its Subsidiaries (including BLHC) also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified pursuant to Section 15.3. Nothing in this
Section 15.11 shall affect the right of the Administrative Agent or any Bank to serve legal process in any other manner permitted by law.

        SECTION 15.12 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that: the Borrower may not assign or transfer its rights or obligations under this Agreement or any other Loan Document without the prior written consent of all Banks, and the rights of the Banks to make assignments or grant participations are subject to the provisions of Section 14.

        SECTION 15.13 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

        SECTION 15.14 Replacement of Existing Credit Agreement. This Agreement amends and restates the Existing Credit Agreement, and each of the Committed Notes, if any, amends and restates and is issued in substitution for each of the notes issued to the Banks pursuant to the Existing Credit Agreement. Upon the effectiveness of this Agreement: (a) each of the Banks, as applicable, shall return to the Borrower such Bank's existing notes under the Existing Credit Agreement, such notes to be marked to indicate that such notes have been replaced by the Committed Notes, if any; and (b) all loans made pursuant to the Existing Credit Agreement outstanding on such date shall be deemed to be Committed Loans hereunder, shall be evidenced by the Committed Notes, if any, and shall be entitled to all of the benefits and bear all of the obligations of this Agreement. Each Bank is authorized to enter on its Committed Notes issued pursuant to this Agreement the information marked on its existing note so returned to the Borrower.
                                      * * *

        Executed as of the day and year first above written at Chicago, Illinois.

                                  CONSECO, INC.



                                  By:    /s/ ROLLIN M. DICK
                                        ------------------------------
                                  Name:  Rollin M. Dick
                                        ------------------------------
                                  Title: Executive Vice President
                                           and Chief Financial Officer
                                        ------------------------------

                                 Notice Address


                                 Address:  11825 N. Pennsylvania St.
                                           Carmel, Indiana  46032
                                           Attention:  Lawrence W. Inlow
                                           Telephone:  (317) 573-6163
                                           Facsimile:  (317) 573-6327

                                  BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION, as
                                  Administrative Agent

                                  By:   /s/ DAVID M. TERRANCE
                                        ------------------------------
                                  Name: David M. Terrance
                                        ------------------------------
                                  Title: Vice President
                                        ------------------------------

                                  BANK OF AMERICA ILLINOIS

                                  By:   /s/ RONALD J. DROBNY
                                        ------------------------------
                                  Name: Ronald J. Drobny
                                        ------------------------------
                                  Title: Vice President
                                        ------------------------------

                                  Lending Office (Base Rate Loans)

                                  Address: 231 S. LaSalle Street
                                           Chicago, IL  60697
                                  Attention: Debra Lacy
                                  Telephone: (312) 828-1784
                                  Facsimile: (312) 974-9626

                                  Lending Office (Offshore Rate Loans)


                                  Address: 231 S. LaSalle Street
                                           Chicago, IL  60697
                                  Attention: Debra Lacy
                                  Telephone: (312) 828-1784
                                  Facsimile: (312) 974-9626


                                  Notice Address:

                                  Address: 231 S. LaSalle Street
                                           Chicago, IL  60697
                                  Attention: Ron Drobny
                                  Telephone: (312) 828-3014
                                  Facsimile: (312) 828-0889

                                  BANK OF MONTREAL

                                  By:   /s/ K.D. STREIFF
                                        ------------------------------
                                  Name: K. Daniel Streiff
                                        ------------------------------
                                  Title: Director
                                        ------------------------------

                                  Lending Office (Base Rate Loans)

                                  Address: 115 South LaSalle Street
                                           Chicago, IL  60603
                                  Attention: K. Daniel Streiff
                                  Telephone: (312) 750-3775
                                  Facsimile: (312) 750-4314


                                  Lending Office (Offshore Rate Loans)

                                  Address: 115 South LaSalle Street
                                           Chicago, IL  60603
                                  Attention: K. Daniel Streiff
                                  Telephone: (312) 750-3775
                                  Facsimile: (312) 750-4314


                                  Notice Address

                                  Address: 115 South LaSalle Street
                                           Chicago, IL  60603
                                  Attention: K. Daniel Streiff
                                  Telephone: (312) 750-3775
                                  Facsimile: (312) 750-4314

                                  THE BANK OF NEW YORK

                                  By:   /s/ TIMOTHY J. STAMBAUGH
                                        ------------------------------
                                  Name:  Timothy J. Stambaugh
                                        ------------------------------
                                  Title: Vice President
                                        ------------------------------

                                  Lending Office (Base Rate Loans)

                                  Address: One Wall Street
                                           New York, NY  10286
                                  Attention: Michael Barry
                                  Telephone: (212) 635-6460
                                  Facsimile: (212) 809-9520


                                  Lending Office (Offshore Rate Loans)


                                  Address: One Wall Street
                                           New York, NY  10286
                                  Attention: Michael Barry
                                  Telephone: (212) 635-6460
                                  Facsimile: (212) 809-9520

                                  Notice Address

                                  Address: One Wall Street
                                           New York, NY  10286
                                  Attention: Michael Barry
                                  Telephone: (212) 635-6460
                                  Facsimile: (212) 809-9520

                                   THE BANK OF TOKYO - MITSUBISHI TRUST
                                   COMPANY


                                  By:   /s/ DANIEL HOLMES
                                        ------------------------------
                                  Name:  Daniel Holmes
                                        ------------------------------
                                  Title:
                                        ------------------------------

                                  Lending Office (Base Rate Loans)

                                  Address: 1251 Avenue of the Americas
                                           New York, New York  10116-3138
                                  Attention: Daniel Holmes
                                  Telephone: (212) 782-4354
                                  Facsimile: (212) 782-6442


                                  Lending Office (Offshore Rate Loans)

                                  Address: 1251 Avenue of the Americas
                                           New York, New York  10116-3138
                                  Attention: Daniel Holmes
                                  Telephone: (212) 782-4354
                                  Facsimile: (212) 782-6442



                                  Notice Address

                                  Address: 1251 Avenue of the Americas
                                           New York, New York  10116-3138
                                  Attention: Daniel Holmes
                                  Telephone: (212) 782-4354
                                  Facsimile: (212) 782-6442

                                  BANK ONE TEXAS, N.A.

                                  By:    /s/ JIM V. MILLER
                                        ------------------------------
                                  Name:  Jim V. Miller
                                        ------------------------------
                                  Title: Vice President
                                        ------------------------------

                                  Lending Office (Base Rate Loans)

                                  Address: 1717 Main Street
                                           Dallas, TX  75201
                                  Attention: Jim V. Miller
                                  Telephone: (214) 290-2309
                                  Facsimile: (214) 290-2332


                                  Lending Office (Offshore Rate Loans)

                                  Address: 1717 Main Street
                                           Dallas, TX  75201
                                  Attention: Jim V. Miller
                                  Telephone: (214) 290-2309
                                  Facsimile: (214) 290-2332


                                  Notice Address

                                  Address: 1717 Main Street
                                           Dallas, TX  75201
                                  Attention: Jim V. Miller
                                  Telephone: (214) 290-2309
                                  Facsimile: (214) 290-2332

                                  BANQUE NATIONALE DE PARIS

                                  By:   /s/ PHIL TRUESDALE
                                        ------------------------------
                                  Name: Phil Truesdale
                                        ------------------------------
                                  Title: Vice President
                                        ------------------------------


                                  By:   /s/ JOHN S. McGILL
                                        ------------------------------
                                  Name: John S. McGill
                                        ------------------------------
                                  Title: Vice President
                                        ------------------------------


                                  Lending Office (Base Rate Loans)

                                  Address: 499 Park Avenue
                                           New York, New York  10022
                                  Attention: Phil Truesdale
                                  Telephone: (212) 415-9719
                                  Facsimile: (212) 415-9695


                                  Lending Office (Offshore Rate Loans)

                                  Address: 499 Park Avenue
                                           New York, New York  10022
                                  Attention: Phil Truesdale
                                  Telephone: (212) 415-9719
                                  Facsimile: (212) 415-9695


                                  Notice Address

                                  Address: 499 Park Avenue
                                           New York, New York  10022
                                  Attention: Phil Truesdale
                                  Telephone: (212) 415-9719
                                  Facsimile: (212) 415-9695

                                 BANQUE PARIBAS

                                  By:   /s/GERALD E. O'KEEFE
                                        ------------------------------
                                  Name: Gerald E. O'Keefe
                                        ------------------------------
                                  Title: Vice President
                                        ------------------------------

                                  By:   /s/ CLARK C. KING
                                        ------------------------------
                                  Name: Clark C. King
                                        ------------------------------
                                  Title: Vice President
                                        ------------------------------

                                  Lending Office (Base Rate Loans)

                                  Address: 227 West Monroe Street
                                           Suite 3300
                                           Chicago, IL  60606
                                  Attention: Steve Heinen
                                  Telephone: (312) 853-6036
                                  Facsimile: (312) 853-6020


                                  Lending Office (Offshore Rate Loans)

                                  Address: 227 West Monroe Street
                                           Suite 3300
                                           Chicago, IL  60606
                                  Attention: Steve Heinen
                                  Telephone: (312) 853-6036
                                  Facsimile: (312) 853-6020


                                  Notice Address

                                  Address: 227 West Monroe Street
                                           Suite 3300
                                           Chicago, IL  60606
                                  Attention: Steve Heinen
                                  Telephone: (312) 853-6036
                                  Facsimile: (312) 853-6020

                                  THE CHASE MANHATTAN BANK, N.A.

                                  By:  /s/ ISOLDE G. O'HANLON
                                        ------------------------------
                                  Name: Isolde G. O'Hanlon
                                        ------------------------------
                                  Title: Managing Director
                                        ------------------------------


                                  Lending Office (Base Rate Loans)

                                  Address: One Chase Manhattan Plaza
                                           4th Floor
                                           New York, NY  10081
                                  Attention: Isolde O'Hanlon
                                  Telephone: (212) 552-7663
                                  Facsimile: (212) 552-3651


                                  Lending Office (Offshore Rate Loans)

                                  Address: One Chase Manhattan Plaza
                                           4th Floor
                                           New York, NY  10081
                                  Attention: Isolde O'Hanlon
                                  Telephone: (212) 552-7663
                                  Facsimile: (212) 552-3651

                                  COMERICA BANK

                                  By:   /s/ PHILLIP A. COOSAIA
                                        ------------------------------
                                  Name: Phillip A. Coosaia
                                        ------------------------------
                                  Title: Vice President
                                        ------------------------------

                                  Lending Office (Base Rate Loans)

                                  Address: 500 Woodward Avenue
                                           Detroit, MI  48226
                                  Attention: Phil Coosaia
                                  Telephone: (313) 222-7044
                                  Facsimile: (313) 222-3330


                                  Lending Office (Offshore Rate Loans)


                                  Address: 500 Woodward Avenue
                                           Detroit, MI  48226
                                  Attention: Phil Coosaia
                                  Telephone: (313) 222-7044
                                  Facsimile: (313) 222-3330



                                 Notice Address


                                  Address: 500 Woodward Avenue
                                           Detroit, MI  48226
                                  Attention: Phil Coosaia
                                  Telephone: (313) 222-7044
                                  Facsimile: (313) 222-3330

                                  CORESTATES BANK, NA

                                  By:   /s/KATHLEEN M. PETRELLI
                                        ------------------------------
                                  Name: Kathleen M. Petrelli
                                        ------------------------------
                                  Title: Assistant Vice President
                                        ------------------------------

                                  Lending Office (Base Rate Loans)

                                  Address: 1339 Chestnut Street
                                           FC 1-8-8-4
                                           Philadelphia, PA  19107
                                  Attention: James Madden
                                  Telephone: (215) 973-1027
                                  Facsimile: (215) 786-4116


                                  Lending Office (Offshore Rate Loans)

                                  Address: 1339 Chestnut Street
                                           FC 1-8-8-4
                                           Philadelphia, PA  19107
                                  Attention: James Madden
                                  Telephone: (215) 973-1027
                                  Facsimile: (215) 786-4116

                                  Notice Address

                                  Address: 1339 Chestnut Street
                                           FC 1-8-8-4
                                           Philadelphia, PA  19107
                                  Attention: James Madden
                                  Telephone: (215) 973-1027
                                  Facsimile: (215) 786-4116

                                  CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                                  By:   /s/ RENAUD D'HERBES
                                        ------------------------------
                                  Name:  Renaud D'Herbes
                                        ------------------------------
                                  Title: Authorized Signer
                                        ------------------------------


                                  Lending Office (Base Rate Loans)


                                  Address: 1301 Avenue of the Americas
                                           New York, New York  10019
                                  Attention: Jeffrey Kravis
                                  Telephone: (212) 261-7273
                                  Facsimile: (212) 459-3401

                                  Lending Office (Offshore Rate Loans)

                                  Address: 1301 Avenue of the Americas
                                           New York, New York  10019
                                  Attention: Jeffrey Kravis
                                  Telephone: (212) 261-7273
                                  Facsimile: (212) 459-3401


                                  Notice Address

                                  Address: 1301 Avenue of the Americas
                                           New York, New York  10019
                                  Attention: Jeffrey Kravis
                                  Telephone: (212) 261-7273
                                  Facsimile: (212) 459-3401

                                  DEUTSCHE BANK AG,
                                     NEW YORK AND/OR
                                     CAYMAN ISLANDS BRANCH

                                  By:   /s/ CYNTHIA A. GAVENDA
                                        ------------------------------
                                  Name: Cynthia A. Gavenda
                                        ------------------------------
                                  Title: Associate
                                        ------------------------------

                                  By:   /s/ ECKHARD OSENBERG
                                        ------------------------------
                                  Name: Eckhard Osenberg
                                        ------------------------------
                                  Title: Assistant Vice President
                                        ------------------------------


                                  Lending Office (Base Rate Loans)

                                  Address: 31 West 52nd Street
                                           New York, NY  10019
                                  Attention: Susan Maros
                                  Telephone: (212) 474-8104
                                  Facsimile: (212) 474-8108

                                  Lending Office (Offshore Rate Loans)

                                  Address: 31 West 52nd Street
                                           New York, NY  10019
                                  Attention: Susan Maros
                                  Telephone: (212) 474-8104
                                  Facsimile: (212) 474-8108

                                  Notice Address

                                  Address: 31 West 52nd Street
                                           New York, NY  10019
                                  Attention: Susan Maros
                                  Telephone: (212) 474-8104
                                  Facsimile: (212) 474-8108

                                  DRESDNER BANK AG, NEW YORK BRANCH
                                    AND/OR GRAND CAYMAN BRANCH

                                  By:   /s/ ANTHONY C. VALENCOURT
                                        ------------------------------
                                  Name: Anthony C. Valencourt
                                        ------------------------------
                                  Title: First Vice President
                                        ------------------------------

                                  By:   /s/ LATISHA AZWEEM
                                        ------------------------------
                                  Name: Latisha Azweem
                                        ------------------------------
                                  Title: Assistant Treasurer
                                        ------------------------------

                                  Lending Office (Base Rate Loans)

                                  Address: 75 Wall Street, 30th FL
                                           New York, NY  10005-2889
                                  Attention: Anthony C. Valencourt
                                  Telephone: (212) 429-2286
                                  Facsimile: (212) 429-2524

                                  Lending Office (Offshore Rate Loans)

                                  Address: 75 Wall Street, 30th FL
                                           New York, NY  10005-2889
                                  Attention: Anthony C. Valencourt
                                  Telephone: (212) 429-2286
                                  Facsimile: (212) 429-2524


                                  Notice Address


                                  Address: 75 Wall Street, 30th FL
                                           New York, NY  10005-2889
                                  Attention: Anthony C. Valencourt
                                  Telephone: (212) 429-2286
                                  Facsimile: (212) 429-2524

                                  FIRST UNION NATIONAL BANK
                                    OF NORTH CAROLINA

                                  By:   /s/ ANN M. DODD
                                        ------------------------------
                                  Name: Ann M. Dodd
                                        ------------------------------
                                  Title: Senior Vice President
                                        ------------------------------



                                  Lending Office (Base Rate Loans)

                                  Address: One First Union Center, TW-19
                                           Charlotte, NC  28288-0735
                                  Attention: Robert Mayer, Jr.
                                  Telephone: (704) 374-6628
                                  Facsimile: (704) 383-9144


                                  Lending Office (Offshore Rate Loans)

                                  Address: One First Union Center, TW-19
                                           Charlotte, NC  28288-0735
                                  Attention: Robert Mayer, Jr.
                                  Telephone: (704) 374-6628
                                  Facsimile: (704) 383-9144

                                  Notice Address



                                  Address: One First Union Center, TW-19
                                           Charlotte, NC  28288-0735
                                  Attention: Robert Mayer, Jr.
                                  Telephone: (704) 374-6628
                                  Facsimile: (704) 383-9144

                                  FLEET NATIONAL BANK

                                  By:   /s/ R.J. KANE
                                        ------------------------------
                                  Name: R. J. Kane
                                        ------------------------------
                                  Title: Vice President
                                        ------------------------------

                                  Lending Office (Base Rate Loans)

                                  Address: 777 Main Street
                                           Ins. Ind. Dept. CTMO250
                                           Hartford, CT  06115
                                  Attention: R. Jay Kane
                                  Telephone: (203) 986-2639
                                  Facsimile: (203) 240-1264


                                  Lending Office (Offshore Rate Loans)

                                  Address: 777 Main Street
                                           Ins. Ind. Dept. CTMO250
                                           Hartford, CT  06115
                                  Attention: R. Jay Kane
                                  Telephone: (203) 986-2639
                                  Facsimile: (203) 240-1264


                                  Notice Address

                                  Address: 777 Main Street
                                           Ins. Ind. Dept. CTMO250
                                           Hartford, CT  06115
                                  Attention: R. Jay Kane
                                  Telephone: (203) 986-2639
                                  Facsimile: (203) 240-1264

                                  THE FUJI BANK LIMITED

                                  By:   /s/ PETER L. CHINNICI
                                        ------------------------------
                                  Name: Peter L. Chinnici
                                        ------------------------------
                                  Title: Joint General Manager
                                        ------------------------------

                                  Lending Office (Base Rate Loans)

                                  Address: 225 West Wacker Drive
                                           Suite 2000
                                           Chicago, IL  60606
                                  Attention: James Fayen
                                  Telephone: (312) 621-0397
                                  Facsimile: (312) 621-0539


                                  Lending Office (Offshore Rate Loans)

                                  Address: 225 West Wacker Drive
                                           Suite 2000
                                           Chicago, IL  60606
                                  Attention: James Fayen
                                  Telephone: (312) 621-0397
                                  Facsimile: (312) 621-0539


                                  Notice Address

                                  Address: 225 West Wacker Drive
                                           Suite 2000
                                           Chicago, IL  60606
                                  Attention: James Fayen
                                  Telephone: (312) 621-0397
                                  Facsimile: (312) 621-0539

                                  ING CAPITAL CORPORATION

                                  By:   /s/ JONATHON BANKS
                                        ------------------------------
                                  Name: Jonathon Banks
                                        ------------------------------
                                  Title: Managing Director
                                        ------------------------------



                                  Lending Office (Base Rate Loans)

                                  Address: 135 East 57th Street
                                           New York, NY  10022-2101
                                  Attention: Eileen Lynch
                                  Telephone: (212) 446-1518
                                  Facsimile: (212) 750-8934


                                  Lending Office (Offshore Rate Loans)

                                  Address: 135 East 57th Street
                                           New York, NY  10022-2101
                                  Attention: Eileen Lynch
                                  Telephone: (212) 446-1518
                                  Facsimile: (212) 750-8934


                                  Notice Address

                                  Address: 135 East 57th Street
                                           New York, NY  10022-2101
                                  Attention: Eileen Lynch
                                  Telephone: (212) 446-1518
                                  Facsimile: (212) 750-8934

                                  THE LONG-TERM CREDIT BANK OF JAPAN,
                                  LTD., CHICAGO BRANCH

                                  By:   /s/ RICHARD E. STAHL
                                        ------------------------------
                                  Name:  Richard E. Stahl
                                        ------------------------------
                                  Title: Senior Vice President
                                            and Joint General Manager
                                        ------------------------------
                                  Lending Office (Base Rate Loans)

                                  Address: 190 South LaSalle Street
                                           8th Fl
                                           Chicago, IL  60606
                                  Attention: Kenneth Loveless
                                  Telephone: (312) 704-1700
                                  Facsimile: (312) 704-8505


                                  Lending Office (Offshore Rate Loans)

                                  Address: 190 South LaSalle Street
                                           8th Fl
                                           Chicago, IL  60606
                                  Attention: Kenneth Loveless
                                  Telephone: (312) 704-1700
                                  Facsimile: (312) 704-8505



                                  Notice Address

                                  Address: 190 South LaSalle Street
                                           8th Fl
                                           Chicago, IL  60606
                                  Attention: Kenneth Loveless
                                  Telephone: (312) 704-1700
                                  Facsimile: (312) 704-8505

                                  THE MITSUBISHI TRUST & BANKING CORP.

                                  By:   /s/ MASAAKI YAMAGISHI
                                        ------------------------------
                                  Name: Masaaki Yamagishi
                                        ------------------------------
                                  Title: Chief Manager
                                        ------------------------------


                                  Lending Office (Base Rate Loans)

                                  Address: 311 South Wacker Drive
                                           Suite 6300
                                           Chicago, IL  60606
                                  Attention: John Page, Jr.
                                  Telephone: (312) 408-6004
                                  Facsimile: (312) 663-0863


                                  Lending Office (Offshore Rate Loans)


                                  Address: 311 South Wacker Drive
                                           Suite 6300
                                           Chicago, IL  60606
                                  Attention: John Page, Jr.
                                  Telephone: (312) 408-6004
                                  Facsimile: (312) 663-0863

                                  Notice Address

                                  Address: 311 South Wacker Drive
                                           Suite 6300
                                           Chicago, IL  60606
                                  Attention: John Page, Jr.
                                  Telephone: (312) 408-6004
                                  Facsimile: (312) 663-0863

                                  NATIONSBANK, N.A. (SOUTH)

                                  By:   /s/ CHRISTINA EARNSHAW
                                        ------------------------------
                                  Name:  Christina Earnshaw
                                        ------------------------------
                                  Title: Assistant Vice President
                                        ------------------------------

                                  Lending Office (Base Rate Loans)

                                  Address: 600 Peachtree Street NE
                                           21st FL
                                           Atlanta, GA  30308-2213
                                  Attention: Jeffrey Seavey
                                  Telephone: (404) 607-4063
                                  Facsimile: (404) 607-6318

                                  Lending Office (Offshore Rate Loans)

                                  Address: 600 Peachtree Street NE
                                           Atlanta, GA  30308-2213
                                  Attention: Chris Chaffee
                                  Telephone: (404) 388-1043
                                  Facsimile: (404) 386-8694


                                  Notice Address

                                  Address: 600 Peachtree Street NE
                                           21st FL
                                           Atlanta, GA  30308-2213
                                  Attention: Jeffrey Seavey
                                  Telephone: (404) 607-4063
                                  Facsimile: (404) 607-6318

                                  ROYAL BANK OF SCOTLAND

                                  By:   /s/ DEREK BONNAR
                                        ------------------------------
                                  Name: Derek Bonnar
                                        ------------------------------
                                  Title: Vice President
                                        ------------------------------


                                  Lending Office (Base Rate Loans)

                                  Address: 88 Pine Street, 26th FL
                                           New York, New York  10005
                                  Attention: David Dougan
                                  Telephone: (212) 269-0938
                                  Facsimile: (212) 269-8929


                                  Lending Office (Offshore Rate Loans)

                                  Address: 88 Pine Street, 26th FL
                                           New York, New York  10005
                                  Attention: David Dougan
                                  Telephone: (212) 269-0938
                                  Facsimile: (212) 269-8929

                                  Notice Address

                                  Address: 88 Pine Street, 26th FL
                                           New York, New York  10005
                                  Attention: David Dougan
                                  Telephone: (212) 269-0938
                                  Facsimile: (212) 269-8929

                                   SANWA BANK

                                  By:   /s/ RICHARD H. AULT
                                        ------------------------------
                                  Name: Richard H. Ault
                                        ------------------------------
                                  Title: Vice President
                                        ------------------------------

                                  Lending Office (Base Rate Loans)

                                  Address: 10 South Wacker Drive
                                           31st Floor
                                           Chicago, IL  60606
                                  Attention: Richard Ault
                                  Telephone: (312) 368-3011
                                  Facsimile: (312) 346-6677


                                  Lending Office (Offshore Rate Loans)

                                  Address: 10 South Wacker Drive
                                           31st Floor
                                           Chicago, IL  60606
                                  Attention: Richard Ault
                                  Telephone: (312) 368-3011
                                  Facsimile: (312) 346-6677




                                  Notice Address


                                  Address: 10 South Wacker Drive
                                           31st Floor
                                           Chicago, IL  60606
                                  Attention: Richard Ault
                                  Telephone: (312) 368-3011
                                  Facsimile: (312) 346-6677

                                  SOCIETE GENERALE

                                  By:   /s/ LAURA HOPE
                                        ------------------------------
                                  Name:  Laura Hope
                                        ------------------------------
                                  Title: Vice President
                                        ------------------------------


                                  Lending Office (Base Rate Loans)

                                  Address: 1221 Avenue of the Americas
                                           New York, NY  10020
                                  Attention: Laura Hope
                                  Telephone: (212) 278-7154
                                  Facsimile: (212) 278-7153


                                  Lending Office (Offshore Rate Loans)

                                  Address: 1221 Avenue of the Americas
                                           New York, NY  10020
                                  Attention: Laura Hope
                                  Telephone: (212) 278-7154
                                  Facsimile: (212) 278-7153

                                  Notice Address

                                  Address: 1221 Avenue of the Americas
                                           New York, NY  10020
                                  Attention: Laura Hope
                                  Telephone: (212) 278-7154
                                  Facsimile: (212) 278-7153

                                  STAR BANK, N.A.

                                  By:    /s/ NANCY J. CRACOLICE
                                        ------------------------------
                                  Name: Nancy J. Cracolice
                                        ------------------------------
                                  Title: Vice President
                                        ------------------------------

                                  Lending Office (Base Rate Loans)

                                  Address: 425 Walnut Street
                                           Mail Location 9150
                                           Cincinnati, OH  45201
                                  Attention: Cathy Siegel
                                  Telephone: (513) 632-4032
                                  Facsimile: (513) 632-2536


                                  Lending Office (Offshore Rate Loans)

                                  Address: 425 Walnut Street
                                           Mail Location 9150
                                           Cincinnati, OH  45201
                                  Attention: Cathy Siegel
                                  Telephone: (513) 632-4032
                                  Facsimile: (513) 632-2536

                                  Notice Address

                                  Address: 425 Walnut Street
                                           Mail Location 9150
                                           Cincinnati, OH  45201
                                  Attention: Cathy Siegel
                                  Telephone: (513) 632-4032
                                  Facsimile: (513) 632-2536

                                  THE SUMITOMO BANK, LIMITED

                                  By:   /s/ H.W. REDDING
                                        ------------------------------
                                  Name:  H.W. Redding
                                        ------------------------------
                                  Title: Vice President & Manager
                                        ------------------------------

                                  By:   /s/ THOMAS A. GARZA
                                        ------------------------------
                                  Name: Thomas A. Garza
                                        ------------------------------
                                  Title: Vice President
                                        ------------------------------

                                  Lending Office (Base Rate Loans)

                                  Address: 233 S. Wacker Drive
                                           Suite 5400
                                           Chicago, IL  60606
                                  Attention:  Brian Cushing
                                  Telephone:  (312) 993-6253
                                  Facsimile:  (312) 993-6255

                                  Lending Office (Offshore Rate Loans)

                                  Address: 233 S. Wacker Drive
                                           Suite 5400
                                           Chicago, IL  60606
                                  Attention:  Brian Cushing
                                  Telephone:  (312) 993-6253
                                  Facsimile:  (312) 993-6255

                                  Notice Address

                                  Address: 233 S. Wacker Drive
                                           Suite 5400
                                           Chicago, IL  60606
                                  Attention:  Brian Cushing
                                  Telephone:  (312) 993-6253
                                  Facsimile:  (312) 993-6255

                                  VAN KAMPEN AMERICAN CAPITAL PRIME RATE
                                  INCOME TRUST

                                  By:   /s/ JEFFREY W. MAILLET
                                        ------------------------------
                                  Name: Jeffrey W. Maillet
                                        ------------------------------
                                  Title: Sr. Vice President
                                            - Portfolio Manager
                                        ------------------------------

                                  Lending Office (Base Rate Loans)

                                  Address: One Parkview Plaza
                                           Oakbrook Terrace, IL  60181
                                  Attention: Jeffrey Maillet
                                  Telephone: (708) 684-6438
                                  Facsimile: (708) 684-6740


                                  Lending Office (Offshore Rate Loans)

                                  Address: One Parkview Plaza
                                           Oakbrook Terrace, IL  60181
                                  Attention: Jeffrey Maillet
                                  Telephone: (708) 684-6438
                                  Facsimile: (708) 684-6740

                                  Notice Address

                                  Address: One Parkview Plaza
                                           Oakbrook Terrace, IL  60181
                                  Attention: Jeffrey Maillet
                                  Telephone: (708) 684-6438
                                  Facsimile: (708) 684-6740

                                  THE YASUDA TRUST & BANKING CO., LTD.

                                  By:   /s/ KOICHIRO INOUE
                                        ------------------------------
                                  Name: Koichiro Inoue
                                        ------------------------------
                                  Title: Joint General Manager
                                        ------------------------------


                                  Lending Office (Base Rate Loans)

                                  Address: 181 West Madison Street
                                           Suite 4500
                                           Chicago, IL  60602
                                  Attention: Charles Hagel
                                  Telephone: (312) 683-3844
                                  Facsimile: (312) 683-3899


                                  Lending Office (Offshore Rate Loans)


                                  Address: 181 West Madison Street
                                           Suite 4500
                                           Chicago, IL  60602
                                  Attention: Charles Hagel
                                  Telephone: (312) 683-3844
                                  Facsimile: (312) 683-3899


                                  Notice Address

                                  Address: 181 West Madison Street
                                           Suite 4500
                                           Chicago, IL  60602
                                  Attention: Charles Hagel
                                  Telephone: (312) 683-3844
                                  Facsimile: (312) 683-3899